Exhibit 10.10

401 North Broad Street

Philadelphia, Pennsylvania

THIS AGREEMENT OF LEASE (“Lease”) is made this 12TH day of APRIL 1984, by (i) BROAD AND NOBLE ASSOCIATES, INC. (hereinafter referred to as “Landlord”) and (ii) SUNGARD SERVICES COMPANY (hereinafter referred to as “Tenant”).

WHEREAS, Landlord is the owner of a building located at 401 NORTH BROAD STREET, PHILADELPHIA, PA 19108, and more particularly described in Exhibit A (the “Building”); and

WHEREAS, Tenant desires to lease space in the Building and Landlord is willing to rent Tenant space in the Building, upon the terms, conditions, covenants and agreements set forth herein.

NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

The Premises

1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements hereinafter provided, the *6TH floor of the Building (such space being hereinafter referred to as the “premises”). The premises are outlined in red on Exhibit A attached hereto and made a part hereof. The lease of the premises includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building, but includes no other right not specifically set forth herein. Landlord shall finish the premises as set forth in Exhibit B attached hereto and made a part hereof. It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the premises except as set forth in Exhibit B.

*SEE PARAGRAPH 25, SUBPARAGRAPH 2 OF RIDER WHICH IS ANNEXED HERETO AND MADE A PART HEREOF

Term

2. The term of this Lease (hereinafter referred to as the “term”) shall be for a period commencing on JUNE 1, 1984 (The “Lease Commencement Date”) and expiring at midnight on DECEMBER 31, 1993 (the “Lease Expiration Date”). If, pursuant to the provisions of the Lease, the term of this Lease begins on a date other than the Lease Commencement Date indicated above, then Landlord shall advise Tenant in writing of such date and thereafter the Lease Commencement Date shall be such specified date. The Lease Expiration Date shall remain changed.

Rent

3. Tenant shall pay as rent for the premises the following amounts (each of which shall be considered rent and all of which are collectively referred to herein as “rent”):

SEE PARAGRAPH 24 OF RIDER WHICH IS ANNEXED HERETO AND MADE A PART HEREOF.

[INTENTIONALLY DELETED]

(b) Increases in Real Estate Taxes. Tenant shall pay to Landlord SEVEN AND ONE HALF percent (7.5%) (being the approximate and agreed upon proportion which the floor area of the premises bears to the total rentable floor area above grade of the Building) of the increase in real estate taxes (including special assessments, if any, and any other taxes now or hereafter imposed which are in the nature of or in substitution for real estate taxes) levied on the Building and the land on which the Building is situated (the “Land”) over the “Base Real Estate Taxes”. For purposes hereof, the Base Real Estate Taxes are the annual real estate taxes levied on the later of (i) the calendar year 1984 or (ii) the calendar year of the Lease Commencement Date. At any time or times after the year in which the Base Real Estate Taxes are determined, Landlord may submit to Tenant a statement of Landlord’s estimate of any such tax increase over the Base Real Estate Taxes and within thirty (30) days after delivery of such statement (including any statement delivered after the expiration or termination of this Lease), and each month thereafter, Tenant shall pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant’s aforesaid percentage of such increase in annual real estate taxes. Within ninety (90) days after the expiration of each calendar year in which Tenant’s monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant Landlord shall submit, a statement showing the determination of the total increase and Tenant’s proportionate share of such increase. If such statement shows that Tenant’s monthly payments pursuant to this paragraph exceeded Tenant’s share of the actual increase incurred for the preceding calendar year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant’s share of Landlord’s actual increase exceeded Tenant’s monthly payments for the preceding calendar year, then Tenant shall immediately pay the total amount of such deficiency to Landlord. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant’s share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease Expiration Date as the numerator, and with 365 as the denominator.

SEE ARTICLE 29 BELOW

(c) Increase in Operating Costs. Tenant shall pay to Landlord SEVEN AND ONE HALF percent (7.5%) (being the approximate and agreed upon proportion the floor area of the premises bears to the total rentable office floor area above grade of the Building) of the increase during the term of this Lease in Annual Operating Charges (as hereinafter defined) over the Base Operating Charges (as hereinafter defined). The Annual Operating Charges are hereby defined as the sum of the following costs and expenses: (i) gas, electricity, water, sewer and other utility charges (including surcharges) of whatever nature, (ii) insurance, (iii) building personnel costs, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other building personnel, (iv) costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, window, janitorial and general cleaning, security services, and

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management fee, (v) all other maintenance and repair expenses and supplies which are deducted by Landlord in computing its Federal income tax liability, (vi) any other costs and expenses (i.e. items which are not capital improvements) incurred by Landlord in operating the Building, including ground rent, if any, and (vii) the cost of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building. If, after determination of the Base Operating Charges, Landlord installs energy saving devices designed to reduce the level of consumption of one or more utility services provided in the Building, then for purposes of subsection (i) of this ¶3(c), the charges for each such affected utility service shall be the lesser of either the actual cost of such utility service plus the amortized cost of purchasing and installing the energy saving device (as used by Landlord for federal income tax purposes), or the present cost of providing the same level of such utility service as was consumed in the twelve (12) month period immediately preceding the installation of the energy saving device(s) (level of service multiplied by present rate charges for such service). In the event that any business, rent or other taxes which are now or hereafter levied upon Tenant’s use or occupancy of the premises or Tenant’s business at the premises or on Landlord by virtue of Tenant’s occupancy of the premises, are enacted, changed or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, any and all such taxes shall be deemed to be a part of the Annual Operating Charges and Tenant shall pay the taxes that would otherwise be imposed on it to Landlord. Annual Operating Charges shall not include (i) principal or interest payments on any mortgages, deeds of trust or other financing encumbrances, (ii) leasing commissions payable by Landlord, (iii) deductions for depreciation of the Building or (iv) capital improvements which are not deducted by Landlord in computing its Federal income tax liability. The Base Operating Charges are hereby defined as the Annual Operating Charges for the later to occur of (i) the calendar year in which the Lease Commencement Date occurs or (ii) calendar year 1984. At any time or times after the year in which the Base Operating Charges are determined, Landlord may submit to Tenant an estimate of the increase of the Annual Operating Charges over the Base Operating Charges and within thirty (30) days after the delivery of such statement, and each month thereafter, Tenant will pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12th) of the amount determined to be Tenant’s aforesaid percentage of the increases in Annual Operating Charges. Within ninety (90) days after the expiration of each calendar year in which the Tenant’s monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant, Landlord shall submit, a statement showing the determination of the total increase and Tenant’s proportionate share of such increase. If such statement shows that Tenant’s monthly payments pursuant to this paragraph exceeded Tenant’s share of the actual increase incurred for the preceding calendar year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant’s share of Landlord’s actual increase exceeded Tenant’s monthly payments for the preceding calendar year, then Tenant shall pay the total amount of such deficiency to Landlord. Such deficiency shall constitute additional rent hereunder due and payable with the first monthly installment of rent due after rendition of said statement, or if payments have been accelerated pursuant to ¶17(b) (iv) below, within ten (10) days after rendition of such statement. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant’s share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease Expiration Date as the numerator, and with 365 as the denominator.

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SEE ARTICLE 30 BELOW

[INTENTIONALLY DELETED]

(e) Demand; Time. Each of the foregoing amounts of rent shall be paid to Landlord without demand and without deduction, set-off or counterclaim on the first (1st) day of every month during the term of this Lease. If Landlord shall at any time or times accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Landlord’s rights hereunder.

Use of Premises

4. Tenant will use and occupy the premises solely for the conduct of the following described business: OFFICE/ COMPUTER USE and only in accordance with the uses permitted under applicable zoning and other municipal regulations; without the prior written consent of Landlord, the premises will not be used for any other purpose. Tenant will not use or occupy the premises for any unlawful purposes, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the City of Philadelphia, and any other public or quasi-public authority having jurisdiction over the premises.

SEE ARTICLE 31 BELOW

Assignment and Subletting

5. (a) Landlord’s Consent Required. Tenant (or its representatives successors, or assigns) will not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit occupancy or use of( the premises, or any part thereof, without obtaining the prior written consent of Landlord, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord.

(b) Prerequisites to Sublease. Landlord shall not unreasonably withhold its consent hereunder to any sublease by Tenant, provided that all of the following conditions are met:

(i) Tenant must first notify Landlord, in writing, of any proposed sublease, at least ninety (90) days prior to the effective date of such proposed sublease. Such notice must include a copy of the proposed sublease.

(ii) The subtenant must have a credit rating satisfactory to Landlord (in Landlord’s sole but reasonable judgment).

(iii) The sublease must be specifically subject and subordinate to this Lease, require that any subtenant must abide by all of the terms of this Lease, and provide that any termination of this Lease shall extinguish the sublease as well.

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(iv) The rent per square foot for any subleased space shall be no less than the rate being charged Tenant for the premises. If the rent per square foot for the subleased space exceeds the rate being charged Tenant for the premises, or Tenant receives any other consideration in addition to the rent for the subleased space, the sublease must provide that one-half of the amount of such excess and/or additional consideration be paid to Landlord each month as additional rent under this Lease due and payable on the first day of each month.

(v) The subtenant may not change the use of the premises, or propose to conduct its business in a manner which, in Landlord’s sole* judgment, is not appropriate for a building in Downtown Philadelphia. *BUT REASONABLE

(vi) The subtenant may not be a tenant, subtenant, or other occupant of any part of the Building.

(vii) The Tenant may not be in default hereunder, or have committed two events of default during the previous twelve (12) months, whether cured or not.

(c) Option to Reclaim Premises. Landlord shall have the option to reclaim any portion of the premises which Tenant proposes to sublease, by giving written notice to Tenant within sixty (60) days of Landlord’s receipt of the notice specified in ¶5(b)(i). Upon the exercise of such option, Tenant shall surrender that portion of the premises to be reclaimed, and the rent pursuant to ¶¶3(a), 3(b), and 3(c) above shall be reduced proportionately. All other terms and conditions of this Lease shall otherwise remain in force and effect. If the portion of the premises to be sublet is inaccessible from any public hallway in the Building, Landlord may reclaim a comparable area of similar size elsewhere in the premises area; provided that Tenant shall not be required to occupy any area that is not accessible from and contiguous to the remainder of the premises. Landlord may make alterations, modifications, or improvements to the premises it deems necessary for the reclaiming of any portion of the premises.

(d) No Waiver or Release. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection of acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant (or its representatives, successors, or assigns) from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

SEE ARTICLE 32 BELOW

Maintenance by Tenant

6. (a) Obligations of Landlord and Tenant. Landlord shall maintain and repair the public portions of the Building, both exterior and interior. All bulbs, tubes and lighting fixtures for the premises shall be provided and installed by Tenant at Tenant’s cost and expense. Tenant will keep the premises and fixtures and equipment therein in clean, safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, and will, at

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the expiration or other termination of the term of this Lease, surrender the same, broom clean, in the same order and condition in which they are on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted.

(b) Damage to Premises or Building. All damage or injury to the premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant’s agents, employees, contractors, invitees or licensees, shall be repaired promptly, at Tenant’s sole cost and expense, by either Landlord, or by Tenant subject to Landlord’s direction and supervision (and in accordance with ¶7 hereof), at Landlord’s option. If Landlord gives Tenant written notice that it will be required to make such repairs, and Tenant fails within ten days of the giving of such notice to proceed with due diligence to make the required repairs, the same may be made by Landlord. All expenses incurred by Landlord in making repairs or replacements under this ¶6(b) shall be collectible as additional rent due and payable pursuant to ¶17(d) below; provided that Tenant shall not be liable hereunder to the extent that Landlord is insured for such hazards and damages under a policy containing a waiver of subrogation clause and is reimbursed by its insurer for its losses.

(c) Notice of Defective Condition. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the premises. Following such notice Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others, making or failing to make any repairs, alterations, additions, or improvements in or to a portion of the Building or the premises or in or to the fixtures, appurtenances or equipment thereof.

SEE ARTICLE 33 BELOW

Tenant Alterations

7. (a) Alterations. Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise (hereafter the “Alterations”), in or to the premises or the Building, without the prior written consent of Landlord. Any Alterations, permitted by Landlord must be done by licensed and bonded contractors or mechanics approved by Landlord (whose approval will not be unreasonably withheld), must conform to all rules and regulations established from time to time by the Underwriters’ Association of Philadelphia and conform to all requirements of the Federal and City of Philadelphia governments. Tenant (and its contractors and/or subcontractors), before making any Alteration shall obtain, at its expense, all necessary permits, certificates (including certificates of final approval upon completion) and approvals, and shall deliver duplicates of same to Landlord. Tenant will carry and will cause its contractors and subcontractors to carry, such worker’s compensation, liability, personal and property damage insurance as Landlord may require. As an additional condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics’ and

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materialmens’ liens upon the Land and Building of which the premises are a part, for all work, labor and services to be performed, and materials to be furnished, by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers who become involved in such work. If, notwithstanding the foregoing, any mechanic’s or materialmen’s lien is filed against the premises, the Building and or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic’s or materialmen’s lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive, or release, the default of Tenant in not discharging the same. It is understood and agreed by Landlord and Tenant that any such Alterations shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall be deemed to be the “owner” (and not the “agent” of Landlord). It is further understood and agreed that in the event Landlord shall give its written consent to Tenant’s making any such Alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord’s interest in the premises, the Building or the Land to any mechanic’s or materialmen’s liens which may be filed in respect of any such alteration made by or on behalf of Tenant.

SEE ARTICLE 34 BELOW

(b) Indemnification. Tenant will indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which may or might arise directly or indirectly by reason of the making of any Alterations. If any alteration is made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work, which shall be deemed additional rent due and payable pursuant to ¶17(d) below. if Tenant is not in default in the performance of any of its obligations under this Lease, Tenant shall have the right to remove, prior to the expiration of the term of this Lease, all furniture, movable furnishings, or movable equipment installed in the premises at the expense of Tenant. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease the same shall become the property of the Landlord and shall be surrendered with the premises as part thereof; or at Landlord’s option may be removed from the premises by Landlord at Tenant’s expense.

Signs; Furnishings

8. (a) Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the outside or the inside of the Building except on the directories and the doors of offices, and then only in such place, number, size, color and style as is approved by Landlord and provided by Landlord at Tenant’s cost and expense; if any such sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal. Landlord shall have the right to prohibit any advertisement of Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality building for offices or for financial, insurance and other institutions of like nature, and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement.

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(b) Furnishings. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on plank strips to distribute the weight. Tenant shall not place a load upon any floor of the premises exceeding either the floor load per square foot area which the floor of the premises was designed to carry, or any maximum floor load allowed by law. Any and all damage or injury to the premises or the Building caused by moving the property of Tenant into, in or out of the premises, or due to the same being on the premises, shall be repaired at the sole cost and expense of Tenant, by either Landlord, or by Tenant under Landlord’s direction and supervision (and in accordance with ¶7 hereof), at Landlord’s option. No furniture, equipment or other bulky matter shall be delivered only through the designated delivery entrance of the Building. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of the Tenant’s furniture, equipment or other material there delivered or deposited.

SEE PARAGRAPH 23 OF RIDER WHICH IS ANNEXED HERETO AND MADE A PART HEREOF.

Tenant’s Equipment	[INTENTIONALLY DELETED]

Access to Premises

10. Landlord or Landlord’s agents shall have the right (but shall not be obligated) to enter the premises at any time during an emergency, and at other reasonable times, to examine the premises and to make such repairs, replacements and improvements to the premises or any portion of the Building as Landlord may deem necessary and reasonably desirable, or to perform any work or effect any repairs which Tenant is obligated to perform under this lease upon Tenant’s failure to so perform, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the premises and to erect new pipes and conduits therein. Landlord may, during the progress of any work in the premises, take all necessary materials and equipment into the premises without the same constituting an eviction. Tenant shall not be entitled to any abatement of rent while such work is in progress, or to any damages by reason of loss or interruption of business or otherwise. Through the term hereof Landlord shall have the right to enter the premises at reasonable hours for the purpose of showing the premises to prospective purchasers or mortgagees of the Building, and during the last six months of the term, Landlord may place upon the Building or adjacent land the usual “To Let” and “for Sale” notices, which Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible, by master key or by other means, provided reasonable care is exercised to safeguard Tenant’s property. Such entry shall not render Landlord or its agents liable therefor, not shall the obligations of Tenant hereunder be affected. If an excavation shall be made upon land adjacent to the premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the walls or any other part of the Building from injury or damage, and to support same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

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SEE ARTICLE 36 BELOW

Insurance

11 (a) Insurance Rating. Tenant will not conduct or permit to be conducted, any activity, or place any equipment in or about the premises or the Building, which will, in any way, increase the rate of fire insurance or other insurance on the Building; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand and any such sum shall be considered additional rent due and payable pursuant to ¶17(d) below.

(b) Liability Insurance. Tenant shall carry public liability insurance in a company or companies licensed to do business in the City of Philadelphia and approved by Landlord. Said insurance shall be in minimum amounts approved by Landlord from time to time (as set forth in the rules and regulations attached hereto as Exhibit C), shall name Landlord as an additional insured, as its interests may appear, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived his right of action against any party prior to the occurrence of a loss. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant. Each policy shall contain an endorsement that will prohibit its cancellation prior to the expiration of fifteen (15) days after notice of such proposed cancellation to Landlord.

SEE ARTICLE 37 BELOW

Services and Utilities

12. It is agreed that the Landlord will furnish reasonably adequate heat and water. The Landlord will also provide elevator service by means of automatically-operated elevators, provided, however, that the Landlord shall have the right to remove elevators from service as the same shall be required for moving freight, or for servicing or maintaining the elevators and/or the Building. The normal hours of operation of the Building are 8:00 a.m. to 6:00 p. m. Monday through Friday (except legal holidays. There are no normal hours of operation of the Building on Saturdays of Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein. One automatically operated elevator shall be subject to call at all times. It is understood and agreed that Landlord shall not be liable for failure to furnish, or for delays, suspensions or reduction in furnishing, any of the utilities or services required to be performed by Landlord caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God, Landlord’s conformance to governmental legislation, regulation, or judicial or administrative orders, or from any other cause whatsoever.

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SEE ARTICLE 38 BELOW

Liability of Landlord

13. (a) No Liability.** Landlord shall not be liable to Tenant, its employees, agents, contractors, business invitees, licensees, customers, clients, family members, or guests for any damage, compensation or claim arising from the necessity of repairing any portion of the premises or the Building, the interruption in the use of the premises, accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part of the Building, or from any other cause whatsoever. Tenant shall not be entitled to any abatement or diminution of rent as a result of any of the foregoing occurrences, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Any goods, property or personal effects, stored or placed by the Tenant in or about the premises or Building, shall be at the risk of the Tenant, and the Landlord shall not in any manner be held responsible therefor. Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures, equipment, improvements, or appurtenances removable by Tenant. It is expressly agreed that Tenant shall look to its business interruption and property damage insurance policies, and not to Landlord or its agents or employees, for reimbursement for any damages or losses incurred as a result of any of the foregoing occurrences, and that said policies must contain waiver of subrogation clauses. Should Tenant obtain a judgment against Landlord for any reason whatsoever, Tenant agrees there shall be no recovery against Landlord in excess of Landlord’s specific partnership assets. The employees of the Landlord are prohibited from receiving any packages or other articles delivered to the Building by Tenant, and if any such employee receives any such package or articles, such employee shall be the agent of the Tenant for such purposes and not of the Landlord.

**EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b) Indemnity. Tenant agrees to indemnify and hold Landlord harmless from and against any cost, damage, claim, liability or expense (including attorney’s fees) incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from the use and occupancy of the premises by Tenant or Tenant’s employees, agents, contractors, invitees, licensees, customers, clients, family members, or guests, or in any other manner which relates to the business of Tenant; provided that Tenant shall not be liable under this provision to the extent that Landlord is insured for such hazards and damages under a policy which contains a waiver or subrogation clause, and is reimbursed by its insurer for its costs, damages, claims, liabilities or expenses. Tenant’s liability under this lease extends to the acts and omissions of any subtenant and any employee, agent, contractor, invitee, licenses, customer, client, family member or guest of any subtenant. Any such costs, damage, claim, liability or expense incurred by Landlord, for which Tenant is obligated to reimburse Landlord, shall be deemed additional rent due and payable pursuant to ¶17(d) below.

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(c) Defense of any Action. In case any action or proceeding is brought against Landlord by reason of any claim under this ¶13, Tenant, upon written notice from Landlord, will at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, whose approval will not be unreasonably withheld.

Rules and Regulations

14. Tenants, its agents, employees, invitees, licensees, customers, family members and guests shall at all times abide by and observe the rules and regulations attached hereto as Exhibit C. In addition, Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall abide by and observe such other rules or regulations as may be promulgated from time to time by Landlord, with a copy sent to Tenant, for the operation and maintenance of the Building; provided, however, that the same are in conformity with common practice and usage in similar buildings and are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable by Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests. If there is any inconsistency between this Lease and the rules and regulations set forth in Exhibit C, this Lease shall govern.

Damage; Condemnation

15. (a) Damage to the Premises. If the premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, its employee, agents, licensees, customers, clients, family members or guests. Landlord shall * and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that if the premises or Building is damaged by fire or other cause to such extent that the damage cannot be fully repaired within ninety (90) days from the date of such damage, Landlord, upon written notice to Tenant, may terminate this Lease, in which event the rent shall be apportioned and paid to the date of such damage. During the period that Tenant is deprived of the use of the damaged portion of the premises, Tenant shall be required to pay rent (as set forth in ¶3) covering only that part of the premises that Tenant is able to occupy and the rent for such space shall be that portion of the total rent which the amount of square foot area remaining that can be occupied by Tenant bears to the total square foot area of the premises. All injury or damage to the premises or the Building caused by Tenant or its agents, employees, contractors, licensees, or invitees, shall be repaired at Tenant’s sole cost and expense as provided in ¶6(b) above.

* WITH DUE DILIGENCE

SEE ARTICLE 45 BELOW

(b) Condemnation. If the whole or a substantial part (as hereinafter defined) of the premises (or use or occupancy of the premises) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose

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(including sale under threat of such a taking), then the terms of this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and the rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a substantial part of the premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), the rent shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when title vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) and hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as damage as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation) or for the value of any unexpired term of the Lease or for loss of profits or moving expenses or for any other claim or cause of action. For purposes of this ¶15, a substantial part of the premises shall be considered to have been taken if more than fifty percent (50%) of the premises is unusable by Tenant as a direct result of such taking.

SEE ARTICLE 39 BELOW

Bankruptcy

16. (a) Events of Bankruptcy. The following shall be Events of Bankruptcy under this Lease.

(i) Tenant’s becoming insolvent, as that term is defined in Title II of the United States Code, entitled Bankruptcy 11 U.S.C. ¶101 et seq. (the “Bankruptcy Code”), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (“Insolvency laws”).

(ii) the appointment of a receiver or custodian for any or all of Tenant’s property or assets, or the institution of a foreclosure action upon any of Tenant’s real or personal property;

(iii) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws:

(iv) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

(v) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

(b) Landlord’s Remedies

(i) Termination of Lease. Upon the occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this ¶16(b)(i) shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustees in bankruptcy is

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unable to comply with the provisions of ¶16(v) and 16(vi) below. Otherwise this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises upon the giving of notice pursuant to this ¶l6(b)(i). Any other notice to quit, or notice of Landlord’s intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

(ii) Suit for Possession. Upon termination of this Lease pursuant to ¶l6(b)(i), Landlord may proceed to recover possession under and by virtue of the of the Laws of the State of Pennsylvania, the City of Philadelphia, or by such other proceedings, including re-entry and possession, as may be applicable.

(iii) Reletting of Premises. Upon termination of this Lease pursuant to ¶16(b)(i), the premises may be relet by Landlord for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expense, or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys’ fees, brokerage fees, and expenses of placing the premise, in first class rentable condition. Landlord in putting the premises in good order or preparing the same for remittal may, at Landlord’s option, make such alterations, repairs, or replacements in the premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of relenting the premises, and the making of such Alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the premises, or in the event that the premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

(iv) Monetary Damages. Any damage occurring or rent sustained by Landlord as a result of an Event of Bankruptcy may be recovered by Landlord, at Landlord’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease, in which event Tenant agrees to pay Landlord the difference between the present value of the rent reserved under this Lease on the date of breach, discounted at eight percent (8%) per annum, and the fair market value of the Lease on the date of breach. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this ¶16(b)(iv) may be limited by the limitations of damage provisions of the Bankruptcy Code.

(v) Assumption or Assignment by Trustee. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease pursuant to this ¶16 shall be subject to the rights of the Trustee in bankruptcy to assume or

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assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (A) promptly cures all defaults under this Lease, (B) promptly compensates Landlord for monetary damages, incurred as a result of such default, and (C) provides adequate assurance of future performance.

(vi) Adequate Assurance of Future Performance. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in ¶16(b)(v) above, shall mean that all of the following minimum criteria must be met: (A)the Trustee must pay to Landlord at the time the next payment of rent is then due under this Lease, in addition to such payment of rent, an amount equal to the next payment of rent due under this Lease, or the next three (3) months rent due under this Lease, whichever is greater, said amount to be held by Landlord in escrow until either the Trustee or Tenant defaults in its payments of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw such escrowed funds) or until the expiration or this Lease (whereupon the funds shall be returned to the Trustee or Tenant); (B) The Tenant or Trustee must agree to pay to Landlord, at any time the Landlord is authorized to and does draw on the funds escrowed pursuant to ¶16(b)(vi)(A( above, the amount necessary to restore such escrow account to the original level required by said provision; (C) Tenant must pay its estimated pro rata share of the coat of all services provided by Landlord (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Tenant) in advance of the performance or provision of such services; (D) The Trustee must agree that Tenant’s business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the premises; (E) The Trustee must agree that the use of the premises as stated in this Lease will remain unchanged; (F) The Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Building.

(vii) Failure to Provide Adequate Assurance. In the event Tenant is unable to (A) cure its defaults, (B) reimburse landlord for its monetary damages, (C) pay the rent due under this Lease, or any other payments required of Tenant under this Lease, on time (or within five (5) days of the due date), or (D) meet the criteria and obligations imposed by ¶l6(b)(vi) above, then Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with ¶16(b) above.

Default of Tenant

17. (a) Events of Default. The following shall be events of Default under this Lease;

(i) Tenant’s failure to pay any monthly (or annual) installment of rent (as required by ¶¶3 or 17(b)(iv) hereof) when due, although no legal or formal demand has been therefor;

(ii) Tenant’s failure to timely make any other payment required under this Lease, if such failure continues for a period of five (5) days after Landlord’s written notice thereof to Tenant; provided that no such notice shall be required if Landlord has sent Tenant a similar notice within one hundred eighty (180) days of such failure: or

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(iii) Tenant’s violation or failure to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continued for a period of five (5) days after Landlord’s written notice thereof to Tenant; provided that no such notice shall be required if Tenant has received a similar notice within one hundred eighty (180) days of such violation or failure.

(b) Landlord’s Remedies. Should and Event or Default occur under this Lease, Landlord may pursue any or all of the following remedies:

(i) Termination of Lease. Landlord may terminate this Lease, by giving written notice to Tenant. This Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises, upon the giving of notice pursuant to this ¶17(b)(i). Any other notice to quit, or notice of Landlord’s intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

(ii) Suit for Possession. Upon termination of this Lease pursuant to ¶17(b)(i), Landlord may proceed to recover possession under and by virtue of the provisions of the State of Pennsylvania, the City of Philadelphia, or by such other proceedings, including re-entry and possession, as may be applicable.

(iii) Reletting of Premises. Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant’s default as hereinabove provided, or if Tenant shall abandon or vacate the premises before the expiration or termination of the term of this Lease without having paid the rent for the remainder of such term, the premises may be relet by Landlord for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorney’s fees, brokerage fees, and expenses of placing the premises in first class rentable condition. Landlord, in putting the premises in good order or preparing the same for rerental may, at Landlord’s option, make such alterations, repairs, or replacements in the premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such Alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the demised premises, or in the event that the demised premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

(iv) Acceleration of Payments. If Tenant shall fail to pay the monthly installment of rent, pursuant to the terms of ¶3 of this Lease, together with any additional rent due under this Lease, within twenty (20) days of the date when each such payment is due, for three (3) consecutive months, or three (3) times in any period of four (4) consecutive months, then Landlord may, by giving written notice to Tenant: (A) declare the entire rent reserved

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under this Lease to be due and payable within ten (10) days of such notice; or (B) declare the rent reserved under this Lease for the next six (6) months (or at Landlord’s option for a lesser portion of such period) to be due and payable within ten (10) days of such notice) or (C) require an additional security deposit to be paid to Landlord within ten (10) days of such notice, in an amount not to exceed six (6) months rent; or (D) discontinue any or all services provided by Landlord to Tenant at Landlord’s expense (whether or not such costs are passed through to Tenant pursuant to ¶3) until such time as the rent due hereunder has been paid at least three (3) months in advance; or (E) remove any signs or advertising for or on behalf of Tenant at the entrance of the premises or elsewhere in the Building until such time as the rent due hereunder has been paid at least three (3) months in advance. Landlord may invoke any or all of the options provided for herein at any time an Event of Default remains uncured. In the event Landlord gives notice pursuant to this ¶17(b)(iv) and Tenant fails to comply therewith, Landlord may terminate this Lease as provided elsewhere in this ¶17(B).

(v) Monetary Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the term of this Lease in which event Tenant hereby agrees that the said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease, in which event Tenant agrees to pay Landlord the difference between the present value of the rent reserved under this Lease on the date of breach, discounted at eight percent (8%) per annum, and the fair market value of the Lease on the date of breach.

(vi) Anticipatory Breach Cumulative Remedies. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

(c) Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent here in stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement statement on any check or letter accompanying a check for payment of rent deemed an accord and satisfaction, and Landlord may accept such check payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy provided in the Lease.

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No re-entry by Landlord, and no acceptance by Landlord or keys from Tenant, shall be considered an acceptance of a surrender of the Lease. In the event it is necessary for Landlord to consult legal counsel or file suit against Tenant, Tenant shall pay any reasonable attorney’s fees incurred by Landlord, and same shall be additional rent due and payable pursuant to ¶17(d) below.

(d) Right of Landlord to Cure Tenant’s Default. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is two percent (2%) greater than the “prime rate” then in effect at Citibank, N.A. in New York City, from the date paid by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute additional rent hereunder due and payable with the first monthly installment of rent due after rendition of a statement or bill therefor, or if payments have been accelerated pursuant to ¶17(b)(iv) above, within ten (10) days after rendition of such statement or bill; provided that the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

(e) Late Payment. If Tenant fails to pay any installment of rent (in accordance with ¶3, and together with any additional rent due therewith) on or before the first (1st) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the rate per annum which is two percent (2%) greater than the “prime rate” then in effect at Citibank, N.A. in New York City from the date such installment became due and payable to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute additional rent hereunder due and payable with the next monthly installment of rent due, or payments have been accelerated pursuant to ¶17(b)(iv) above, due and payable immediately.

(f) Lien on Personal Property. Landlord shall immediately have a lien upon all the personal property of Tenant moved into the premises, as and for security for the rent and other obligations of Tenant herein provided. In order to perfect and enforce said lien, Landlord may at any time after default in the payment of rent or default of other obligations, seize and take possession of any and all personal property belonging to Tenant which may be found in and upon the premises. If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this Lease, then and in that event, Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said

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personal property as aforesaid, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any other provision of this Lease.

SEE ARTICLE 40 BELOW

Subordination Attornment

18. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now and hereafter affect such leases on the real property of which the demised premises are a part and all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lease or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. If, in connection with the obtaining, continuing or renewing of financing for which the real property of which the demised premises are a part represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this lease as a condition of such financing, Tenant will not unreasonable withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect the rights of Tenant under this lease.

If at any time prior to the expiration of the term, any underlying lease of the property of which the demised premises are a part shall terminate or be terminated for any reason, or if the holder of any superior mortgage on such underlying lease or on such real property shall become the lessee under such underlying lease or become the owner of such real property as a result of foreclosure of its mortgage or by reason of a conveyance of such real property, or if the holder of any superior mortgage shall obtain a new lease in lieu of any terminated underlying lease by foreclosure or otherwise, or shall become a mortgagee in possession of such real property, upon the occurrence of any such event Tenant agrees, at the election and upon demans of any such owner of the real property, or of any such holder of any superior mortgage (including a leashold mortgage) in possession of such real property, or of any such lessee under any other underlying lease, covering premises which include the demised premises, to attorn, from time to time, to any such owner, holder, or lessee, upon the then executory terms and conditions of the lease, provided that such owner, holder or lessee, as the case may be, shall then be entitled to possession of the demised premises. The foregoing provisions of this Article shall enure to the benefit of any such owner, holder or lessee, shall apply notwithstanding that, as a matter of law, this lease may terminate upon the termination of any underlying lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder or lessee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Article, satisfactory to any such owner, holder or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Article shall be construed to impair any right otherwise exercisable by any such owner, holder, or lessee.

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SEE ARTICLE 41 BELOW

Possession; Holding Over

19. (a) Possession. It is understood and agreed that in the event Landlord, for any reason whatsoever, cannot deliver possession of the premises to Tenant on the Lease Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage result therefrom. In such event the Lease Commencement Date shall be extended until such date that Landlord can deliver possession of the premises to Tenant, as set forth in ¶2. Any such extensions shall be subject to the terms and conditions set forth in Exhibit B hereof. No extensions of the Lease Commencement Date hereunder shall be construed to extend the term of this Lease unless Landlord expressly agrees in writing and gives Tenant notice of a new Lease Expiration Date. Rent payable under this Lease shall be abated (provided that Tenant is not responsible for the inability to obtain possession) until the new Lease Commencement Date as stated in Landlord’s notice.

(b) Holding Over. In the event that Tenant shall not immediately surrender the premises on the date of expiration of the term hereof, Tenant shall by virtue of the provisions hereof, become a tenant by the month at One Hundred Fifty percent (150%) of the monthly rent, including all additional rent, in effect during the last month of the term of this Lease, which said monthly tenancy shall commence with the first day next after the expiration of the term of this Lease. Tenant, as a monthly tenant, shall be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the premises, and Tenant shall be entitled to thirty (30) days notice to quit the premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this ¶19, in the event that Tenant shall hold over after the expiration of the term of this Lease, and if Landlord shall desire to regain possession of the premises promptly at the expiration of the term of this Lease, then at any time prior to Landlord’s acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the premises without process, or by any legal process in force in the City of Philadelphia.

Security Deposit

[INTENTIONALLY DELETED]

Covenants of Landlord

21. (a) Quiet Enjoyment. Landlord covenants that it has the right to make this Lease for the term of aforesaid, and that if Tenant shall pay the rent and perform all of the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of paragraph (b) hereof.

(b) Reservation. Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant); (i) to change the

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street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, (ii) to erect, use and maintain pipes and conduits in and through the premises, and (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant’s use or occupancy of the premises.

Miscellaneous

22. (a) No Representations by Landlord. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. The Tenant, by taking possession of the premises, shall accept the same “as is,” and such taking of possession shall be conclusive evidence that the premises and the Building are in good and satisfactory condition at the time of such taking of possession. If, prior to taking possession of the premises, Tenant inspects the premises and discovers any defects in the premises or violations of the building code or other applicable law Tenant shall not have the option of terminating this Lease but shall immediately notify Landlord in writing of such defect, or violation, and Landlord shall have sixty (60) days to cure such defect or violation, which period may be extended if such defect or violation cannot be cured in such sixty (60) day period and Landlord has taken appropriate action during such period to cure same.

(b) No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

(c) Brokers. Landlord recognized NONE as the broker procuring this Lease and shall pay said broker a commission therefore pursuant to a separate agreement between said broker and Landlord. Landlord and Tenant each represent and warrant one to another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

(d) Estoppel Certificates. Tenant agrees, at any time from time to time, upon not less than five (5) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord written statements or other documents (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, (iv) stating that this Lease is subject and subordinate to the lien of any deed or trust, mortgage, or other security instrument which may in the future encumber or affect the

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Building, and any renewals, extensions, modifications, recastings or refinancings thereof, and that if requested to do so, Tenant will attorn to a secured party or purchaser that succeeds to Landlord’s interests as a result of any foreclosure action on the Building, and (v) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord’s interest in either, or any prospective assignee or any such mortgagee.

(e) Waiver of Jury Trial. Landlord and Tenant hereby waive trail by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the premises, and/or any claim of injury or damage.

(f) Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if hand delivered (with receipt therefore), or if delivered by certified or registered mail, return receipt requested, first-class, postage prepaid, (i) if to Landlord at BROAD AND NOBLE ASSOCIATES, 401 NORTH BROAD STREET, PHILADELPHIA, PA 19108 with copy to BROAD AND NOBLE ASSOCIATES, SUITE 407, 2 OVERHILL ROAD, SCARSDALE, NY 10583 and (ii) if to Tenant, at SUNGARD SERVICE COMPANY, 401 NORTH BROAD STREET, PHILADELPHIA, PA 19108, unless notice of a change of address is given pursuant to the provisions of this article. If any notice sent by certified or registered mail is returned to the sender by the United States Post Office as undeliverable, notice shall be deemed duly given when mailed.

(g) Governing Law. This Lease shall be construed and enforced in accordance with the laws of the City of Philadelphia and State of Pennsylvania. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the premises, Tenant will obtain such permit at Tenant’s own expense.

(h) Invalidity of Particular Provisions. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(i) Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

(j) Benefit and Burden. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

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(k) Captions. The captions and headings herein are for convenience of reference only and in no way define or limit the scope or content of this Lease or any provision thereof.

(l) Entire Agreement. This Lease, together with the Exhibits attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease and the Exhibits, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

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Seal on the day and year first hereinabove written.

ATTEST

/s/ G. Kathryn Yarbough
(Corporate Seal)

LANDLORD

By:	/s/ ALLAN STILLMAN
TENANT

By:	/s/ WILLIAM J. FLOUNDERS
VICE PRESIDENT

The undersigned Broker hereby executes this Lease solely to agree to the provisions of ¶ 22(e) hereof.

BROKER

By:

23

RIDER TO LEASE AGREEMENT BETWEEN BROAD AND NOBLE ASSOCIATES AND

SUNGARD SERVICES COMPANY DATED APRIL 12, 1984

ELECTRIC CURRENT 23. (a) In addition to all rent and other charges provided for in this lease, Tenant shall pay Landlord for all electric current consumed by Tenant at the demised premises and if air-conditioning is provided to the demised premises by Landlord, for a portion (as specified below) of the electric current consumed by Landlord’s air-conditioning system. The cost to Tenant of all such electric current shall be calculated at ** as such rates may from time to time be increased or decreased by such utility company.

SEE PARAGRAPH 27 OF RIDER WHICH IS ANNEXED HERETO AND MADE A PART HEREOF.

(b) The electric current consumed by tenant at the demised premises shall be determined as follows: (i) If a meter for the demised premises shall exist or if Landlord shall at any time elect to install the same, the-electric current consumed by Tenant at the demised premises shall be measured by such meter. Any installation by Landlord of such a meter shall be performed at the expense of Tenant; or (ii) In the absence of the existence or installation of any such meter for the demised premises, the electric current consumed by Tenant thereat shall be determined on the basis of a survey, to be prepared by an electrical consultant selected by Landlord, of the electrical appliances, fixtures, equipment and machinery in the demised premises. If Landlord shall supply air-conditioning to all or any portion of the demised premises, Tenant shall pay Landlord for, in addition to the electrical current determined in accordance with (i) and (ii) above, such portion of the electric current consumed by the air-conditioning system of Landlord which serves the demised premises as is attributable to air-conditioning the demised premises. The determination of such portion shall be made by Landlord or Landlord’s electrical consultant on the basis of the area of the demised premises as compared to the area of the other portions of the building, if any, served by the same air-conditioning system, and shall to the extent practicable also take into account any use of the demised premises by Tenant which requires air-conditioning to be provided by Landlord to the demised premises in greater quantity than is required for normal office use.

(c) Payment of all amounts due hereunder from Tenant to Landlord for electric current, other than such amounts which are determined by metering, shall be made monthly in advance together with the rent under this lease. Payment of all amounts due hereunder from Tenant for electric current which are determined by metering shall be made by Tenant within ten (10) days of the date of each bill submitted by Landlord to Tenant therefor. Landlord shall bill Tenant for all such amounts determined by meters not more often than monthly.

(d) Tenant agrees that Landlord’s consultant shall have the right from time to time, during regular business hours of the day, to enter the demised premises and to examine, review and inspect the electrical appliances, equipment, fixtures, machinery and facilities therein and to prepare a survey, or a new revised electric survey, of Tenant’s electric current usage. If Tenant disputes Tenant’s electric current usage as determined by Landlord’s electrical consultant, Tenant, within fifteen (15) days of being informed of the same (and time shall be of the essence), shall notify Landlord of such dispute. Until the determination of such dispute

RIDER 1

pursuant to the procedure set forth below, Tenant shall pay for usage of electric current on the basis of such usage as determined by Landlord’s electrical consultant. In the event of any such dispute, an electrical consultant selected and paid by Tenant shall consult with Landlord’s electrical consultant as to Tenant’s electric current usage; if they shall both agree upon the same (after a further survey if necessary of Tenant’s electrical appliances, equipment, fixtures and machinery) their said agreement shall be binding upon the parties. If Landlord’s and Tenant’s consultants cannot so agree they shall jointly select a third duly qualified electrical consultant who shall determine the matter and whose decision shall be binding on both parties. Any charges of such third consultant shall be borne equally by both parties. When the amount of Tenant’s electric current usage is finally so determined, Tenant shall, upon request of Landlord, execute an agreement with Landlord confirming such amount as basis upon which Landlord shall charge Tenant for electric current used by Tenant in the demised premises until a further such survey shall be prepared and agreed to. Tenant’s failure to execute any such agreement shall not, however, release or affect Tenant’s obligation to pay for electric current in accordance with the amount of Tenant’s electric current usage as determined hereunder.

(e) Landlord shall furnish electric current to Tenant through the electrical distribution system existing in the building and the demised premises as of the date of this lease. Tenant agrees that Tenant’s use of electrical current will at no time exceed the capacity of such electric distribution system. Tenant shall not, without Landlord’s prior written consent in each instance, connect any additional fixtures, appliances, equipment or machinery (other than lamps, typewriter, and other usual small appliances having electric current requirements similar to electric typewriters) or make any alteration or addition to such electric distribution system. In the event that, at any time during the term of this lease, Tenant desires to connect or install any additional electric fixtures, equipment, appliances or machinery to the electric distribution system and such fixtures, equipment, appliances or machinery will increase Tenant’s electric current usage to an amount which exceeds the capacity of the electric distribution system serving the demised premises, Landlord, upon the written request of Tenant shall install, subject to the requirements of this Section 23(e) being satisfied, at the sole cost and expense of Tenant, any additional riser or risers (and all other equipment Landlord may deem necessary and proper in connection therewith) needed to supply Tenant’s increased electric current usage requirements, but only if such riser or risers (and other such equipment) will not cause permanent damage or injury to the demised premises or the building or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations, repairs or expenses, or interfere with or disturb other tenants or the building. Landlord may, as a condition to the installation of any additional such risers and other equipment, (i) have Landlord’s electrical consultant perform a new survey of Tenant’s electrical current usage (as estimated to be increased by the electric fixtures, equipment, appliances or machinery Tenant desires to install) and (ii) require Tenant to agree in writing to pay for electric current subsequent to the installation of such additional risers on the basis of Tenant’s electric usage as indicated in such survey.

(f) Tenant shall provide and install, at Tenant’s sole cost and expense, all lamps, tubes, bulbs, starters, ballasts, transformers and like items used or required in the demised premises.

(g) Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain if the quality or character of electric service furnished to the demised

RIDER 2

RIDER TO LEASE AGREEMENT BETWEEN BROAD AND NOBLE ASSOCIATES AND

SUNGARD SERVICES COMPANY DATED APRIL 12, 1984

premises is changed, or such service is no longer available or suitable for Tenant’s requirements, or if the supply of electric current ceases or is interrupted or reduced as a result of any cause other than Landlord’s negligence or willful default. At any time during the term hereof, Landlord may upon thirty (30) days prior written notice to Tenant discontinue furnishing electric current to the demised premises without thereby affecting this lease in any manner or otherwise incurring any liability to Tenant and Landlord shall in such case no longer be obligated to furnish electric current to the demised premises. If Landlord shall give Tenant notice of intention to cease furnishing electric current to the demised premises Tenant may contract for and receive such electric current directly from the utility company then serving the building, and if Tenant does so, Landlord shall permit Tenant, at Tenant’s sole cost, to use the portion of Landlord’s electrical distribution system then serving the demised premises to bring electric current to the demised premises to the extent that such portion of such system is available, suitable and may be safely so used, consistent with concurrent and anticipated future use of the same by Landlord and other tenants in the building; provided, however, that Tenant, at Tenant’s cost and expense, shall furnish and install at such location in the building as Landlord shall designate, and maintain and keep in repair, any necessary metering equipment used in connection with measuring Tenant’s consumption of electric current so supplied directly to Tenant by such utility company and any necessary additional panel boards, feeders, riser, wiring and other conductors and equipment which may be required to enable Tenant to obtain such electric current.

24. BASIC RENT -

(a) For the period commencing June 1, 1984 and expiring December 31, 1984 the sum of $269,106.66 annually, payable in equal monthly installments, in advance, of $22,425.56 each; and

(b) For the period commencing January 1, 1985 and expiring December 31, 1985 the sum of $289,362.00 annually, payable in equal monthly installments, in advance, of $24,113.50 each; and

(c) For the period commencing January 1, 1986 and expiring December 31, 1986 the sum of $289,362.00 annually, payable in equal monthly installments, in advance, of $24,113.50 each; and

(d) For the period commencing January 1, 1987 and expiring December 31, 1987 the sum of $385,816.00 annually, payable in equal monthly installments, in advance, of $32,151.33 each; and

(e) For the period commencing January 1, 1988 and expiring December 31, 1988 the sum of $434,043.00 annually, payable in equal monthly installments, in advance, of $36,170.25 each; and

RIDER 3

(f) For the period commencing January 1, 1989 and expiring December 31, 1989 the sum of $530,497.00 annually, payable in equal monthly installments, in advance, of $44,208.08 each; and

(g) For the period commencing January 1, 1990 and expiring December 31, 1990 the sum of $578,724.00 annually, payable in equal monthly installments, in advance, of $48,227.00 each; and

(h) For the period commencing January 1, 1991 and expiring December 31, 1991 the sum of $578,724.00 annually, payable in equal monthly installments, in advance, of $48,227.00 each; and

(i) For the period commencing January 1, 1992 and expiring December 31, 1992 the sum of $578,724.00 annually, payable in equal monthly installments, in advance, of $48,227.00 each; and

(j) for the period commencing January 1, 1993 and expiring December 31, 1993 the sum of $578,724.00 annually, payable in equal monthly installments, in advance, of $48,227.00 each.

The first payment is to be made upon the signing of this Lease by Tenant, and the second and subsequent monthly payments are to be made on the first day of each and every calendar month (beginning with the second month) during the term hereof. Tenant will pay said rent to Landlord, at the office of Landlord or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant.

25. This lease agreement replaces the lease agreements dated August 10, 1978 (for Space A on Exhibit A attached hereto) and June 24, 1980 (for Space B on Exhibit A attached hereto) whose terms are January 1, 1979 through September 30, 1987 (with the exercise of a 21 month option extending lease beyond December 31, 1985) and July 1, 1980 through September 30, 1987 respectively.

Also included under the terms and conditions of this Lease, pertaining to rent and all other payments due Landlord, only, is the space currently under agreement of sublease dated June 14, 1977 between Philadelphia Clearing House Association and Sun Information services (for Space C on Exhibit A attached hereto), whose term is July 1, 1978 through September 30, 1987. All other terms and conditions of the sublease agreement between Philadelphia Clearing House Association and Sun Information Services will remain in full force and effect through the expiration of said sublease agreement an September 30, 1987 at which time said space (Space C on Exhibit A) will automatically, and without further modification of this agreement between Broad and Noble Associates and Sungard Services Company, become incorporated into all the terms and conditions of this agreement of lease. (See Article 42 Below)

RIDER 4

RIDER TO LEASE AGREEMENT BETWEEN BROAD AND NOBLE ASSOCIATES AND

SUNGARD SERVICES COMPANY DATED APRIL 12, 1984

26. Upon commencement of this Lease, Sun Information Services leases dated August 10, 1978 and June 24, 1980 (including both Lease Amendment No. 1 and Lease Amendment No. 2 to the June 30, 1980 Lease) will be terminated with the exception of the following:

a) Any outstanding monetary obligation of Tenant to Landlord, including, but not limited to, Rent, Electric, and any pro-rata share of escalations through the commencement date of this new Lease, will remain the obligation of Tenant.

b) Removal of the wall closing off access to the sixth floor from the Callowhill Street bank of elevators will remain the obligation of Tenant.

c) Landlord retains possession of the 420 square foot area of space surrendered by Tenant under Lease Amendment No. 2 to Lease dated June 24, 1980.

27. The electric current consumed by Tenant for all operations at the demised premises shall be measured by meters. Tenant shall pay for such electric current at the High Tension Rate charged by Philadelphia Electric Company. Billing will be determined as two separate bills, each at the High Tension Rate, and invoiced together. The first of the two groups of meters to be billed will cover Spaces A and C while Space B will be metered and billed as the second group. Any installation by Landlord of meters for measuring Tenant’s electric consumption shall be performed at the expense of Tenant.

28. Landlord agrees that Landlord shall not discontinue the furnishing of electrical current to the demised premises unless required so to do by the utility company servicing electricity to the building or pursuant to any statute hereinafter enacted with respect thereto. In the event that such service shall be discontinued as aforesaid, the parties agree that they shall cooperate with each other for the purpose of obtaining electrical service either by direct agreement between the Tenant and the public utility company supplying such service or otherwise and if such alternate service cannot by obtained, Tenant may terminate this Lease upon thirty (30) days written notice to the Landlord.

29. Notwithstanding Article 3(b) above, Landlord shall pay all real estate taxes, assessments and other charges which may be levied against the building of which the demised premises are a part, and shall make all payments required to be made under the terms of any mortgage made by Landlord which is now or hereafter a lien on the demised premises. Nothing in this paragraph shall be construed as relieving the Tenant of his obligation to pay Real Estate taxes due for the demised premises.

30. (a) Notwithstanding the foregoing, “Operating Cost” shall not include expenditures for any of the following:

(i) Repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that landlord shall receive proceeds of such insurance.

(ii) Advertising expenses, and other costs incurred in leasing or procuring new tenants.

RIDER 5

RIDER TO LEASE AGREEMENT BETWEEN BROAD AND NOBLE ASSOCIATES AND

SUNGARD SERVICES COMPANY DATED APRIL 12, 1984

(iii) Repairs or rebuilding necessitated by condemnation.

(iv) Taxes which are described in Article 3 of the lease.

(b) If Landlord shall eliminate the payment of any wages or other labor costs or otherwise reduce Operating Cost as a result of the installation of new devices or equipment, or by any other means, then in computing the Operating Cost the corresponding items shall be deducted from the Operating Costs for the Base Operating Cost Year and Operating Cost Year.

(c) Tenant shall have the right to audit Landlord’s statements of Operating Costs at Tenant’s own cost and expense and in connection therewith, to review Landlord’s books of account as same may relate to said statements of Operating Costs. Any such audit by Tenant shall be carried out within twelve (12) months of the delivery of the statements of Operating Costs for the preceding year and shall be conducted by Tenant’s auditors at Landlord’s offices during normal business hours and pursuant to reasonable advance notice.

31. Article 4 of the Lease is hereby modified by adding to the third line thereof after the word “use”, “and general business purposes (other than manufacturing) and storage (other than the storage of toxic or dangerous materials, the storage or which is expressly prohibited)”.

32. (a) Article 5(b)(i) is hereby modified by striking from the second line thereof the words “ninety (90)” and replacing them with the words “thirty (30)”.

(b) Notwithstanding Article 5 above, this Lease may be assigned, or the demised premises may be sublet, in whole or in part, to any corporation into or with which Tenant may be merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent or successor of Tenant, or of a corporation into or with which Tenant may be merged or consolidated, or to a partnership, the majority interest in which shall be owned by stockholders of Tenant or of any such corporation.

(c) Landlord acknowledges and consents to the two (2) existing subleases (“First Sungard Center Sublease Agreement” and “Second Sungard Center Sublease Agreement”) between Tenant and Sun Company Information Systems, Inc., dated January 10, 1983. Said Subleases cover approximately 1,240 square feet, to be used by Sun Company Information Systems, Inc., for operation of telephone switching facilities presently installed in the Subleased premises. It is understood and agreed that Tenant (Sungard Services Company) assumes full responsibility under the terms and conditions of this agreement for said sublet space for the term of this agreement and any subsequent renewal which encompasses said space.

33. Tenant shall take good care of the demised premises and shall make all repairs necessitated by its misuse of the property. Landlord will maintain and keep in repair (and will put into repair where necessary) the walls, foundations and roof of the building, the plumbing, heating and electrical system, and other installation(s) serving more than one tenant of said building, and will make all other repairs except those required to be made by Tenant.

RIDER 6

RIDER TO LEASE AGREEMENT BETWEEN BROAD AND NOBLE ASSOCIATES AND

SUNGARD SERVICES COMPANY DATED APRIL 12, 1984

Tenant shall maintain and keep in good order the halls and bathrooms on the 6th Floor which are all part of the demised premises as well as the fixtures and appurtenances therein. Tenant shall have no obligation to maintain the sewer or water pipes servicing the aforesaid bathrooms except those portions of said sewer pipes as are contained within said bathrooms, except for sewer blockage caused by Tenant.

34. Anything to the contrary herein notwithstanding, Tenant, subject to the provisions otherwise contained in Article 7 above, may at Tenant’s expense make alterations to the demised premises of a non-structural nature. Tenant must first, however, submit to Landlord, for Landlord’s written approval, which will not be unreasonably withheld, plans and specifications for any and all non-structural alterations.

After obtaining the consent of Landlord Tenant may install such equipment and fixtures in the demised premises as are necessary or appropriate for its use and occupancy thereof, and all such equipment and fixtures shall remain the property of Tenant and may be removed by Tenant at any time prior to the termination of this lease; provided, however, that Tenant, at Tenant’s expense, shall repair any damage to the demised premises caused by such removal.

35. DELETE

36. Landlord agrees that Landlord, its servants, agents or representatives shall not enter the demised premises without a representative of the Tenant being present, except in cases of emergency.

37. If an additional charge to the Tenant is made by the insurer, such charge being made to name the Landlord as an Additional Insured, then Landlord shall pay such additional charges promptly upon being notified of the amount by Tenant.

38. Notwithstanding anything in Article 12 to the contrary, Landlord shall (a) provide necessary elevator services on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m., noting, however, that Tenant will be charged for the services of a freight elevator operator if one is needed for Saturday hours; (b) furnish heat to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m., noting, however, that Tenant will be charged for the cost of providing the necessary heat on Saturdays; (c) at Landlord’s expense cause to be kept clean the public halls and public portions of the building which are used in common by all tenants.

39. Anything to the contrary herein notwithstanding, subject to the provision otherwise contained in Article 15(c), Tenant and Landlord agree that if only a part of the demised premises is condemned, Tenant may cancel its lease obligations with respect to the condemned portion only as of the date that title vests in the condemnor by giving Landlord written notice of its election to do so; otherwise this Lease shall continue in force and effect, and the rent shall abate in the proportion that the area condemned bears to the entire demised premises. Tenant waives

RIDER 7

RIDER TO LEASE AGREEMENT BETWEEN BROAD AND NOBLE ASSOCIATES AND

SUNGARD SERVICES COMPANY DATED APRIL 12, 1984

all claims against Landlord by reason of the complete or partial taking of the demised premises, and agrees that the entire award shall be paid to Landlord; provided, however, that Tenant may claim, for itself and against the condemnor, all damages sustained by Tenant arising out of such taking (including the value of trade fixtures and leasehold improvements) and damages to which Tenant otherwise may be legally entitled, except damages based upon the value of the estate vested by this Lease in Tenant. Tenant further agrees that any claim that Tenant has against the condemnor must be inferior to Landlord claim.

40. No action of any kind shall be taken by Landlord against Tenant in the event of any default or violation by Tenant of any term, covenant, or provision of this Lease, other than monetary, unless Landlord has first given Tenant fifteen (15) days’ written notice of such default and Tenant has failed to remedy the same within such period if the same can be reasonably remedied within such period, if Tenant has failed to commence to remedy the same within fifteen (15) days and vigorously to carry the same to completion. Landlord extends a three (3) day grace period to Tenant in the case of the monetary default, and will give Tenant three (3) days written notice of any monetary default.

41. Tenant accepts this Lease subject and subordinate to any prior Lease or to any mortgage now or hereafter given with respect to the demised premises; provided, however, that Landlord shall cause the lessor under such prior Lease and the holder of such mortgage to agree in writing that Tenant’s possession of the demised premises will not be disturbed or in any way interfered with as long as Tenant is not in default hereunder. Landlord shall deliver to Tenant promptly after the execution of this Lease non-disturbance agreements in conformity with the foregoing.

42. Article 25 of the Lease is modified by adding the following as a third paragraph:

“It is expressly understood that the Basic Rent for the period commencing June 1, 1984 through September 30, 1987, as described in Article 24 above, includes the amount due to the Landlord as rent under terms and conditions of the Lease between Philadelphia Clearing House Association and the Landlord, and the subsequent Sublease between Philadelphia Clearing House Association and Sun Information Services.”

43. The Lease is amended by adding thereto a new Article 43 as follows:

“Tenant shall have the right upon the following terms and conditions to install, and to maintain where already installed, air conditioning equipment on the portion of the roof of the building adjacent to the demised premises (the “Roof”) provided:

(a) such air conditioning equipment shall be installed on area of the Roof approved by Landlord;

RIDER 8

RIDER TO LEASE AGREEMENT BETWEEN BROAD AND NOBLE ASSOCIATES AND

SUNGARD SERVICES COMPANY DATED APRIL 12, 1984

(b) such air conditioning equipment shall not put any unsafe load or burden on the Roof and shall be installed and maintained in accordance with the other provisions of this Lease including, without limitations, the provisions of Articles 6 and 7 thereof;

(c) notwithstanding anything contained to the contrary in this Lease, Tenant shall make and pay for all structural alterations, installations and repairs required in connection with the installation and maintenance of such air conditioning equipment and repair all damage to the building or any part thereof including, without limitation, the Roof and/or the property or premises of other tenants in the building, whether structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, which damage shall be occasioned by either the installation, maintenance or removal of such air conditioning equipment.”

44. Except as hereinbefore specifically modified and amended, all of the other terms, covenants and conditions of the Lease shall remain in full force and effect.

45. It is understood and agreed that either Landlord or Tenant shall have the right to terminate this Lease upon written notice to the other in the event repairs of damage from fire or other causes have not commenced within 90 days from the date of such damage.

IN WITNESS WHEREOF, the parties hereto have executed this Rider or Lease as of the day and year first above written.

Landlord:

Broad and Noble Associates, Inc.

By:	/s/ ALLAN STILLMAN

Title:	PRESIDENT

Tenant:

SUNGARD Services Company

By:	/s/ WILLIAM J. FLOUNDERS

Title:	VICE PRESIDENT

RIDER 9

EXHIBIT C

RULES AND REGULATIONS

Reference is made to a certain Agreement of Lease dated April 12, 1984, (the “Lease”) to which these rules and regulations are attached. Definition of terms are set forth in the Lease.

The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any continuing violation of these rules and regulations by Tenant, after notice from Landlord, shall be sufficient cause for termination of the Lease, at the option of Landlord.

Landlord may, upon request by any tenant, waive the compliance by such tenant to any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant’s failure to comply with any such rule or regulation.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises and if the premises are situated on the ground floor of the Building, the tenant thereof shall, at said tenant’s own expense, keep the sidewalks and curb directly in front of premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were instructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

5. There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the premises visible from public areas of the Building. Tenant shall not construct, maintain, use or operate within the premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the premises.

6. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the premises, and no cooking (except for hot-plate cooking by Tenant’s employees for their own consumption, the location and equipment of which is first approved by Landlord) shall be done or permitted by any tenant on the premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the premises.

7. No tenant shall make any unseemingly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

8. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the premises.

9. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof. Tenant’s key system shall be separate from that for the rest of the Building.

10. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease.

11. No tenant shall pay any employees on the premises, except those actually working for such tenant on the premises.

12. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and at any hour, Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omissions of such persons.

13. The premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

14. Each tenant, before closing and leaving the premises at any time, shall see that all windows are closed and all lights turned off.

15. Landlord’s employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord and any such special requirements shall be billed to Tenant (and paid with the next installment of rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

16. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

17. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant’s to the Building.

18. Mats, trash or other objects shall not be placed in the public corridors.

19. Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at Tenant’s expense.

20. Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year, without notice, at Tenant’s own expense.

21. The amount of liability insurance required to be maintained by Tenant pursuant to ¶11(b) of the Lease is $500,000 for injury to one (1) person and $2 million for injury to a number of persons in a single occurrence and $100,000 for damage to property. Landlord may, from time to time require Tenant to increase its insurance coverage to an amount determined by Landlord to be satisfactory in Landlord’s sole but reasonable judgment. All such insurance policies shall contain waiver of subrogation clauses.

Initials of:

/s/ ALLAN STILLMAN
Landlord

/s/ WILLIAM J. FLOUNDERS
Tenant

WORK AGREEMENT AND ALLOWANCE

[INTENTIONALLY DELETED]

Initials of:
Landlord

/s/ WJF
Tenant

RIDER ANNEXED TO AND PART OF AGREEMENT OF LEASE DATED APRIL 12, 1984, BETWEEN BROAD & NOBLE ASSOCIATES, INC., AS LANDLORD, AND SUNGARD SERVICES COMPANY, AS TENANT, WITH RESPECT TO THE 6TH FLOOR OF PREMISES 401 NORTH BROAD STREET, PHILADELPHIA, PENNSYLVANIA.

29.	Notwithstanding Article 3(b) above, Landlord shall pay all real estate taxes, assessments and other charges which may be levied against the building of which the demised premises are a part, and shall make all payments required to be made under the terms of any mortgage made by Landlord which is now or hereafter a lien on the demised premises. Nothing in this paragraph shall be construed as relieving the Tenant of his obligation to pay Real Estate taxes due for the demised premises.

30(a)	Notwithstanding the foregoing, “Operating Cost” shall not include expenditures for any of the following:

(i)	Repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that landlord shall receive proceeds of such insurance.

(ii)	Advertising expenses, and other costs incurred in leasing or procuring new tenants.

(iii)	Repairs or rebuilding necessitated by condemnation.

(iv)	Taxes which are described in Article 3 of the lease.

(b)	If Landlord shall eliminate the payment of any wages or other labor costs or otherwise reduce Operating Cost as a result of the installation of new devices or equipment, or by any other means, then in computing the Operating Cost the corresponding items shall be deducted from the Operating Costs for the Base Operating Cost Year and Operating Cost Year.

(c)	Tenant shall have the right to audit Landlord’s statements of Operating Costs at Tenant’s own cost and expense and in connection therewith, to review Landlord’s books of account as same may relate to said statements of Operating Costs. Any such audit by Tenant shall be carried out within twelve (12) months of the delivery of the statements of Operating Costs for the preceding year and shall be conducted by Tenant’s auditors at Landlord’s offices during normal business hours and pursuant to reasonable advance notice.

31.	Article 4 of the Lease is hereby modified by adding to the third line thereof after the word “use”, “and general business purposes (other than manufacturing) and storage (other than the storage of toxic or dangerous materials, the storage of which is expressly prohibited)”.

32(a)	Article 5(b)(i) is hereby modified by striking from the second line thereof the words “ninety (90)” and replacing them with the words “thirty (30)”.

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(b)	Notwithstanding Article 5 above, this Lease may be assigned, or the demised premises may be sublet, in whole or in part, to any corporation into or with which Tenant maybe merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent or successor of Tenant, or of a corporation into or with which Tenant may be merged or consolidated, or to a partnership, the majority interest in which shall be owned by stockholders of Tenant or of any such corporation.

(c)	Landlord acknowledges and consents to the two existing subleases (“First Sungard Center Sublease Agreement” and “Second Sungard Center Sublease Agreement”) between Tenant and Sun Company Information Systems, Inc., dated January 10, 1983. Said Subleases cover approximately 1240 square feet, to be used by Sun Company Information Systems, Inc., for operation of telephone switching facilities presently installed in the Subleased premises.

33.	Tenant shall take good care of the demised premises and shall make all repairs necessitated by its misuse of the property. Landlord will maintain and keep in repair (and will put into repair where necessary) the walls, foundations and roof of the building, the plumbing, heating and electrical system, and other installation(s) serving more than one tenant of said building, and will make all other repairs except those required to be made by Tenant.

Tenant shall maintain and keep in good order the halls and bathrooms on the 6th floor which are all part of the demised premises as well as the fixtures and appurtenances therein. Tenant shall have no obligation to maintain the sewer or water pipes servicing the aforesaid bathrooms except those portions of said sewer pipes as are contained within said bathrooms, except for sewer blockage caused by Tenant.

34.	Anything to the contrary herein notwithstanding, Tenant, subject to the provisions otherwise contained in Article 7 above, may at Tenant’s expense make alterations to the demised premises of a non-structural nature without the consent of the Landlord provided Tenant prior to the performance of any work shall give written notice thereof to Landlord setting forth the nature and extend of the proposed work.

Tenant may install such equipment and fixtures in the demised premises as are necessary or appropriate for its use and occupancy thereof, and all such equipment and fixtures shall remain the property of Tenant and may be removed by Tenant at any time prior to the termination of this lease; provided, however, that Tenant, at Tenant’s expense, shall repair any damage to the demised premises caused by such removal.

35.	Article 27 of the Lease is modified by striking same in its entirety and substituting the following in place thereof:

“The electric current consumed by Tenant at the demised premises shall be measured by meters. Tenant shall pay for such electric current at the High Tension Rate charged by the Philadelphia Electric Company. Billing for all meters will be as a single bill. Any installation by Landlord of meters for measuring Tenant’s electric consumption shall be performed at the expense of Tenant.”

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36.	Landlord agrees that Landlord, its servants, agents or representatives shall not enter the demised premises without a representative of the Tenant being present, except in cases of emergency.

37.	If an additional charge to the Tenant is made by the insurer, such charge being made to name the Landlord as an Additional Insured, then Landlord shall pay such additional charges promptly upon being notified of the amount by Tenant.

38.	Notwithstanding anything in Article 12 to the contrary, Landlord shall (a) provide necessary elevator services on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (b) furnish heat to the demised premises, when and as required by law, on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (c) at Landlord’s expense cause to be kept clean the public halls and public portions of the building which are used in common by all tenants.

39.	Article 13(a) of the Lease is modified by adding to the eleventh (11) line thereof after the word “whatsoever”, “unless caused by or due to the negligence of the Landlord, its agents, servants or employees”.

40.	Article 15(a) of the Lease is modified by striking the words which begin on the ninth (9) line, “Landlord, upon written notice to Tenant, may terminate this Lease”, and inserting in place thereof “this Lease shall absolutely cease and determine as of the date of the damage”.

41.	Anything to the contrary herein notwithstanding, subject to the provision otherwise contained in Article 15(c), Tenant and Landlord agree that if only a part of the demised premises is condemned, Tenant may terminate this Lease as of the date that title vests in the condemnor by giving Landlord written notice of its election to do so; otherwise this Lease shall continue in force and effect, and the rent shall abate in the proportion that the area condemned bears to the entire demised premises. Tenant waives all claims against Landlord by reason of the complete or partial taking of the demised premises, and agrees that the entire award shall be paid to Landlord; provided, however, that Tenant may claim, for itself and against the condemnor, all damages sustained by Tenant arising out of such taking (including the value of trade fixtures and leasehold improvements) and damages to which Tenant otherwise may be legally entitled, except damages based upon the value of the estate vested by this Lease in Tenant.

42.	No action of any kind shall be taken by Landlord against Tenant in the event of any default or violation by Tenant of any term, covenant, or provision of this Lease, unless, Landlord has first given Tenant fifteen (15) days’ written notice of such default and Tenant has failed to remedy the same within such period if the same can be reasonably remedied within such period, if Tenant has failed to commence to remedy the same within fifteen (15) days and vigorously to carry the same to completion. A default in the payment of rent or other sums or charges due hereunder shall conclusively be deemed to be a default which can be remedied within such fifteen (15) day period.

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43.	Tenant accepts this Lease subject and subordinate to any prior lease or to any mortgage now or hereafter given with respect to the demised premises; provided, however, that Landlord shall cause the lessor under such prior lease and the holder of such mortgage to agree in writing that Tenant’s possession of the demised premises will not be disturbed or in any way interfered with as long as Tenant is not in default hereunder. Landlord shall deliver to Tenant promptly after the execution of this Lease non-disturbance agreements in conformity with the foregoing.

44.	Article 22(e) of the Lease is modified by adding after the word “damage” on the fifth (5) line, the words “except for personal injury or property damage”.

45.	Article 25 of the Lease is modified by adding the following as a third paragraph:

“It is expressly understood that the Basic Rent for the period commencing June 1, 1984 through September 30, 1987, as described in Article 24 above, includes the amount due to the Landlord as rent under terms and conditions of the Lease between Philadelphia Clearing House Association and the Landlord, and the subsequent Sublease between Philadelphia Clearing House Association and Sun Information Services.”

46.	The Lease is amended by adding thereto a new Article 46 as follows:

“Tenant shall have the right upon the following terms and conditions to install, and to maintain where already installed, air conditioning equipment on the portion of the roof of the building adjacent to the demised premises (the “Roof”) provided:

(a)	such air conditioning equipment shall be installed on area of the Roof approved by Landlord;

(b)	such air conditioning equipment shall not put any unsafe load or burden on the Roof and shall be installed and maintained in accordance with the other provisions of this Lease including, without limitation, the provisions of Articles 6 and 7 thereof;

(c)	notwithstanding anything contained to the contrary in this Lease, Tenant shall make and pay for all structural alterations, installations and repairs required in connection with the installation and maintenance of such air conditioning equipment and repair all damage to the building or any part thereof including, without limitation, the Roof and/or the property or premises of other tenants in the building, whether structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, which damage shall be occasioned by either the installation, maintenance or removal of such air conditioning equipment.”

47.	Except as hereinbefore specifically modified and amended, all of the other terms, covenants and conditions of the Lease shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Rider of Lease as of the day and year first above written.

Landlord:

Broad & Noble Associates, Inc.

By:

Title:

Tenant:

SUNGARD Services Company

By:

Title:

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401 North Broad Street

Philadelphia, Pennsylvania

THIS AGREEMENT OF LEASE (“Lease”) is made AS OF this 1ST day of SEPTEMBER 1986, by (i) BROAD AND NOBLE ASSOCIATES, INC. (hereinafter referred to as “Landlord”) and (ii) SUNGARD SERVICES COMPANY (hereinafter referred to as “Tenant”).

WHEREAS, Landlord is the owner of a building located at 401 NORTH BROAD STREET, PHILADELPHIA, PENNSYLVANIA and more particularly described in Exhibit A (the “Building”); and

WHEREAS, Tenant desires to lease space in the Building and Landlord is willing to rent Tenant space in the Building, upon the terms, conditions, covenants and agreements set forth herein.

NOW, THEREFORE, the parties hereto, intending legally to be bound, hereby covenant and agree as set forth below.

The Premises 1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms, conditions, covenants and agreements hereinafter provided, Suite             , located on the MEZZ floor of the Building* (such space TOGETHER being hereinafter referred to as the “premises”). The premises ** on Exhibit A attached hereto and made a part hereof. The lease of the premises includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building, but includes no other rights not specifically set forth herein. Landlord shall finish the premises as set forth in Exhibit B attached hereto and made a part hereof. It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the premises except as set forth in Exhibit B. * TOGETHER WITH THE MEZZANINE RAMP ** HATCHMARKED

Term 2. The term of this Lease (hereinafter referred to as the “term”) shall be for a period commencing on                             , 1986 (The “Lease Commencement Date”) and expiring at midnight on DECEMBER 31, 1993 (the “Lease Expiration Date”). If, pursuant to the provisions of the Lease, the term of this Lease begins on a date other than the Lease Commencement Date indicated above, then Landlord shall advise Tenant in writing of such date and thereafter the Lease Commencement Date shall be such specified date. The Lease Expiration Date shall remain unchanged.

Rent 3. Tenant shall pay as rent for the premises the following amounts (each of which shall be considered rent and all of which are collectively referred to herein as “rent”): SEE PARAGRAPH 14 OF RIDER WHICH IS ATTACHED HERETO AND MADE A PART HEREOF.

(a) Basic Rent. [INTENTIONALLY DELETED]. If the term of this Lease begins on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the fixed monthly rental for each day, payable in advance. Tenant will pay said rent to Landlord, at the office of Landlord or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant.

(b) Increases in Real Estate Taxes. Tenant shall pay to Landlord *** percent (2.73%) (being the approximate and agreed upon proportion which the floor area of the premises bears to the total rentable floor area above grade of the Building) of the increase in real estate taxes (including special assessments, if any, and any other taxes now or hereafter imposed which are in the nature of or in substitution for real estate taxes) levied on the Building and the land on which the Building is situated (the “Land”) over the “Base Real Estate Taxes”. For purposes hereof, the Base Real Estate Taxes are the annual real estate taxes levied on the later of (i) the calendar year 1986 or (ii) the calendar year of the Lease Commencement Date. At any time or times after the year in which the Base Real Estate Taxes are determined, Landlord may submit to Tenant a statement of Landlord’s estimate of any such tax increase over the Base Real Estate Taxes and within thirty (30) days after delivery of such statement (including any statement delivered after the expiration or termination of this Lease), and each month thereafter, Tenant shall pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12) of the amount determined to be Tenant’s aforesaid percentage of such increase in annual real estate taxes. Within ninety (90) days after the expiration of each calendar year in which Tenant’s monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant Landlord shall submit, a statement showing the determination of the total increase and Tenant’s proportionate share of such increase. If such statement shows that Tenant’s monthly payments pursuant to this paragraph exceeded Tenant’s share of the actual increase incurred for the preceding calendar year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant’s share of Landlord’s actual increase exceeded Tenant’s monthly payments for the preceding calendar year, then Tenant shall immediately pay the total amount of such deficiency to Landlord. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant’s share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to the Lease Expiration Date as the numerator, and with 365 as the denominator. SUBJECT TO THE PROVISIONS OF PARAGRAPH 26 BELOW. *** TWO AND SEVENTY-THREE ONE HUNDREDTHS OF A.

(c) Increase in Operating Costs. Tenant shall pay to Landlord *** percent (2.73%) (being the approximate and agreed upon proportion which the floor area of the premises bears to the total rentable office floor area above grade of the Building) of the increase during the term of this Lease in Annual Operating Charges (as hereinafter defined) over the Base Operating Charges (as hereinafter defined). The Annual Operating Charges are hereby defined as the sum of the following costs and expenses: (i) gas, electricity, water, sewer and other utility charges (including surcharges) of whatever nature, (ii) insurance, (iii) building personnel costs, including, but not limited to, salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, watchmen, porters and any other building personnel, (iv) costs of service and maintenance contracts, including, but not limited to, chillers, boilers, controls, elevators, mail chute, window, janitorial and general cleaning, security services, and management fee, (v) all other maintenance and repair expenses and supplies which are deducted by Landlord in computing its Federal income tax liability, (vi) any other costs and expenses (i.e. items which are not capital improvements) incurred by Landlord in operating the Building, including ground rent, if any, and (vii) the cost of any additional services not provided to the Building at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building. If, after determination of the Base Operating Charges, Landlord

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installs energy saving devices designed to reduce the level of consumption of one or more utility services provided in the Building, then for purposes of subsection (i) of this ¶3(c), the charges for each such affected utility service shall be the lesser of either the actual cost of such utility service plus the amortized cost of purchasing and installing the energy saving device (as used by Landlord for federal income tax purposes), or the present cost of providing the same level of such utility service as was consumed in the twelve (12) month period immediately preceding the installation of the energy saving device(s) (level of service multiplied by present rate charges for such service). In the event that any business, rent or other taxes which are now or hereafter levied upon Tenant’s use or occupancy of the premises or Tenant’s business at the premises or on Landlord by virtue of Tenant’s occupancy of the premises, are enacted, changed or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, any and all such taxes shall be deemed to be a part of the Annual Operating Charges and Tenant shall pay the taxes that would otherwise be imposed on it to Landlord. Annual Operating Charges shall not include (i) principal or interest payments on any mortgages, deeds of trust or other financing encumbrances, (ii) leasing commissions payable by Landlord, (iii) deductions for depreciation of the Building or (iv) capital improvements which are not deducted by Landlord in computing its Federal income tax liability. The Base Operating Charges are hereby defined as the Annual Operating Charges for the later to occur of (i) the calendar year in which the Lease Commencement Date occurs or (ii) calendar year 1986. At any time or times after the year in which the Base Operating Charges are determined, Landlord may submit to Tenant an estimate of the increase of the Annual Operating Charges over the Base Operating Charges and within thirty (30) days after the delivery of such statement, and each month thereafter, Tenant will pay to Landlord, as additional monthly rent, an amount equal to one-twelfth (1/12th) of the amount determined to be Tenant’s aforesaid percentage of the increases in Annual Operating Charges. Within ninety (90) days after the expiration of each calendar year in which Tenant’s monthly rent is increased pursuant to this paragraph, Landlord may submit, or upon the request of Tenant, Landlord shall submit, a statement showing the determination of the total increase and Tenant’s proportionate share of such increase. If such statement shows that Tenant’s monthly payments pursuant to this paragraph exceeded Tenant’s share of the actual increase incurred for the preceding calendar year, then Tenant may deduct such overpayment from its next payment or payments of monthly rent. If such statement shows that Tenant’s share of Landlord’s actual increase exceeded Tenant’s monthly payments for the preceding calendar year, then Tenant shall pay the total amount of such deficiency to Landlord. Such deficiency shall constitute additional rent hereunder due and payable with the first monthly installment of rent due after rendition of said statement, or if payments have been accelerated pursuant to ¶17(b) (iv) below, within ten (10) days after rendition of such statement. In the event that the Lease Expiration Date is not December 31st, the increase to be paid by Tenant for the calendar year in which the Lease Expiration Date occurs shall be determined by multiplying the amount of Tenant’s share thereof for the full calendar year by a fraction with the number of days during such calendar year prior to a Lease Expiration Date as the numerator, and with 365 as the denominator. SUBJECT TO THE PROVISION OF PARAGRAPH 27 BELOW. *** TWO AND SEVENTY-THREE ONE HUNDREDTHS OF A.

[INTENTIONALLY DELETED].

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(e) Demand; Time. Each of the foregoing amounts of rent shall be paid to Landlord without demand and without deduction, set-off or counterclaim on the first (1st) day of every month during the term of this Lease. If Landlord shall at any time or times accept rent after it shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Landlord’s rights hereunder.

Use of Premises 4. Tenant will use and occupy the premises solely for the conduct of the following described business: PARKING and only in accordance with the uses permitted under applicable zoning and other municipal regulations; without the prior written consent of Landlord, the premises will not be used for any other purpose. Tenant will not use or occupy the premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the City of Philadelphia, and any other public or quasi-public authority having jurisdiction over the premises. SUBJECT TO THE PROVISIONS OF PARAGRAPH 28 BELOW.

Assignment and Subletting 5. (a) Landlord’s Consent Required. Tenant (or its representatives successors, or assigns) will not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit occupancy or use of (the premises, or any part thereof, without obtaining the prior written consent of Landlord, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord.

(b) Prerequisites to Sublease. Landlord shall not unreasonably withhold its consent hereunder to any sublease by Tenant provided that all of the following conditions are met:

(i) Tenant must first notify Landlord, in writing, of any proposed sublease, at least THIRTY (30) days prior to the effective date of such proposed sublease. Such notice must include a copy of the proposed sublease, and an audited copy of the proposed subtenant’s most recent financial statement, prepared by a certified public accountant.

(ii) The subtenant must have a credit rating satisfactory to Landlord (in Landlord’s sole but reasonable judgment).

(iii) The sublease must be specifically subject and subordinate to this Lease, require that any subtenant must abide by all of the terms of this Lease, and provide that any termination of this Lease shall extinguish the sublease as well.

(iv) The rent per square foot for any subleased space shall be no less than the rate being charged Tenant for the premises. If the rent per square foot for the subleased space exceeds the rate being charged Tenant for the premises, or Tenant receives any other consideration in addition to the rent for the subleased space, the sublease must provide that one-half of the amount of such excess and/or additional consideration be paid to Landlord each month as additional rent under this Lease due and payable on the first day of each month.

(v) The subtenant may not change the use of the premises, or propose to conduct its business in a manner which, in Landlord’s sole * judgment, is not appropriate for a building in Downtown Philadelphia. *BUT REASONABLE

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(vi) The subtenant may not be a tenant, subtenant, or other occupant of any part of the Building.

(vii) The Tenant may not be in default hereunder, or have committed two events of default during the previous twelve (12) months, whether cured or not.

[INTENTIONALLY DELETED].

(ix) The premises shall not be subject to any other sublease. No sublease shall cover noncontiguous areas of the premises, nor without Landlord’s prior written consent require or allow the premises to be altered or partitioned.

(c) Option to Reclaim Premises. Landlord shall have the option to reclaim any portion of the premises which Tenant proposes to sublease, by giving written notice to Tenant within sixty (60) days of Landlord’s receipt of the notice specified in ¶5(b)(i). Upon the exercise of such option, Tenant shall surrender that portion of the premises to be reclaimed, and the rent pursuant to ¶¶3(a), 3(b), and 3(c) above shall be reduced proportionately. All other terms and conditions of this Lease shall otherwise remain in force and effect. If the portion of the premises to be sublet is inaccessible from any public hallway in the Building, Landlord may reclaim a comparable area of similar size elsewhere in the premises that is accessible from such hallways, and require Tenant to occupy such inaccessible area; provided that Tenant shall not be required to occupy any area that is not accessible from and contiguous to the remainder of the premises. Landlord may make any alterations, modifications, or improvements to the premises it deems necessary for the reclaiming of any portion of the premises.

(d) No Waiver or Release. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection of acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant (or its representatives, successors, or assigns) from obtaining the consent in writing of Landlord to any further assignment or subletting. In the event that Tenant defaults hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. SUBJECT TO THE PROVISIONS OF PARAGRAPH 30 BELOW.

Maintenance by Tenant 6. (a) Obligations of Landlord and Tenant. Landlord shall maintain and repair the public portions of the Building, both exterior and interior. All bulbs, tubes and lighting fixtures for the premises shall be provided and installed by Tenant at Tenant’s cost and expense. Tenant will keep the premises and fixtures and equipment therein in clean, safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, and will, at the expiration or other termination of the term of this Lease, surrender the same, broom clean, in the same order and condition in which they are on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted.

(b) Damage to Premises or Building. All damage or injury to the premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural

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or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant’s agents, employees, contractors, invitees or licensees, shall be repaired promptly, at Tenant’s sole cost and expense, by either Landlord, or by Tenant subject to Landlord’s direction and supervision (and in accordance with ¶7 hereof), at Landlord’s option. If Landlord gives Tenant written notice that it will be required to make such repairs, and Tenant fails within ten days of the giving of such notice to proceed with due diligence to make the required repairs, the same may be made by Landlord. All expenses incurred by Landlord in making repairs or replacements under this ¶6(b) shall be collectible as additional rent due and payable to ¶7(d) below; provided that Tenant shall not be liable hereunder to the extent that Landlord is insured for such hazards and damages under a policy containing a waiver of subrogation clause and is reimbursed by its insurer for its losses.

(c) Notice of Defective Condition. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in servicing or passing through the premises. Following such notice Landlord shall remedy the condition with due diligence but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others, making or failing to make any repairs, alterations, additions, or improvements in or to a portion of the Building or the premises or in or to the fixtures, appurtenances or equipment thereof. SUBJECT TO THE PROVISION OF PARAGRAPH 31 BELOW.

Tenant Alterations. 7 (a) Alterations. The original improvement of the premises by Landlord for Tenant shall be in accordance with Exhibit B attached hereto. Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise (hereafter the “Alterations”), in or to the premises or the Building, without the prior consent of Landlord. Landlord may condition its consent to any Alterations on Tenant’s agreement to restore the premises to its original condition. Any Alterations, permitted by Landlord must be done by licensed and bonded contractors or mechanics approved by Landlord (whose approval will not be unreasonably withheld), must conform to all rules and regulations established from time to time by the Underwriters’ Association of Philadelphia and conform to all requirements of the Federal and City of Philadelphia governments. Tenant (and its contractors and/or subcontractors), before making any Alteration shall obtain, at its expense, all necessary permits, certificates (including certificates of final approval upon completion) and approvals, and shall deliver duplicates of same to Landlord. Tenant will carry and will cause its contractors and subcontractors to carry such worker’s compensation, liability, personal and property damage insurance as Landlord may require. As an additional condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver Landlord written and unconditional waivers of mechanics’ and materialmens’ liens upon the Land and Building of which the premises are a part, for all work, labor and services to be performed, and materials to be furnished, by them in connection with such work signed by all contractors, subcontractors, materialmen and laborers who become involved in such work. If, notwithstanding the foregoing, any mechanic’s or materialmen’s lien is filed against the premises, the Building and or the Land, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant’s sole cost and expense, by the

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payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic’s or materialmen’s lien, Landlord may, at its option, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive, or release, the default of Tenant in not discharging the same. It is understood and agreed by Landlord and Tenant that any such Alterations shall be conducted on behalf of Tenant and not on behalf of Landlord, and that Tenant shall be deemed to be the “owner” (and not the “agent” of Landlord). It is further understood and agreed that in the event Landlord shall give its written consent to Tenant’s making any such Alterations, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord’s interest in the premises, the Building or the Land to any mechanic’s or materialmen’s liens which may be filed in respect of any such alterations made by or on behalf of Tenant. SUBJECT TO THE PROVISIONS OF PARAGRAPH 32 BELOW.

(b) Indemnification. Tenant will indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which may or might arise directly or indirectly by reason of the making of any Alterations. If any Alteration is made without the prior written consent of Landlord, Landlord may correct or remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in the performance of this work, which shall be deemed additional rent due and payable pursuant to ¶7(d) below. All Alterations in or to the premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the premises as a part thereof at the end of the term hereof without disturbance, molestation or injury; provided, however, that if Tenant is not in default in the performance of any of its obligations under this Lease. Tenant shall have the right to remove, prior to the expiration of the term of this Lease, all furniture, movable furnishings, or movable equipment installed in the premises at the expense of Tenant. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease the same shall become the property of the Landlord and shall be surrendered with the premises as a part thereof; or at Landlord’s option may be removed from the premises by Landlord at Tenant’s expense. SUBJECT TO THE PROVISIONS OF PARAGRAPH 32 BELOW.

Signs; Furnishings 8. (a) Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or otherwise displayed on any part of the outside or the inside of the Building except on the directories and the doors of offices, and then only in such place, number, size, color and style as is approved by Landlord and provided by Landlord at Tenant’s cost and expense; if any such sign, advertisement or notice is nevertheless exhibited by Tenant. Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal. Landlord shall have the right to prohibit any advertisement of Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality building for offices or for financial, insurance and other institutions of like nature, and, upon written notice from Landlord, Tenant shall immediately refrain from ant discontinue any such advertisement.

(b) Furnishings. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or fixtures, which shall, if considered necessary by the Landlord, stand on plank strips to distribute the weight. Tenant shall not place a load upon any

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floor of the premises exceeding either the floor load per square foot area which the floor of the premises was designed to carry, or any maximum floor load allowed by law. Any and all damage or injury to the premises or the Building caused by moving the property of Tenant into, in or out of the premises, or due to the same being on the premises, shall be repaired at the sole cost and expense of Tenant, by either Landlord, or by Tenant under Landlord’s direction and supervision (and in accordance with ¶7 hereof), at Landlord’s option. No furniture, equipment or other bulky matter of any description will be received into the Building or carried in the elevators except as approved by Landlord, and all such furniture, equipment, and other bulky matter shall be delivered only through the designated delivery entrance of the Building. Tenant agrees promptly to remove from the sidewalks adjacent to the Building any of the Tenant’s furniture, equipment or other material there delivered or deposited.

[INTENTIONALLY DELETED].

Access to Premises 10. Landlord or Landlord’s agents shall have the right (but shall not be obligated) to enter the premises at any time during an emergency, and at other reasonable times, to examine the premises and to make such repairs, replacements and improvements to the premises or any portion of the Building as Landlord may deem necessary and reasonably desirable, or to perform any work or effect any repairs which Tenant is obligated to perform under this lease upon Tenant’s failure to so perform, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Landlord to use and maintain and replace pipes and conduits in and through the premises and to erect new pipes and conduits therein. Landlord map, during the progress of any work to the premises, take all necessary materials and equipment into the premises without the same constituting an eviction. Tenant shall not be entitled to any abatement of rent while such work is in progress, or to any damages by reason of loss or interruption of business or otherwise. Through the term hereof, Landlord shall have the right to enter the premises at reasonable hours for the purpose of showing the premises to prospective purchasers or mortgagees of the Building, and during the last six months of the terms for the purpose of showing the premises to prospective tenants. During the last six months of the term, Landlord may place upon the Building or adjacent the usual “To Let” and “for Sale” notices, which Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premise, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible, by master key or by other means, provided reasonable care is exercised to safeguard Tenant’s property. Such entry shall not render Landlord or its agents liable therefor, nor shall the obligations of Tenant hereunder be affected. If an excavation shall be made upon land adjacent to the premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve walls or any other part of the Building from injury or damage, and to support same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

Insurance (a) Insurance Rating. Tenant will not conduct or permit to be conducted, any activity, or place any equipment in or about the premises or the Building, which will, in any way, increase the rate of fire insurance or other insurance on the Building; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the

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premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefor upon demand and any such sum shall be considered additional rent due and payable pursuant to ¶17(d) below.

(b) Liability Insurance. Tenant shall carry public liability insurance in a company or companies licensed to do business in the City of Philadelphia and approved by Landlord. Said insurance shall be in minimum amounts approved by Landlord from time to time (as set forth in the rules and regulations attached hereto as Exhibit C), shall name Landlord as an additional insured, as its interests may appear, and shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has waived his right of action against any party prior to the occurrence of a loss. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant. Each policy shall contain an endorsement that will prohibit its cancellation prior to the expiration of fifteen (15) days after notice of such proposed cancellation to Landlord.

Services and Utilities 12. It is agreed that the Landlord will furnish reasonably adequate heat and water. The Landlord will also provide elevator service by means of automatically-operated elevators, provided, however, that the Landlord shall have the right to remove elevators from service as the same shall be required for moving freight, or for servicing or maintaining the elevators and/or the Building. The normal hours of operation of the Building are 8:00 a.m. to 6:00 p.m. Monday through Friday (except legal holidays.) There are no normal hours of operation of the building on Saturdays of Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Building at such times unless special arrangements are made by Tenant. Landlord will furnish all services and utilities required by this Lease only during the normal hours of operation of the Building, unless otherwise specified herein. One automatically operated elevator shall be subject to call at all times. It is understood and agreed that Landlord shall not be liable for failure to furnish, or for delays, suspensions or reduction in furnishing, any of the utilities or services required to be performed by Landlord caused by breakdown, maintenance, repairs, strikes, scarcity of labor or materials, acts of God, Landlord’s conformance to governmental legislation, regulation or judicial or administrative orders, or from any other cause whatsoever. SUBJECT TO THE PROVISIONS OF PARAGRAPH 35 BELOW.

Liability of Landlord 13. (a) No Liability.* Landlord shall not be liable to Tenant, its employees, agents, contractors, business invitees, licensees, customers, clients, family members, or guests for any damage, compensation or claim arising from the necessity of repairing any portion of the premises of the Building, the interruption in the use of the premises, accident or damage resulting from the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of elevators, or heating, cooling, electrical or plumbing equipment or apparatus, or the termination of this Lease by reason of the destruction of the premises, or from any fire, robbery, theft, mysterious disappearance and/or any other casualty, or from any leakage in any part of the Building, or from any other cause whatsoever. Tenant shall not be entitled to any abatement or diminution of rent as a result of any of the foregoing occurrences, nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Any goods, property or personal effects, stored or placed by the Tenant in or about the premises or Building, shall be at the risk of the Tenant, and the Landlord shall not in any manner be held responsible therefor. Tenant acknowledges that Landlord will not carry insurance on Tenant’s furniture

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and/or furnishings or any fixtures, equipment, improvements, or appurtenances removable by Tenant. It is expressly agreed that Tenant shall look to its business interruption and property damage insurance policies, and not to Landlord or its agents or employees, for reimbursement for any damages or losses incurred as a result of any of the foregoing occurrences, and that said policies must contain waiver of subrogation clauses. Should Tenant obtain a judgment against Landlord for any reason whatsoever, Tenant agrees there shall be no recovery against Landlord in excess of Landlord’s specific partnership assets. The employees of the Landlord are prohibited from receiving any packages or other articles delivered to the Building by Tenant, and if any such employee receives any such package or articles, such employee shall be the agent of the Tenant for such purposes and not of the Landlord. *EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b) Indemnity. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any cost, damage, claim, liability or expense (including attorney’s fees incurred by or claimed against Landlord, directly or indirectly, as a result of or in any way arising from the use and occupancy of the premises by Tenant or Tenant’s employees, agents, contractors, invitees, licensees, customers, clients, family members, or guests, or in any other manner which relates to the business of Tenant; provided that Tenant shall not be liable under this provision to the extent that Landlord is insured for such hazards and damages under a policy which contains a waiver or subrogation clause, and is reimbursed by its insurer for its costs, damages, claims, liabilities or expenses. Tenant’s liability under this lease extends to the acts and omissions of any subtenant and any employee, agent, contractor, invitee, licensee, customer, client, family member or guest of any subtenant. Any such cost, damage, claim, liability or expense incurred by Landlord, for which Tenant is obligated to reimburse Landlord, shall be deemed additional rent due and payable pursuant to ¶17(d) below.

(c) Defense of any Action. In case any action or proceeding is brought against Landlord by reason of any claim under this ¶13, Tenant, upon written notice from Landlord, will at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Landlord in writing, whose approval will not be unreasonably withheld; or at Landlord’s option, Landlord may retain its own counsel, and Tenant shall reimburse Landlord for its REASONABLE attorney’s fees, which shall be deemed additional rent due and payable pursuant to ¶17(d) below.

Rules and Regulations 14. Tenant, its agents, employees, invitees, licensees, customers, family members and guests shall at all times abide by and observe the rules and regulations attached hereto as Exhibit C. In addition, Tenant, its agents, employees, invitees, licensees, customers, clients, family members and guests shall abide by and observe such other rules or regulations as may be promulgated from time to time by Landlord, with a copy sent to Tenant, for the operation and maintenance of the Building; provided, however, that the same are in conformity with common practice and usage in similar buildings and are not inconsistent with the provisions of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable by Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests. If there is any inconsistency between this Lease and the rules and regulations set forth in Exhibit C, this Least shall govern.

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Damage; Condemnation 15. (a) Damage to the Premises. If the premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, its employees, agents, licensees, customers, clients, family members or guests, Landlord shall WITH DUE DILIGENCE and as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that if the premises or Building is damaged by fire or other cause to such extent that the damage cannot be fully repaired within ninety (90) days from the date of such damage, Landlord, upon written notice to Tenant, may terminate this Lease, in which event the rent shall be apportioned and paid to the date of such damage. During the period that Tenant is deprived of the use of the damaged portion of the premises, Tenant shall be required to pay rent (as set forth in ¶3) covering only that part of the premises that Tenant is able to occupy and the rent for such space shall be that portion of the total rent which the amount of square foot area remaining that can be occupied by Tenant bears to the total square foot area of the premises. All injury or damage to the premises or the Building caused by Tenant or its agents, employees, contractors, licensees, or invitees, shall be repaired at Tenant’s sole cost and expense as provided in ¶6(b) above. SUBJECT TO THE PROVISIONS OF PARAGRAPH 42 BELOW.

(b) Condemnation. If the whole or a substantial part (as hereinafter defined) of the premises (or use or occupancy of the premises) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including the sale under threat of such a taking), then the terms of this lease shall cease and terminate as of the date when such title vests in such governmental or quasi-governmental authority, and the rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a substantial part of the premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), the rent shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when title vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) and hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as damage as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation) or for the value of any unexpired term of the Lease or for loss of profits or moving expenses or for any other claim or cause of action. For purposes of this ¶15, a substantial part of the premises shall be considered to have been taken if more than fifty percent (50%) of the premises is unusable by Tenant as a direct result of such taking. SUBJECT TO THE PROVISIONS OF PARAGRAPH 36 BELOW.

Bankruptcy 16. (a) Events of Bankruptcy. The following shall be Events of Bankruptcy under this Lease.

(i) Tenant’s becoming insolvent, as that term is defined in Title II of the United States Code, entitled Bankruptcy II U.S.C. ¶101 et seq. (the “Bankruptcy Code”), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (“Insolvency laws”).

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(ii) the appointment of a receiver or custodian for any or all of Tenant’s property or assets, or the institution of a foreclosure action upon any of Tenant’s real or personal property;

(iii) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

(iv) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

(v) Tenant’s making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

(b) Landlord’s Remedies

(i) Termination of Lease. Upon the occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this ¶16(b)(i) shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless Tenant or its Trustees in bankruptcy is unable to comply with the provisions of ¶16(v) and 16(vi) below. Otherwise this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises upon the giving of notice pursuant to this ¶l6(b)(i). Any other notice to quit, or notice of Landlord’s intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

(ii) Suit for Possession. Upon termination of this Lease pursuant to ¶16(b)(i), the premises may be relet by Landlord for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses, or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys’ fees, brokerage fees; and expenses of placing the premises in first class rentable condition. Landlord, in putting the premises in good order or preparing the same for rerental may, at Landlord’s option, make such alterations, repairs or replacements in the premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such Alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the premises, or in the event that the premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

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(iv) Monetary Damages. Any damages occurring or rent sustained by Landlord as a result of an Event of Bankruptcy may be recovered by Landlord, at Landlord’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the terms of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease, in which event Tenant agrees to pay Landlord the difference between the present value of the rent reserved under this Lease on the date of breach, discounted at eight percent (8%) per annum, and the fair market value of the Lease on the date of breach. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this ¶16(b)(iv) may be limited by the limitations of damage provisions of the Bankruptcy Code.

(v) Assumption or Assignment by Trustee. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord’s right to terminate this Lease pursuant to this ¶16 shall be subject to the rights of the Trustee in bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease unless the Trustee (A) promptly cures all defaults under this Lease, (B) promptly compensates Landlord for monetary damages, incurred as a result of such default, and (C) provides adequate assurance of future performance.

(vi) Adequate Assurance of Future Performance. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in ¶16(b)(v) above, shall mean that all of the following minimum criteria must be met: (A) the Trustee must pay to Landlord at the time the next payment of rent is then due under this Lease, in addition to such payment of rent, an amount equal to the next payment of rent due under this Lease, or the next three (3) months rent due under this Lease, whichever is greater, said amount to be held by Landlord in escrow until either the Trustee or Tenant defaults in its payments of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to the Trustee or Tenant); (b) The Tenant or Trustee must agree to pay to Landlord, at any time the Landlord is authorized to and does draw on the funds escrowed pursuant to ¶16(b)(vi)(A( above, the amount necessary to restore such escrow account to the original level required by said provision; (C) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether directly or through agents or contractors, and whether or not the cost of such services is to be passed through to Tenant) in advance of the performance or provision of such services; (D) The Trustee must agree that Tenant’s business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on thee premises; (E) The Trustee must agree that the use of the premises as stated in this Lease will remain unchanged; (F) The Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in this Building.

(vii) Failure to Provide Adequate Assurance. In the event Tenant is unable to (A) cure its defaults, (B) reimburse Landlord for its monetary damages, (C) pay the rent due

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under this Lease, or any other payments required of Tenant under this Lease, on time (or within five (5) days of the due date), or (D) meet the criteria and obligations imposed by ¶16(b)(vi) above, then Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with ¶16(b) above.

Default of Tenant* – *SUBJECT TO THE PROVISIONS OF PARAGRAPH 37 BELOW.

17. (a) Events of Default. The following shall be events of Default under this Lease;

(i) Tenant’s failure to pay any monthly (or annual) installment of rent (as required by ¶¶3 or 17(b)(iv) hereof) when due, although no legal or formal demand has been therefor;

(ii) Tenant’s failure to timely make any other payment required under this Lease, if such failure continues for a period of TEN (10) days after Landlord’s written notice thereof to Tenant; provided that no such notice shall be required if Landlord has sent Tenant a similar notice within one hundred eighty (180) days of such failure; or

(iii) Tenant’s violation or failure to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continued for a period of THIRTY (30) days after Landlord’s written notice thereof to Tenant; provided that no such notice shall be required if Tenant has received a similar notice within one hundred eighty (180) days of such violation or failure.

(b) Landlord’s Remedies. Should and Event or Default occur under this Lease, Landlord may pursue any or all of the following remedies:

(i) Termination of Lease. Landlord may terminate this Lease, by giving written notice to Tenant. This Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises, upon the giving of notice pursuant to this ¶17(b)(i). Any other notice to quit, or notice of Landlord’s intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject however, to the right of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

(ii) Suit for Possession. Upon termination of this Lease pursuant to ¶17(b)(i), Landlord may proceed to recover possession under and by the virtue of the provisions of the State of Pennsylvania, the City of Philadelphia, or by such other proceedings, including re-entry and possession, as may be applicable.

(iii) Reletting of Premises. Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant’s default as hereinabove provided, or if Tenant shall abandon or vacate the premises before the expiration or termination of the term of this Lease without having paid the rent for the remainder of such term, the premises may be relet by Landlord for such rent and upon such terms as are not unreasonable under the circumstances and, if the full rental reserved under this Lease (and any of the costs, expenses or damages indicated

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below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorney’s fees, brokerage fees, and expenses of placing the premises in first class rentable condition. Landlord, in putting the premises in good order or preparing the same for rerental may, at Landlord’s option, make such alterations, repairs, or replacements in the premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such Alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the demised premises, or in the event that the demised premises are relet, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

(iv) Acceleration of Payments. If Tenant shall fail to pay the monthly installment of rent, pursuant to the terms of ¶3 of this Lease, together with any additional rent due under this Lease, within twenty (20) days of the date when each such payment is due, for three (3) consecutive months, or three (3) times in any period of four (4) consecutive months, then Landlord may, by giving written notice to Tenant (A) declare the entire rent reserved under this Lease to be due and payable within ten (10) days of such notice; or (B) declare the rent reserved under this Lease for the next six (6) months at Landlord’s option for a lesser portion of such period to be due and payable within ten (10) days of such notice) or (C) require an additional security deposit to be paid to Landlord within ten (10) days of such notice, in an amount not to exceed six (6) months rent; or (D) discontinue any or all services provided by Landlord to Tenant at Landlord’s expense (whether or not such costs are passed through to Tenant pursuant to ¶3) until such time as the rent due hereunder has been paid at least three (3) months in advance; or (E) remove any signs or advertising for or on behalf of Tenant at the entrance of the premises or elsewhere in the Building until such time as the rent due hereunder has been paid at least three (3) months in advance. Landlord may invoke any or all of the options provided for herein at any time an Event of Default remains uncured. In the event Landlord gives notice pursuant to this ¶17(b)(iv) and Tenant fails to comply therewith, Landlord may terminate this Lease as provided elsewhere in this ¶17(B).

(v) Monetary Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord’s option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, in a single proceeding deferred until the expiration of the term of this Lease in which event Tenant hereby agrees that the said term) or in a single proceeding prior to either the time of reletting or the expiration of the term of this Lease, in which event Tenant agrees to pay Landlord the difference between the present value of the rent reserved under this Lease on the date of breach, discounted at eight percent (8%) per annum, and the fair market value of the Lease on the date of breach.

(vi) Anticipatory Breach; Cumulative Remedies. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other

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remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

(c) Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent here in stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy provided in the Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease. In the event it is necessary for Landlord to consult legal counsel or file suit against Tenant, Tenant shall pay any reasonable attorney’s fees incurred by Landlord, and same shall be additional rent due and payable pursuant to ¶17(d) below.

(d) Right of Landlord to Cure Tenant’s Default. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is two percent (2%) greater than the “prime rate” then in effect at Citibank, N.A. in New York City, from the date paid by Landlord to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute additional rent hereunder due and payable with the first monthly installment of rent due after rendition of a statement or bill therefor, or if payments have been accelerated pursuant to ¶17(b)(iv) above, within ten (10) days after rendition of such statement or bill; provided that the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

(e) Late Payment. If Tenant fails to pay any installment of rent (in accordance with ¶3, and together with any additional rent due therewith) on or before the first (1st) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the rate per annum which is two percent (2%) greater than the “prime rate” then in effect at Citibank, N.A. in New York City from the date such installment became due and payable to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law.

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Such late charge and interest shall constitute additional rent hereunder due and payable with the next monthly installment of rent due, or payments have been accelerated pursuant to ¶17(b)(iv) above, due and payable immediately.

(f) Lien on Personal Property. Landlord shall immediately have a lien upon all the personal property of Tenant moved into the premises, as and for security for the rent and other obligations of Tenant herein provided. In order to perfect and enforce said lien, Landlord may at any time after default in the payment of rent or default of other obligations, seize and take possession of any and all personal property belonging to Tenant which may be found in and upon the premises. If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this Lease, then and in that event, Landlord shall have the right, after twenty (20) days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said personal property as aforesaid, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord which Landlord has the right to enforce pursuant to any other provision of this Lease. SUBJECT TO THE PROVISIONS OF PARAGRAPH 37 BELOW.

Subordination Attornment. 18. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases on the real property of which the demised premises are a part and all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may request. If, in connection with the obtaining, continuing or renewing or financing for which the real property of which the demised premises are a part represents collateral in whole or in part, a banking, insurance or other lender shall request reasonable modifications of this lease as a condition of such financing. Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications will not increase the obligations of Tenant hereunder or materially and adversely affect the rights of Tenant under this lease.

If at any time prior to the expiration of the term, any underlying lease of the property of which the demised premises are a part shall terminate or be terminated for any reason, or if the holder of any superior mortgage on such underlying lease or on such real property shall become the lessee under such underlying lease or become the owner of such real property as a result of foreclosure of its mortgage or by reason of a conveyance of such real property, or if the holder of any superior mortgage shall obtain a new lease in lieu of any terminated underlying lease by foreclosure or otherwise, or shall become a mortgagee in possession of such real property, upon the occurrence of any such event Tenant agrees, at the election and upon demands of any such owner of the real property, or of any such holder of any superior mortgage (including a leasehold mortgage) in possession of such real property, or of any such lessee under any other underlying

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lease, covering premises which include the demised premises, to attorn, from time to time, to any such owner, holder, or lessee, upon the then executory terms and conditions of the lease, provided that such owner, holder or lessee as the case may be, shall then be entitled to possession of the demised premises. The foregoing provisions of this Article shall enure to the benefit of any such owner, holder or lessee, shall apply notwithstanding that, as a matter of law, this lease may terminate upon the termination of any underlying lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder or lessee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Article, satisfactory to any such owner, holder or lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Article shall be construed to impair any right otherwise exercisable by any such owner, holder, or lessee. SUBJECT TO THE PROVISIONS OF PARAGRAPH 38 BELOW.

Possession; Holding Over 19. (a) Possession. It is understood and agreed that in the event Landlord, for any reason whatsoever, cannot deliver possession of the premises to Tenant on the Lease Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage result therefrom. In such event the Lease Commencement Date shall be extended until such date that Landlord can deliver possession of the premises to Tenant, as set forth in ¶2. Any such extensions shall be subject to the terms and conditions set forth in Exhibit B hereof. No extensions of the Lease Commencement Date hereunder shall be construed to extend the term of this Lease unless Landlord expressly agrees in writing and gives Tenant notice of a new Lease Expiration Date. Rent payable under this Lease shall be abated (provided that Tenant is not responsible for the inability to obtain possession) until the new Lease Commencement Date as stated in Landlord’s notice.

(b) Holding Over. In the event that Tenant shall not immediately surrender the premises on the date of expiration of the term hereof, Tenant shall, by virtue of the provisions hereof, become a tenant by the month at One Hundred Fifty percent (150%) of the monthly rent, including all additional rent, in effect during the last month of the term of this Lease, which said monthly tenancy shall commence with the first day next after the expiration term of this Lease. Tenant, as a monthly tenant, shall be subject to all of the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days written notice of any intention to quit the premises, and Tenant shall be entitled to thirty (30) days written notice to quit the premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this ¶19, in the event that Tenant shall hold over after the expiration of the term of this Lease, and if Landlord shall desire to regain possession of the premises promptly at the expiration of the term of this Lease, then at any time prior to Landlord’s acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the premises without process, or by any legal process in force in the City of Philadelphia.

[INTENTIONALLY DELETED]

Covenants of Landlord. 21. (a) Quiet Enjoyment. Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay the rent and perform all of

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the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of paragraph (b) hereof.

(b) Reservation. Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant); (i) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, (ii) to erect, use and maintain pipes and conduits in and through the premises, and (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant’s use or occupancy of the premises.

Miscellaneous 22. (a) No Representations by Landlord. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. The Tenant, by taking possession of the premises, shall accept the same “as is,” and such taking of possession shall be conclusive evidence that the premises and the Building are in good and satisfactory condition at the time of such taking of possession. If, prior to taking possession of the premises, Tenant inspects the premises and discovers any defects in the premises or violations of the building code or other applicable law, Tenant shall not have the option of terminating this Lease but shall immediately notify Landlord in writing of such defect, or violation, and Landlord shall have thirty (30) days to cure such defect or violation, which period may be extended if such defect or violation cannot be cured in such sixty (60) day period and Landlord has taken appropriate action during such period to cure same.

(b) No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

(c) Brokers. Landlord recognizes NONE as the broker procuring this Lease and shall pay said broker a commission therefor pursuant to a separate agreement between said broker and Landlord. Landlord and Tenant each represent and warrant one to another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

(d) Estoppel Certificates. Tenant agrees, at any time and from time to time, upon not less than FIFTEEN (15) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord written statements or other documents (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any

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other charges hereunder have been paid by Tenant, (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which Tenant may have knowledge, (iv) stating that this Lease is subject and subordinate to the lien of any deed of trust, mortgage, or other security instrument which may in the future encumber or affect the Building, and any renewals, extensions, modifications, recastings or refinancings thereof, and that if requested to do so, Tenant will attorn to a secured party or purchaser that succeeds to Landlord’s interests as a result of any foreclosure action on the Building, and (v) stating the address to which notices to Tenant should be sent. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or prospective mortgagee of the Building or the Land or of Landlord’s interest in either, or any prospective assignee of any such mortgagee.

[INTENTIONALLY DELETED]

(f) Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if hand delivered (with receipt therefor), or if delivered by certified or registered mail, return receipt requested, first-class, postage prepaid, (i) if to Landlord at BROAD AND NOBLE ASSOCIATES, 401 N. BROAD ST., PHILADELPHIA, PA 19108 with copy to BROAD AND NOBLE ASSOCIATES, SUITE 101, 222 BLOOMINGDALE RD., WHITE PLAINS, NY 10605 and (ii) if to Tenant, at SUNGARD SERVICES COMPANY, 6TH FL. 401 N. BROAD ST., PHILADELPHIA, PA 19108 unless notice of a change of address is given pursuant to the provisions of this article. If any notice sent by certified or registered mail is returned to the sender by the United States Post Office as undeliverable, notice shall be deemed duly given when mailed.

(g) Governing Law. This Lease shall be construed and enforced in accordance with the laws of the City of Philadelphia and State of Pennsylvania. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the premises, Tenant will obtain such permit at Tenant’s own expense.

(h) Invalidity of Particular Provisions. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(i) Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

(j) Benefit and Burden. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns. Landlord may freely and fully assign its interest hereunder.

(k) Captions. The captions and headings herein are for convenience of reference only and in no way define or limit the scope or content of this Lease or any provision thereof.

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(l) Entire Agreement. This Lease, together with the Exhibits attached hereto, contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease and the Exhibits, shall be of any force or effect. This Lease may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

A RIDER CONTAINING PARAGRAPHS 23 THROUGH 51 OF THIS LEASE IS ATTACHED HERETO AND INCORPORATED HEREIN.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first hereinabove

ATTEST:

/s/ [ILLEGIBLE] (Corporate Seal)

LANDLORD:

By:	/s/ Allan Stillman

TENANT:

By:	/s/ WILLIAM J. FLOUNDERS

[INTENTIONALLY DELETED]

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WORK AGREEMENT AND ALLOWANCE

Reference is made to a certain Agreement of Lease dated AS OF SEPTEMBER 1, 1986 (the “Lease”) to which this work Agreement and Allowances is attached. Definition of terms are set forth in the Lease.

[INTENTIONALLY DELETED]

Initials of:

/s/ AS
Landlord

/s/ WJF
Tenant

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EXHIBIT C

RULES AND REGULATIONS

Reference is made to a certain Agreement of Lease dated AS OF SEPTEMBER 1, 1986, (the “Lease”) to which these rules and regulations are attached. Definition of terms are set forth in the Lease.

The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with all municipal and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building in accordance with the Lease. Any continuing violation of these rules and regulations by Tenant, after notice from Landlord, shall be sufficient cause for termination of the Lease, at the option of Landlord.

Landlord may, upon request by any tenant, waive the compliance by such tenant to any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the rules and regulations unless such other tenant has received a similar waiver in writing from the Landlord, and (iv) any such waiver by Landlord shall not relieve Tenant from any obligation or liability of Tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of Tenant’s failure to comply with any such rule or regulation.

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises and if the premises are situated on the ground floor of the Building, the tenant thereof shall, at said tenant’s own expense, keep the sidewalks and curb directly in front of premises clean and free from ice and snow. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, elevators and other public portions or facilities of the Building. EXCEPT IN CONNECTION WITH TENANT’S USE OF THE WALKWAY AND ELEVATORS AS PROVIDED IN THE RIDER ATTACHED HERETO AND MADE A PART HEREOF.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

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3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, or licensees, shall have caused the same.

5. There shall be no marking, painting, drilling into or in any way defacing the Building or any part of the premises visible from public areas of the Building. Tenant shall not construct, maintain, use or operate within the premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required for its communication system and approved prior to the installation thereof by Landlord. No such loud speaker or sound system shall be constructed, maintained, used or operated outside of the premises.

6. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the premises, and no cooking (except for hot-plate cooking by Tenant’s employees for their own consumption, the location and equipment of which is first approved by Landlord) shall be done or permitted by any tenant on the premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the premises.

7. No tenant shall make any unseemingly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

8. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the premises.

9. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof. Tenant’s key system shall be separate from that for the rest of the Building. EXCEPT IN CONNECTION WITH TENANT’S USE OF THE WALKWAY AND ELEVATORS AS PROVIDED IN THE RIDER ATTACHED HERETO AND MADE A PART HEREOF.

10. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations or the Lease.

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11. No tenant shall pay any employees on the premises, except those actually working for such tenant on the premises.

12. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or watchman on duty. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and at any hour, Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom he authorizes entry into or exit out of the Building, and shall be liable to Landlord for all acts or omission of such persons. EXCEPT IN CONNECTION WITH TENANT’S USE OF THE WALKWAY AND ELEVATORS AS PROVIDED IN THE RIDER ATTACHED HERETO AND MADE A PART HEREOF.

13. The premises shall not, at any time, be used for lodging or sleeping or for any immoral or illegal purpose.

14. Each tenant, before closing and leaving the premises at any time, shall see that all windows are closed and all lights turned off.

15. Landlord’s employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the Building. The requirements of tenants will be attended to only upon application to Landlord and any such special requirements shall be billed to Tenant (and paid with the next installment of rent due) at the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

16. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

17. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries of Tenant’s to the Building.

18. Mats, trash or other objects shall not be placed in the public corridors.

19. Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs of items not maintained by Landlord arise, Landlord will arrange for the work to be done at Tenant’s expense.

20. Drapes installed by Landlord for the use of Tenant or drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at least once a year without notice, at Tenant’s own expense.

21. The amount of liability insurance required to be maintained by Tenant pursuant to paragraph 11(b) of the Lease is $500,000 for injury to one (1) person and $2 million for injury to a number of persons in a single occurrence and $100,000 for damage to property. Landlord may,

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from time to time require Tenant to increase its insurance coverage to an amount determined by Landlord to be satisfactory in Landlord’s sole but reasonable judgment. All such insurance policies shall contain waiver of subrogation clauses.

Initials of:

/s/ ALLAN STILLMAN Landlord

/s/ WILLIAM J. FLOUNDERS Tenant

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RIDER ATTACHED TO AND MADE A PART OF THAT CERTAIN

LEASE AGREEMENT BETWEEN BROAD AND NOBLE ASSOCIATES, AS LANDLORD,

AND SUNGARD SERVICES COMPANY, AS

TENANT, DATED AS OF SEPTEMBER 1, 1986

23. ELECTRIC CURRENT

(a) In addition to all rent and other charges provided for in this Lease, Tenant shall pay Landlord for all electric current consumed by Tenant at the premises and if air-conditioning is provided to the premises by Landlord, for a portion (as specified below) of the electric current consumed by Landlord’s air-conditioning system. The cost to Tenant of all such electric current shall be calculated at the rates which would be applicable if Tenant were a direct customer of the utility company which supplies electric current to the building, as such rates may from time to time be increased or decreased by such utility company.

(b) The electric current consumed by Tenant at the premises shall be determined as follows: (i) If a meter for the premises shall exist or if Landlord shall at any time elect to install the same, the electric current consumed by Tenant at the premises shall be measured by such meter. Any installation by Landlord of such a meter shall be performed at the expense of Tenant; or (ii) In the absence of the existence or installation of any such meter for the premises, the electric current consumed by Tenant thereat shall be determined on the basis of a survey, to be prepared by an electrical consultant selected by Landlord, of the electrical appliances, fixtures, equipment and machinery in the premises. If Tenant requests Landlord to supply air-conditioning to all or any portion of the premises, Tenant shall pay Landlord for, in addition to the electrical current determined in accordance with (i) and (ii) above, such portion of the electric current consumed by the air-conditioning system of Landlord which serves the premises as is attributable to air-conditioning the premises. The determination of such portion shall be made by Landlord or Landlord’s electrical consultant on the basis of the area of the premises as compared to the area of the other portions of the building, if any, served by the same air-conditioning system, and shall to the extent practicable also take into account any use of the premises in greater or lesser quantity than is required for normal office use.

(c) Payment of all amounts due hereunder from Tenant to Landlord for electric current, other than such amounts which are determined by metering, shall be made monthly in advance together with the rent due under this Lease. Payment of all amounts due hereunder from Tenant for electric current which are determined by metering shall be made by Tenant within ten (10) days of the date of each bill submitted by Landlord to Tenant therefor Landlord shall bill Tenant for all such amounts determined by meters not more often than monthly.

(d) Tenant agrees that Landlord’s electrical consultant shall have the right from time to time, during regular business hours of the day, to enter the premises and to examine, review and inspect the electrical appliances, equipment, fixtures, machinery and facilities therein and to prepare a survey, or a new revised survey, of Tenant’s electric current usage. If Tenant disputes Tenant’s electric current usage as determined by Landlord’s electrical consultant, Tenant, within fifteen (15) days of being informed of the same (and time shall be of the essence), shall notify Landlord of such dispute. Until the determination of such dispute pursuant to the procedure set forth below, Tenant shall pay for usage of electric current on the basis of such usage as determined by landlord’s electrical consultant. In the event of any such dispute, an electrical consultant selected and paid by Tenant shall consult with Landlord’s electrical consultant as to Tenant’s electric current usage; if they shall both agree upon the same (after a further survey if necessary of Tenant’s electrical appliances, equipment, fixtures and machinery) their said agreement shall be binding upon the parties. If Landlord and Tenant’s consultants cannot so agree they shall jointly select a third duly qualified electrical consultant who shall determine the matter and whose decision shall be binding on both parties. Any charges of such third consultant shall be borne equally by both parties. When the amount of Tenant’s electric current usage is finally so determined, Tenant shall, upon request of Landlord, execute an agreement with Landlord confirming such amount as the basis upon which Landlord shall charge Tenant for electric current used by Tenant in the premises until a further such survey shall be prepared and agreed to. Tenant’s failure to execute any such agreement shall not, however, release or affect Tenant’s obligation to pay for electric current in accordance with the amount of Tenant’s electric current usage as determined hereunder.

(e) Landlord shall furnish electric current to Tenant through the electrical distribution system existing in the building and the premises as of the date of this Lease. Tenant agrees that Tenant’s use of electrical current will at no time exceed the capacity of such electric distribution system. Tenant shall not, without Landlord’s prior written consent in each instance, connect any additional fixtures, appliances, equipment or machinery (other than lamps, typewriters, and other usual small appliances having electric current requirements similar to electric typewriters) or make any alteration or addition to such electric distribution system. In the event that, at any time during the term of this Lease, Tenant desires to connect or install any additional electric fixtures, equipment, appliances, or machinery which will increase Tenant’s electric current usage to an amount which exceeds the capacity of the electric distribution system serving the premises, Landlord, upon the written request of Tenant shall install, subject to the requirements of this Paragraph 23(e) being satisfied, at the sole cost and expense of Tenant, any additional riser or risers (and all other equipment Landlord may deem necessary and proper in connection therewith) needed to supply Tenant’s increased electric usage requirements, but only if such riser or risers (and other such equipment) will not cause permanent damage or injury to the premises or the building or cause or create a dangerous or hazardous condition, or entail excessive or unreasonable alterations, repairs or expenses, or interfere with or disturb other tenants or the building. Landlord may, as a condition to the installation of any additional such risers and other equipment, (i) have Landlord’s electrical consultant perform a new survey of Tenant’s electrical current usage (as estimated to be increased by the electric fixtures, equipment, appliances or machinery Tenant desires to install) and (ii) require Tenant to agree in writing to pay for electric current subsequent to the installation of such additional risers on the basis of Tenant’s electric usage as indicated in such survey.

(f) Tenant shall provide and install, at Tenant’s sole cost and expense, all lamps, tubes, bulbs, starters, ballasts, transformers and like items used or required in the demised premises.

(g) Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain if the quality or character of electric service is changed, or if such service is no longer available or suitable for Tenant’s requirements, or if the supply of electric current ceases or is interrupted or reduced as a result of any cause other than Landlord’s negligence or willful default. At any time during the term hereof, Landlord may upon thirty days (30) prior written notice to Tenant discontinue furnishing electric current to the premises without thereby affecting this Lease in any manner or otherwise incurring any liability to Tenant and Landlord shall in such case no longer be obligated to furnish electric current to the premises. If Landlord shall give Tenant notice of intention to cease furnishing electric current to the premises Tenant may contract for and receive such electric current to the premises. If Landlord shall give Tenant notice of intention to cease furnishing electric current to the premises Tenant may contract for and receive such electric current directly from the utility company then serving the Building, and if Tenant does so, Landlord shall permit Tenant, at Tenant’s sole cost, to use the portion of Landlord’s electrical distribution system then serving the premises to bring electric current to the premises to the extent that such portion of such system is available, suitable and may be safely so used, consistent with concurrent and anticipated future use of the same by Landlord and other tenants in the Building; provided, however, that Tenant, at Tenant’s cost and expense, shall furnish and install at such location in the Building as Landlord shall designate, and maintain and keep in repair, any necessary metering equipment used in connection with measuring Tenant’s consumption of electric current so supplied directly to Tenant by such utility company and any necessary additional panel boards, feeders, riser, wiring and other conductors and equipment which may be required to enable Tenant to obtain such electric current.

24. BASIC RENT

(a) For the period commencing September 1, 1986 and expiring December 31, 1986 the sum of $37,308.00 annually, payable in equal monthly installments, in advance, of $6,218.00 each; and

(b) For the period commencing January 1, 1987 and expiring December 31, 1987 the sum of $74,808.00 annually, payable in equal monthly installments, in advance, of $6,234.00 each; and

(c) For the period commencing January 1, 1988 and expiring December 31, 1988 the sum of $149,808.00 annually, payable in equal monthly installments, in advance, of $12,484.00 each; and

(d) For the period commencing January 1, 1989 and expiring December 31, 1989 the sum of $179,808.00 annually, payable in equal monthly installments, in advance, of $14,984.00 each; and

(e) For the period commencing January 1, 1990 and expiring December 31, 1990 the sum of $194,808.00 annually, payable in equal monthly installments, in advance, of $16,234.09 each; and

(f) For the period commencing January 1, 1991 and expiring December 31, 1991 the sum of $194,808.00 annually, payable in equal monthly installments, in advance, of $16,234.00 each; and

(g) For the period commencing January 1, 1992 and expiring December 31, 1992 the sum of $194,808.00 annually, payable in equal monthly installments, in advance, of $16,234.00 each; and

(h) For the period commencing January 1, 1993 and expiring December 31, 1993 the sum of $194,808.00 annually, payable in equal monthly installments, in advance, of $16,234.00 each.

Tenant’s obligation for the payment of rent commences on the date hereof. The first rental payment will be prorated according to Paragraph 3 of the preprinted portion of this Lease if such first payment is required to be made on a day other than the first day of the calendar month, and the second and subsequent monthly payments are to be made on the first day of each and every calendar month (beginning with the second month) during the term hereof. Tenant will pay said rent to Landlord, at the office of Landlord or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant.

25. Landlord agrees that Landlord shall not discontinue the furnishing of electrical current to the premises unless required so to do by the utility company servicing electricity to the Building or pursuant to any statute hereinafter enacted with respect thereto. In the event that such service shall be discontinued as aforesaid, the parties agree that they shall cooperate with each other for the purpose of obtaining electrical service either by direct agreement between the Tenant and the public utility company supplying such service or otherwise and if such alternate service cannot be obtained, Tenant may terminate this Lease upon thirty (30) days written notice to the Landlord.

26. Notwithstanding Paragraph 3(b) of the preprinted portion of this Lease, Landlord shall pay all real estate taxes, assessments and other charges which may be levied against the Building of which the premises are a part, and shall make all payments required to be made under the terms of any mortgage made by Landlord which is now or hereafter a lien on the premises. Nothing in this paragraph shall be construed as relieving the Tenant of its obligation to pay increases in Real Estate taxes due for the premises as set forth in Paragraph 3(b) of the preprinted portion of this Lease.

27. (a) Notwithstanding the foregoing, “Operating Costs” as described in Paragraph 3 of the preprinted portion of this Lease shall not include expenditures for any of the following:

(i) Repairs or other work occasioned by fire, windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

(ii) Advertising expenses, and other costs incurred in leasing or procuring new tenants.

(iii) Repairs or rebuilding necessitated by condemnation.

(iv) Taxes which are described in Paragraph 3 of the preprinted portion of this Lease.

(b) If Landlord shall eliminate the payment of any wages or other labor costs or otherwise reduce operating Costs as a result of the installation of new devices or equipment, or by any other means, then in computing the Operating Costs the corresponding items shall be deducted from the Operating Costs for the base Operating Cost year and the current Operating cost year. The cost of any such new devices will be amortized according to applicable amortization guidelines and regulations under the Internal Revenue Code.

(c) Tenant shall have the right to audit Landlord’s statements of Operating Costs and in connection therewith, to review Landlord’s books of account as same may relate to said statements of Operating Costs. Any such audit by Tenant shall be carried out within twelve (12) months of the delivery of the statements of Operating Costs for the preceding year and shall be conducted by Tenant’s auditors at Landlord’s offices during normal business hours and pursuant to reasonable advance notice. The cost of such audit shall be borne by Landlord if the final Operating Costs amount produced by Tenant’s audit (the “Tenant Result”) indicates that the amount that Landlord has charged Tenant for Operating Costs (“Landlord Charges”) is in excess of 103% OF the Tenant Result. In such event, Landlord shall reimburse Tenant promptly for any costs borne by Tenant in connection with such audit. The difference between Landlord Charges and Tenant Result WILL BE PROMPTLY REFUNDED FOR AN AMOUNT IN EXCESS OF TENANT RESULT. If Tenant Result is greater than or equal to Landlord Charges, Tenant shall pay to Landlord all of Landlord’s costs associated with such audit. LANDLORD RESERVES THE RIGHT TO CHALLENGE ANY AUDIT BY TENANT BY SUBMITTING TO AN AGREED UPON INDEPENDENT THIRD PARTY AUDIT.

28. (a) Paragraph 4 of the preprinted portion of this Lease is hereby modified by adding to the third line thereof after the word “uses”, “and general business purposes (other than manufacturing) and storage (other than the storage of toxic or dangerous materials, the storage or which is expressly prohibited)”.

29. (a) Subparagraph 5(b)(ix) of the preprinted portion of this Lease is hereby modified by adding the words, “and such consent cannot be unreasonably withheld or delayed” after the word “consent” on the third line thereof.

(b) Subparagraph 7(a) of the preprinted portion of this Lease is hereby modified by adding the following to the end of Subparagraph 7(a), “the provisions of this Subparagraph 7(a) shall not apply to those alterations to be made by Tenant and pre-approved by Landlord pursuant to Paragraph 39 of the Rider to Lease attached hereto and made part hereof.”

(c) Subparagraph 22(e) of the preprinted portion of this Lease is hereby deleted and replaced with:

“(e) Arbitration. Landlord and Tenant hereby agree that any dispute, claim or other matter brought by either of the parties against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease or the breach thereof shall be decided by arbitration in accordance with the applicable rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Notice of demand for arbitration shall be filed with the proper parties within a reasonable time and Landlord and Tenant shall continue their obligations to each other under this Lease during any arbitration proceedings.”

30. Notwithstanding Paragraph 5 of the preprinted portion of this Lease, this Lease may be assigned, or the premises may be sublet, in whole or in part, without Landlord’s consent or approval, to any corporation into or with which Tenant may be merged or consolidated or to any corporation which shall be an affiliate, subsidiary, parent or successor of Tenant, or of a corporation into or with which Tenant may be merged or consolidated, or to a partnership, the majority interest in which shall be owned by stockholders of Tenant or of any such corporation so long as such subsidiary or affiliate has a net worth of no less than $5,000,000.

31. Tenant, at its sole cost and expense, shall take good care of the premises and shall make all repairs necessitated by its misuse of the property. Landlord, at its sole cost and expense and such cost will not be included as Operating Costs, will maintain and keep in repair (and will put into repair where necessary) the walls, foundations and roof of the Building, the plumbing, heating and electrical system, and other installation(s) serving more than one tenant of the Building, and will make all other repairs except those required to be made by Tenant hereunder.

32. (a) Anything to the contrary herein notwithstanding, Tenant, subject to the provisions otherwise contained in Paragraph 7 of the preprinted portion of this Lease, may at Tenant’s expense make alterations to the premises of a non-structural nature. Tenant must first, however, submit to Landlord for Landlord’s written approval, which will not be unreasonably withheld, plans and specifications for any and all non-structural alterations. Notwithstanding the foregoing, Landlord and Tenant expressly agree that the provisions of Paragraph 7 shall not apply to those alterations made pursuant to Paragraph 39 below.

(b) After obtaining the consent of Landlord, Tenant may install such equipment and fixtures in the premises as are necessary or appropriate for its use and occupancy thereof, whether owned by Tenant or leased by Tenant from a lessor/owner, and all such equipment and fixtures shall remain the property of Tenant and may be removed by Tenant at any time prior to the termination of this Lease; provided, however, that Tenant, at Tenant’s expense, shall repair any damage to the premises caused by such removal and restore the premises to its original condition. In no event (including a default under this Lease) shall Landlord have any liens, rights or claims in such fixtures or equipment all of which are hereby specifically waived by Landlord.

33. Except in cases of emergency repair, or Tenant’s vacation of the premises, Landlord agrees that Landlord, its servants, agents or representatives shall enter the premises only upon prior notice to Tenant, and during Tenant’s regular business hours and accompanied at Tenant’s option, by a representative of Tenant.

34. If an additional charge to the Tenant is made by an insurer, such charge being made to name the Landlord as an Additional Insured, then Landlord shall pay such additional charges promptly upon being notified of the amount by Tenant.

35. Notwithstanding anything in Paragraph 12 of the preprinted portion of this Lease to the contrary, Landlord shall (a) provide necessary elevator services to the premises on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m. (the “Regular Hours”); provided, however, that Tenant will be charged for the services of a freight elevator operator if one is needed for Saturday hours or for weekday hours after 5:00 p.m. or between the hours of 12:00 p.m. noon and 1:00 p.m.; (b) furnish heat to the premises, when and as required by law, on business days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m.; provided, however, that Tenant will be charged for the cost of providing the necessary heat on Saturdays; (c) at Landlord’s expense, cause to be kept clean the public halls and public portions of the building which are used in common by all tenants.

36. Anything to the contrary herein notwithstanding, subject to the provision otherwise contained in Paragraph 15(c) of the preprinted portion of this Lease, Tenant and Landlord agree that if only a part of the premises is condemned, Tenant may cancel its obligations under this Lease with respect to the condemned portion only as of the date that title vests in the condemnor by giving Landlord written notice of this election to do so and this Lease shall terminate as provided in such notice; if Tenant does not exercise its option to terminate this Lease as provided herein, and if the premises and/or the Building is capable of being restored to a condition comparable to its condition immediately prior to such condemnation, then:

(a)	Landlord shall, at its sole cost and expense, restore the premises and/or Building as provided herein within one (1) year after the date of such taking, if Landlord fails to restore the premises and/or Building within one (1) year, Tenant, at its option, may terminate this Lease upon written notice to Landlord; and

(b)	This Lease shall continue in full force and effect, and the Basic Rent shall be abated from the date of such taking in the proportion that the condemned area of the premises bears to the entire area of the premises before the taking.

Tenant waives all claims against Landlord by reason of the complete or partial taking of the premises, and agrees that the entire award shall be paid to Landlord; provided, however, that Tenant may claim, for itself and against the condemnor, all damages sustained by Tenant arising out of such taking (including the value of trade fixtures and leasehold improvements) and damages to which Tenant otherwise may be legally entitled, except damages based upon the value of the estate vested by this Lease in Tenant so long as such claim does not diminish Landlord’s award. Tenant further agrees that any claim that Tenant has against the condemnor must be inferior to Landlord claim.

37. No action of any kind shall be taken by Landlord against Tenant in the event of any default or violation by Tenant of any term, covenant, provision rule, or regulation of this Lease, other than monetary, unless Landlord has first given Tenant thirty (30) days’ written notice of such default and Tenant has failed to commence remedy of the same; provided, however, that if the nature of the default is such that the default cannot reasonably be cured within such thirty (30) day period, Tenant shall not be deemed to be in default if within such period Tenant shall commence such cure and thereafter diligently prosecute the same to completion. Landlord extends a ten (10) day grace period to Tenant in the event of a monetary default, and will give Tenant ten (10) days’ written notice of any monetary default. Such grace period or obligation of written notice does not apply to late charges.

38. Tenant accepts this Lease subject and subordinate to any prior lease or to any mortgage now or hereafter given with respect to the premises; provided, however, that Landlord shall cause the lessor under such prior lease and the holder of such mortgage to agree in writing that Tenant’s possession of the premises will not be disturbed or in any way interfered with as long as Tenant is not in default hereunder. Landlord shall deliver to Tenant promptly after the execution of this Lease non-disturbance agreements in conformity with the foregoing.

39. (a) It is understood and agreed that any changes, improvements, or alterations necessitated by using this area for parking (the “Parking Improvements”), except those made pursuant to Paragraph 45 below, will be made at the sole cost and expense of Tenant. Tenant agrees to construct in a good and workmanlike manner, and under agreement with a contractor of Tenant’s choice, the following improvements on the premises as part of the Parking Improvements:

(i) The demising wall at the location and in accordance with the plans and specifications as described on Exhibit “D” attached hereto and incorporated herein;

(ii) The walkway corridor connecting the parking area of the premises with the elevator lobby area (the “Walkway”) at the location and in accordance with the plans and specifications as described on Exhibit “E” attached hereto and incorporated herein (Exhibits “E” and “D” together are collectively hereinafter, the “Plans and Specifications”).

(iii) All other improvements to be made by Tenant pursuant to the Plans and Specifications, including those improvements made by Tenant to the Mezzanine Ramp entrance way as specified in the Plans and Specifications.

Landlord has heretofore approved Tenant’s use of the premises, the construction of the Parking Improvements and all Plans and Specifications in connection with the Parking Improvements and the Parking Improvements made pursuant to this Paragraph 39 shall be exempt from all of the requirements and obligations of Paragraph 7 of the preprinted portion of this Lease.

(b) Tenant shall have unlimited use of, and may restrict access by other tenants in the Building to, the elevator lobby area for the purposes of the Walkway. Tenant shall furnish all equipment and fixtures necessary for the heating, if any, lighting, operation and security of the Walkway as Tenant deems appropriate, in its sole discretion.

(c) Landlord and Tenant further agree that Tenant will arrange with the City of Philadelphia Department of Licenses and Inspections for a permit to use the premises as parking. Tenant also agrees that any alterations or improvements necessitated by the receipt of any violation notices by the City of Philadelphia, the Commonwealth of Pennsylvania, any government agency, or the insurance agency of the Building, which are issued because of the nature of Tenant’s use of this space, will be made at the sole cost and expense of the Tenant. Landlord and Tenant further agree that Tenant will pay the cost of any increase in insurance costs and any penalties associated therewith assessed as a result of this use of the premises. If Tenant fails to take action to make alterations or improvements within fifteen (15) days of receipt of a violation notice, Landlord will contract for the work to be done and will bill Tenant accordingly.

40. It is understood and agreed that Tenant will vent any and all fumes resulting from the nature of use of the space, directly to the outside, and that Tenant will obtain any permits necessary for such venting. All venting will be done so as to ensure that no fumes will enter the return air system of the Building. Any changes necessitated in the HVAC system for the space and/or the Building will be made at the sole cost and expense of Tenant.

41. Landlord shall deliver to Tenant a representation, in writing, from the present or immediate prior occupant of the premises (the “Current Tenant”) that the Current Tenant has vacated the premises and that the Current Tenant has no claim, outstanding or otherwise, against Landlord pertaining to the premises.

42. It is understood and agreed that either Landlord or Tenant shall have the right and option to terminate this Lease, effective upon written notice to the other, in the event repairs of damage from fire or other causes, (which repairs are the sole responsibility of Landlord) have not commenced within ninety (90) days from the date of such damage and have not been substantially completed within one (1) year from the date of such damage.

43. Tenant shall, at all times, have unlimited and exclusive use of the Mezzanine Ramp, hatchmarked on Exhibit “A” attached hereto, providing access to the premises on the North side of the Building; and Tenant shall maintain, repair and otherwise keep in good condition the Mezzanine Ramp subject to the provisions of Paragraph 45 below.

44. As part of the consideration for this Lease, Landlord shall provide Tenant with unlimited and exclusive use of the passenger elevator connecting the Mezzanine floor and the 6th floor of the Building (“Tenant’s Elevator”), and shall dedicate Tenant’s Elevator to Tenant for the use provided in this Paragraph, at any time other than the Regular Hours of 8 a.m. to 6 p.m. on business days and 8 a.m. to 1 p.m. on Saturdays. During Regular Hours, Tenant shall have use of the passenger elevators as provided in Paragraph 12 of the preprinted portion of this Lease and Paragraph 35 above. Any modification(s) necessary to the elevator is at the sole cost and expense of Tenant. Tenant assumes all responsibility for such modification(s), if any, that may be necessary to other elevators as a result of this change. The exclusive use is granted for the term of this Lease shall be only during such time periods and only when such use can be terminated by Landlord in the event that Landlord receives any complaints, from other tenants in the Building, of diminution of service.

45. (a) In addition to Landlord’s obligations to repair as provided in Paragraph 31 above, Landlord shall promptly repair all structural damage to the premises or to any portion of the Building affecting the premises, including, but not limited to, subflooring and vertical and lateral support structures, and specifically including the Mezzanine Ramp roof as provided below and the understructure of the Mezzanine Ramp, if such damage is not caused by Tenant’s carelessness, omission, neglect or improper conduct as provided in Paragraph 6(b) of the preprinted portion of this Lease.

(b) Landlord shall, with due diligence and without delay, repair and restore the roof structure and understructure to structurally sound condition, free of leaks, in a good and workmanlike manner, in accordance with the plans and specifications in Exhibit “E” attached hereto and made part hereof. Landlord has approved such plans and specifications and all costs associated therewith. Landlord shall perform such restoration and repair at Landlord’s sole cost and expense, and Landlord shall use its best efforts to complete such restoration and repair prior to completion by Tenant of the Parking Improvements.

46. Landlord shall obtain and deliver to Tenant the written consent to this Lease and a written release of all liability in favor of Tenant from Pennsylvania State University (“Penn State”) (lessee of two [2] parking spaces located in the Mezzanine Ramp’s entrance area [the “Ramp Entrance”]), both of which shall be in form and substance reasonably satisfactory to Tenant, and which state that Penn State:

(i) shall consent to Tenant’s unlimited use of the Ramp Entrance for Tenant’s purposes under this Lease and to the designation of two (2) specific parking spaces for Penn State’s use (Penn State currently may use any two parking spaces located at the Ramp Entrance), and EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUNGARD (ii) shall release, defend and hold Tenant harmless from and against any and all kind or manner of cause of action, loss, suit, damage, expense (including attorney’s fees and court costs), judgment claims or demand whatsoever, at law or in equity which Tenant may sustain, suffer or incur arising from the use of the Ramp Entrance and the designated parking spaces by Penn State, its employees, agents, contractors, invitees, clients, family members or guests, notwithstanding the fact that Tenant may maintain OR repair, [INTENTIONALLY DELETED] such parking spaces during the term of this Lease.

47. Landlord shall deliver to Tenant and to Colonial Penn Life Insurance Company (“Colonial Penn”) a representation, in writing, that the Parking Improvements do not encroach upon the adjacent premises leased by Colonial Penn, or otherwise interfere with Colonial Penn’s rights as tenant under its lease with Landlord.

48. Landlord shall deliver to Tenant the consent, in writing, to Tenant’s use of the Mezzanine Ramp from any tenant or party having an interest, under agreement or otherwise (whether written or oral), in the Mezzanine Ramp.

49. Any default under or breach of the Rules and Regulations as described on Exhibit “C” attached hereto (the “Rules and Regulations”) by Tenant shall be subject to the notice and right to cure provisions of Paragraph 37 above. All Rules and Regulations are to be uniformly applied and enforced among all tenants and only enforceable by Landlord as long as such enforcement does not unreasonably interfere with Tenant’s use and enjoyment of the premises.

50. Wherever any provision of this Lease requires Landlord’s consent or approval, and subject to the provisions of Paragraph 5 of the preprinted portion of this Lease and Paragraph 30 above, such consent or approval by Landlord will not be unreasonably withheld or delayed.

51. Landlord will use its best efforts to obtain and deliver to Tenant any releases, consents, representations or other obligations required to be obtained and delivered by Landlord to Tenant pursuant to the provisions of Paragraphs 41, 46, 47 and 48 of this Rider to Lease within thirty (30) days of the date Tenant executes this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Rider to Lease as of the day and year first above written.

LANDLORD:

BROAD AND NOBLE ASSOCIATES, INC.

By:	/s/ ALLAN STILLMAN
Title: PRESIDENT

Attest:	/s/ [ILLEGIBLE]

TENANT

SUNGARD SERVICES COMPANY

By:	/s/ WILLIAM J. FLOUNDERS
Title: VICE PRESIDENT

Attest:	/s/ [ILLEGIBLE]

EXHIBIT “D”

[Demising Wall Plans and Specifications]

EXHIBIT “E”

[Corridor Wall and Mezzanine Ramp Roof Plans and Specifications]

ADDENDUM TO LEASE DATED SEPTEMBER 1, 1986

1. Tenant agrees to remove all ductwork installed by tenant upon vacating the premises and further agrees to restore the heating and ventilation system to its current condition all at the landlords option.

2. Tenant agrees to pay as additional rent, the cost of energy and fuel associated with their use of the number 3 boiler which includes, but is not limited to fuel oil consumption, (to be measured by individual flow meter installed by landlord at tenants sole cost and expense) 1-2 hp burner motor, 1 1/2 hp compressor motor, 1 1/3hp water pump, 1-15 hp fan motor for steam coil and 1-5 hp exhaust fan, (all to be measured by an independent energy consultant of the landlords choosing). All other terms and conditions of paragraph 23 of this lease shall apply to this addendum #2.

3. Tenant warrants that it will, at all times, maintain the temperature within its space at levels above freezing and will install its fresh air intake systems with controls that will automatically close all dampers fully in the event of a steam failure with below freezing outside temperatures.

In witness whereof, the parties hereto have executed this Addendum to Lease as of the day and year hereinbelow listed.

LANDLORD:

BROAD & NOBLE ASSOCIATES, INC.

BY:	/S/ALLAN STILLMAN DATED: 10/21/86
TITLE:	PRESIDENT

ATTEST:	/s/ [ILLEGIBLE]

TENANT:

SUNGARD SERVICES COMPANY

BY:	/s/ WILLIAM J. FLOUNDERS
DATED:	10/28/86

TITLE:	VICE PRESIDENT

ATTEST:	/s/ ILLEGIBLE

TO LEASE

AMENDMENT TO LEASE made as of this 18th day of October 1989, by and between BROAD AND NOBLE ASSOCIATES, INC., having its principal office at 401 North Broad Street, Philadelphia, Pennsylvania 19108 (“Landlord”) and SUNGARD SERVICES COMPANY, having its principal office at 1285 Drummers Lane, Wayne, Pennsylvania 19087 (“Tenant”).

W I T N E S S E T H :

WHEREAS, reference is made to the Agreement of Lease, dated September 1, 1986 for certain space on the Mezzanine (the “Mezzanine”), and the Agreement of Lease, dated April 12, 1984 for certain space on the sixth (6th) floor (the “Sixth Floor”), with the respective Riders attached thereto (hereinafter collectively referred to as the “Leases”), demising certain premises in the building known as 401 North Broad Street, Philadelphia, Pennsylvania (the “Building”); and

WHEREAS, the initial term of the Leases expires on December 31, 1993; and

WHEREAS, Tenant finds the present space inadequate for its needs and Landlord is willing to accommodate expansion requirements of Tenant on the seventh floor of Building; and

WHEREAS, Landlord and Tenant desire to extend the Leases through December 31, 1999.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Expansion Space. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, 50,000 square feet of space on the seventh floor of 401 North Broad Street, Philadelphia, Pennsylvania (the “Seventh Floor”), as shown on the Seventh Floor plan attached hereto and made a part hereof as Exhibit “A”, for a term of ten (10) years beginning January 1, 1990 and ending December 31, 1999 and on the same terms and conditions as are in existence for the Sixth Floor and Mezzanine Leases except as otherwise specifically set forth in this Amendment. Landlord hereby covenants to use its best efforts to provide Tenant with possession of the Seventh Floor, free and clear of any tenancies, beginning January 1, 1990. If possession is not delivered on or before April 1, 1990, Tenant, at its sole option, may terminate this Lease for the Seventh Floor by written notice to Landlord, and such termination shall be effective upon receipt of said notice; provided, however, that if Landlord is unable to deliver possession of the Seventh Floor to Tenant by April 1, 1990 for reasons reasonably beyond Landlord’s control including, but not limited to, acts of God, war, acts of civil disobedience or strike, the time for delivery of possession shall be extended for a period of time equivalent to the period of such delay. The Seventh Floor is taken “as is”. Tenant will be responsible for obtaining permits and approvals for all construction which will be done at Tenant’s expense.

2. Extension of Term. The term of the Leases covering the Sixth Floor and the Mezzanine premises, shall be extended for an additional period of six (6) years (the “Extended Term”). The Extended Term for the Leases shall commence on January 1, 1994 and expire on December 31, 1999.

3. Rent. The basic rent through the Extended Term shall be as follows:

a) Mezzanine

1) For the period commencing January 1, 1990 and expiring June 30, 1990, Tenant shall pay the sum of $97,404.00, payable in equal monthly installments, in advance, of $16,234.00 each; and

2) For the period commencing July 1, 1990 and expiring December 31, 1993, Tenant shall pay the sum of $681,828.00, payable in equal monthly installments, in advance, of $16,234.00 each; and

3) For the period commencing January 1, 1994 and expiring December 31, 1999, Tenant shall pay the sum of $1,288,464.00, payable in equal monthly installments, in advance, of $17,895.33 each.

b) Sixth Floor

1) For the period commencing January 1, 1990 and expiring June 30, 1990, Tenant shall pay the sum of $289,362.00, payable in equal monthly installments, in advance, of $48,227.00 each; and

2) For the period commencing July 1, 1990 and expiring December 31, 1993, Tenant shall pay the sum of $2,025,534.00, payable in equal monthly installments, in advance, of $48,227.00 each; and

3) For the period commencing January 1, 1994 and expiring December 31, 1999, Tenant shall pay the sum of $3,761,706, payable in equal monthly installments, in advance, of $52,245.92 each.

c) Seventh Floor

1) For the period commencing January 1, 1990 and expiring June 30, 1990, no rent shall be due from Tenant; and

2) For the period commencing July 1, 1990 and expiring December 31, 1993, Tenant shall pay the sum of $1,137,500.00, payable in equal monthly installments, in advance, of $27,083.33 each; and

3) For the period commencing January 1, 1994 and expiring December 31, 1999, Tenant shall pay the sum of $1,950,000.00, payable in equal monthly installments, in advance, of $27,083.33 each.

Each monthly payment will be made on the first day of each and every calendar month during the term of this extension. Tenant will pay said rent to the Landlord, at the office of Landlord as indicated above or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant.

4. CPI. Commencing on January 1, 1997, and on each January 1st thereafter through the Extended Term, terminating on December 31, 1999, the rent as set forth in paragraph 3 hereof shall be increased (to reflect the increase in the cost of living) by multiplying said rent by one (1) plus one-half ( 1/2) of the percentage increase in the CPI (as hereinafter defined) between the CPI for January 1, 1996 and the month in which the adjustment is made; provided that in no event shall the rent for any twelve month period as adjusted herein be less than the rent applicable to the immediately preceding twelve month period. Landlord shall submit to Tenant a statement (no more frequently than once in any 12-month period of the increase in the CPI for the adjustment month over the base month and the monthly rent set forth in paragraph 3 for the succeeding twelve (12) month period shall be adjusted in accordance with such statement. The CPI is herein defined as the Consumer Price Index-U 1967 Base, Philadelphia Area, as published by the Bureau of Labor Statistics of the United States Department of Labor, or if such index is discontinued, its successor, or if no successor is designated, any other index acceptable to Landlord and Tenant. Notwithstanding anything herein to the contrary, in no event shall the CPI increase, as determined herein, be greater than two percent (2%) of the rent during the immediately preceding twelve month period.

5. Relocation of Current Seventh Floor Tenant.

a) Tenant shall TIMELY pay all costs involved in relocating the seventh (7th) floor tenant (the “Relocation Tenant”) to the fourth (4th) floor and fitting up the fourth (4th) floor for the Relocation Tenant (the “Relocation Project”) UPON RECEIPT BY TENANT OF INVOICES FOR SUCH RELOCATION EXPENSES. For purposes of this Paragraph 5, the “Relocation Expenses” shall mean all direct moving costs incurred by the Relocation Tenant in moving to the fourth floor of the Building and all of its fit-up costs for said space. Notwithstanding anything herein to the contrary, Tenant’s obligation to pay the Relocation Expenses for the Relocation Tenant shall in no event, exceed Eight Hundred Thousand Dollars ($800,000.00). If the Relocation Expenses for the Relocation Tenant exceeds Eight Hundred Thousand Dollars ($800,000.00), Landlord shall be responsible for the difference between $800,000 and the actual Relocation Expenses.

b) Tenant has the right to review and approve all contracts relating to the Relocation Project. Landlord shall manage the Relocation Project and any contractors used by Landlord will be directly responsible to Landlord.

6. Option for Expansion and Right of First Refusal. Tenant will have the following options for expansion:

a) Tenant shall have the right and option to expand into any portion of the remaining seventh (7th) floor space, at any time through December 31, 1991, at the rate of $6.50 per square foot per year. All other terms and conditions of the Leases shall be applicable to such option space except as specifically set forth at length herein.

b) Beginning January 1, 1992 until the expiration of the Extended Term, Tenant has the “right of first refusal” on any remaining space on the seventh (7th) floor which Landlord desires to rent to a third party during the Extended Term. If Tenant desires to exercise its right of first refusal as set forth in the preceding sentence, the rates for such space shall be at rates that are no greater than those offered the prospective seventh floor tenant. If Landlord receives a bona fide offer to rent the remaining seventh (7th) floor space, Landlord shall notify Tenant in writing of the rental offer pursuant to which Landlord is willing to lease such space (the “Notice”). For a period of ten (10) business days after Tenant’s receipt of the Notice, Tenant shall have the option, exerciseable by written notice to Landlord, to lease the space described in the Notice at the same rental set forth in the Notice.

c) Tenant is hereby granted the “right of first refusal” on any remaining space on the Mezzanine. The rates for such space shall be at rates that are no greater than those offered to a prospective mezzanine tenant. If Landlord receives a bona fide offer to rent the remaining mezzanine space, Landlord shall notify Tenant in writing of the rental offer pursuant to which Landlord is willing to lease such space (the “Mezzanine Notice”). For a period of ten (10) business days after Tenant’s receipt of the Mezzanine Notice, Tenant shall have the option, exerciseable by written notice to Landlord, to lease the space described in the Mezzanine Notice at the same rental set forth in the Mezzanine Notice.

7. Seventh Floor Lobby. Tenant will have non-exclusive use of the seventh (7th) floor lobby area until such time as Tenant acquires all of the space on the seventh (7th) floor. (Lobby configuration and accessibility to vacant space will be subject to Landlord’s approval, such approval not to be unreasonably withheld or delayed, and construction of a lobby area will be at Tenant’s sole cost and expense).

8. Stairwell. Landlord grants Tenant the right to construct any access arrangement including, but not limited to, a stairwell between the Sixth (6th) and the Seventh (7th) Floors provided that such construction does not impair the structural integrity of the Building and is in conformance with all applicable codes. At Landlord’s written request, Tenant shall remove such access and return the space to its original condition at the termination of the Leases.

9. Elevators. Elevator Number Four (as shown on Exhibit “B” attached hereto and made a part hereof) shall be dedicated to Tenant for use between the lobby, the Mezzanine and Sixth and Seventh Floors. The cost of upgrading and reprogramming such elevator will be the sole responsibility of Tenant. Landlord will continue to cover said designated elevator under its full service and maintenance contract currently in effect. Tenant will pay for any and all maintenance above and beyond that contract. At the termination of the Leases Tenant will return the elevator in the same condition as the other three elevators in that group service.

10. Widening of Lobby Access. Subject to Landlord’s approval, such approval not to be unreasonably withheld or delayed, Tenant may widen the lobby access to the dedicated elevator on the Mezzanine, at Tenant’s sole cost and expense. If such widening requires modifications to the design school’s entrance, Landlord shall use its best efforts to do whatever is necessary to help Tenant to obtain the design school’s cooperation.

11. Operating Expenses. With respect to the Seventh Floor only, Paragraphs 3(b) and 3(c) of the Leases are hereby amended to provide that the Base Real Estate Taxes and Base Operating Charges for the Seventh Floor shall each be based on the calendar year 1990. The percentage of increases allocable to the Seventh Floor will be “three and eighty seven one hundredths of a percent” (3.87%). The method of computation will be the same as stated in paragraphs 3(b) and 3(c) of the Leases.

12. Captions. The captions contained herein are not a part of this Amendment and are included solely for the convenience of the parties hereto.

13. No Other Changes. Except as herein expressly modified, all of the terms, covenants and conditions of the Leases shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to Lease as of the day and year first above written.

BROAD AND NOBLE ASSOCIATES, INC.,
a PA corporation

By:	/s/ ALLAN STILLMAN
	Title:	PRESIDENT

	Attest:	/s/
Title:
[Corporate Seal]

[Signatures continued on next page.]

SUNGARD SERVICES COMPANY

By:	/s/ KENNETH R. ADAMS CEO
Title:

Attest:	/s/ MICHAEL J. RUANE
Title: ASSISTANT SECRETARY
[Corporate Seal]

[DIAGRAM OF SEVENTH FLOOR PLAN]

Exhibit “A”

AMENDMENT TO LEASE

AMENDMENT TO LEASE made this 18th day of April 1990, by and between BROAD AND NOBLE ASSOCIATES, INC., having its principal office at 410 North Broad Street, Philadelphia, Pennsylvania 19108 (“Landlord”) and SUNGARD SERVICES COMPANY, having its principal office at 1285 Drummers Lane, Wayne, Pennsylvania 19087 (“Tenant”).

W I T N E S S E T H:

Amendment to Lease, dated October 1989 (“Amendment”), by and between Landlord and Tenant is hereby amended as follows:

1) The square footage, stated as 50,000 square feet is Paragraph 1 of Amendment, is hereby changed to 51,000 square feet.

2) The rent, as quoted in Paragraph 3(c)(2) of Amendment, is hereby changed from “$1,137,500.00, payable in equal monthly installments, in advance, of $27,083.33 each” to “$1,160,250.00, payable in equal monthly installments, in advance, of $27,625.00 each”. The rent, as quoted in Paragraph 3(c)(3) of Amendment, is hereby changed from “$1,950,000.00, payable in equal monthly installments, in advance, of $27,083.33 each” to “$1,989,000.00, payable in equal monthly installments, in advance, of $27,625.00 each”.

3) The percentage for Operating Expenses, as stated in Paragraph 11 of Amendment, is hereby changed from “three and eighty seven one hundredths of a percent” (3.87%)” to “three and ninety five one hundredths of a percent” (3.95%)”. The method of computation shall not be changed.

4) Except as herein expressly modified, all of the terms, covenants and conditions of the Leases and Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to Lease as of the day and year first above written.

BROAD AND NOBLE ASSOCIATES, INC.,
A PA corporation

By:	/s/ ALLAN STILLMAN
Title:

Attest:	/s/ [ILLEGIBLE]
Title: SECRETARY

(Corporate Seal)

SUNGARD SERVICES COMPANY

By:	/s/ WILLIAM J. FLOUNDERS
Title: VICE PRESIDENT

Attest:	/s/ LAWRENCE A. GROSS
Title: SECRETARY

AMENDMENT TO LEASE

AMENDMENT TO LEASE made as of this 30th day of September, 1991, by and between BROAD AND NOBLE ASSOCIATES, INC., having its principal office at 401 North Broad Street, Philadelphia, Pennsylvania 19108 (“Landlord”) and SUNGARD SERVICES COMPANY, having its principal office at 1285 Drummers Lane, Wayne, Pennsylvania 19087 (“Tenant”).

W I T N E S S E T H:

WHEREAS, reference is made to the Agreement of Lease, dated September 1, 1986 for certain space on the Mezzanine (the “Mezzanine”), and the Agreement of Lease, dated April 12, 1984 for certain space on the sixth (6th) floor (the “Sixth Floor”), and the Amendment to Lease, dated October 1989 for certain space on the seventh (7th) floor (the “Seventh Floor”), with the respective Riders attached thereto (hereinafter collectively referred to as the “Leases”), demising certain premises in the building known as 401 North Broad Street, Philadelphia, Pennsylvania (the “Building”); and

WHEREAS, Tenant finds the present space inadequate for its needs; and

WHEREAS, Landlord is willing to accommodate expansion requirements of Tenant on the seventh floor of Building.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord an additional 6,000 square feet of space on the seventh floor of 401 North Broad Street, Philadelphia, Pennsylvania (the “Seventh Floor First Expansion Space”), as shown on the Seventh Floor plan attached hereto and made a part hereof as Exhibit “A”, for a term beginning October 1, 1991 and ending December 31, 1999 and on the same terms and conditions as are in existence for the Leases except as otherwise specifically set forth in this Amendment. This Seventh Floor First Expansion Space is taken “as is”. Tenant will be responsible for obtaining permits and approvals for all construction and installations which will be done at Tenant’s expense.

2. The basic rent for the Seventh Floor First Expansion Space shall be the sum of twenty one thousand and 00/100 dollars ($21,000.00) annually, payable in equal monthly installments, in advance, of one thousand seven hundred fifty and 00/100 dollars ($1,750.00) each.

3. With respect to space in the Seventh Floor First Expansion Space only, Paragraphs 3(b) and 3(c) of the Leases are hereby amended to provide that the Base Real Estate Taxes and Base Operating Charges for the Seventh Floor First Expansion Space shall each be based on the calendar year 1991. The percentage of increases allocable to the Seventh Floor First Expansion Space will be “forty six one hundredths of a percent” (.46%). The method of computation will be the same as stated in paragraphs 3(b) and 3(c) of the Leases.

1

4. In exchange for the above stated reduced rental charges, Tenant will pay the full cost of replacing the PCB fluid in the three (3) PCB transformers located in the Building. The cost of this work is currently estimated at approximately $200,000.00. Work on bidding and contracting this work will begin upon execution of this Amendment to Lease. Landlord will be responsible for getting bids and contracting for the removal of the PCBs; however, Tenant retains the right to approve both vendor selection and scope of work.

5. Landlord agrees to perform any necessary maintenance on the building switchgear and to maintain an industry standard maintenance program on this equipment.

6. Except as herein expressly modified, all of the terms, covenants and conditions of the Leases shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to Lease as of the day and year first above written.

BROAD AND NOBLE ASSOCIATES, INC.,
a corporation

By:	/s/ ALLAN STILLMAN
Title: President

Attest:
Title:

(Corporate Seal)

SUNGARD SERVICES COMPANY (NOW NAMED SUNGARD RECOVERY SERVICES INC.)

By:	/s/ WILLIAM J. FLOUNDERS
Title: Senior VP

Attest:	/s/ Lawrence A. Gross
Title: Asst. VP & Secretary

(Corporate Seal)

2

AMENDMENT TO LEASE

AMENDMENT TO LEASE made as of this 19th day of November 1992 by and between BROAD AND NOBLE ASSOCIATES, INC., having its principal office at 401 North Broad Street, Philadelphia, Pennsylvania 19108 (“Landlord”) and SUNGARD SERVICES COMPANY, having its principal offices at 1285 Drummers Lane, Wayne, Pennsylvania 19087 (“Tenant”).

W I T N E S S E T H:

WHEREAS, reference is made to the Agreement of Lease, dated September 1, 1986 for certain space on the Mezzanine (the “Mezzanine”), the Agreement of Lease, dated April 12, 1984 for certain space on the sixth (6th) floor (the “Sixth Floor”), the Amendment to Lease, dated October 1989 for certain space on the seventh (7th) floor (the “Seventh Floor”), and the Amendment to Lease dated September 30, 1991, for certain other space on the seventh (7th) floor (the “Seventh Floor First Expansion Space”), with the respective Riders attached thereto (hereinafter collectively referred to as the “Leases”), demising certain premises in the building known as 401 North Broad Street, Philadelphia, Pennsylvania (the “Building”); and

WHEREAS, Tenant finds the present space inadequate for its needs; and

WHEREAS, Landlord in willing to accommodate expansion requirements of Tenant on the seventh floor of Building.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord an additional 13,309 square feet of space on the seventh floor of 401 North Broad Street, Philadelphia, Pennsylvania (the “Seventh Floor Second Expansion Space”), as shown on the Seventh Floor plan, marked as area 1, attached hereto and made a part hereof as Exhibit “A”, for a term beginning March 1, 1992 and ending December 31, 1999 and on the same terms and conditions as are in existence for the Leases except as otherwise specifically set forth in this Amendment. Tenant will be responsible for obtaining permits and approval for all construction and installations which will be done at Tenant’s expense. This Seventh Floor Second Expansion Space is taken “as is”.

2. The basic rent for the Seventh Floor Second Expansion Space shall be the sum of eighty six thousand five hundred eight and 50/100 dollars ($86,508.50) annually, payable in equal monthly installments, in advance, of seven thousand two hundred nine and 04/100 dollars ($7,209.04) each.

3. With respect to space in the Seventh Floor Second Expansion Space only, Paragraphs 3 (b) and 3 (c) of the Lease are hereby amended to provide that the Base Real Estate Taxes and Base Operating charges for the Seventh Floor Second Expansion Space shall each be based on the calendar year 1992. The percentage of increases allocable to the Seventh Floor Second Expansion Space will be “one and three one hundredths of a percent” (1.03%). The method of computation will be the same as stated in paragraphs 3 (b) and 3 (c) of the Leases.

4. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord an additional 11,858 square feet of space on the seventh floor of 401 North Broad Street, Philadelphia, Pennsylvania (the “Seventh Floor Third Expansion Space”), as shown on the Seventh Floor plan, marked as area 2, attached hereto and made a part hereof as Exhibit “A”, for a term beginning January 1, 1993 and ending December 31, 1999 and on the same terms and conditions as are in existence for the Leases except as otherwise specifically set forth in this Amendment. Tenant will be responsible for obtaining permits and approvals for all construction and installations which will be done at Tenant’s expense. This Seventh Floor Third Expansion Space is taken “as is”.

5. The basic rent for the Seventh Floor Third Expansion Space shall be the sum of seventy seven thousand seventy seven and 00/100 dollars (77,077.00) annually, payable in equal monthly installment, in advance, of six thousand four hundred twenty three and 08/100 dollars ($6,423.08) each.

6. With respect to space in the Seventh Floor Third Expansion Space only, Paragraphs 3 (b) and 3 (c) of the Leases are hereby amended to provide that the Base Real Estate Taxes and Base Operating Charges for the Seventh Floor Third Expansion Space shall each be based on the calendar year 1993. The percentage of increases allocable to the Seventh Floor Third Expansion Space will be “ninety two one hundredths of a percent” (.92%). The method of computation will be the same as stated in paragraphs 3 (b) and 3 (c) of the Leases.

7. Tenant hereby agrees to Lease, at the same terms and conditions as the Leases, any and all space on the seventh floor which, after execution of this Amendment to Lease, is not under Lease to Tenant. This remaining space is marked as area 3 on Exhibit “A”, attached hereto. It is comprised of 15,053 square feet. Tenant agrees to lease the above mentioned space on or before January 1, 1996.

8. Except as herein expressly modified, all of the terms, covenants and conditions of the Leases shall remain in full force and effect.

IN WITNESS WHEREOF, THE PARTIES HAVE DULY EXECUTED THIS Amendment to Lease as of the day and year first above written.

BROAD AND NOBLE ASSOCIATES, INC.,
a PA corporation

By:	/s/ ALLAN STILLMAN
Title:

(Corporate Seal)

SUNGARD SERVICES COMPANY

By:	/s/ WILLIAM J. FLOUNDERS
Title: SR VICE PRESIDENT

Attest:	/s/ PAUL A. BECK
Title: SR NETWORK ENGINEER

(Corporate Seal)

November 19, 1992

Mr. William Flounders

Sungard Services Company

6th Floor

401 North Broad Street

Philadelphia, Pennsylvania 19108

Dear Bill,

It is hereby agreed that space will be made available, at the Northeast corner of the track level of our building, for the installation of your emergency generator equipment. The approximate 4,000 square feet of space will be leased at $2.50 per square foot per year. The layout is to be approved by Broad and Noble Associates. all construction and necessary modifications for access to elevators and for your own use must be approved by all agencies having jurisdiction and will be at Sungard’s sole cost and expense. Further, will attempt to gain access to space, for this purpose, which is currently leased by PNI, to substitute for this space provided it can be accomplished by January 1, 1993 with possession of the space by June 1, 1993.

If anything further is needed please contact us immediately. Thank you for your time and attention.

Sincerely,
Broad and Noble Associates

/s/ ALLAN STILLMAN
Allan Stillman

[DIAGRAM OF SEVENTH FLOOR PLAN]

EXHIBIT “A”

SUNGARD DATA SYSTEMS INC.

AMENDMENT TO 401 LEASE DATED OCTOBER 9, 1995

Broad & Noble Associates

401 North Broad Street

Philadelphia

Pennsylvania 19108

215/922/3110

FAX 215/922/0937

October 9, 1995

Mr. John C. Herley

SunGard Recovery Services Inc.

1285 Drummers Lane

Wayne, PA 19087-1586

Dear Mr. Herley:

As you are aware, under Amendment to Lease dated November 19, 1992 between Broad and Noble Associates, Inc. and Sungard Services Company, Sungard will take under Lease the balance of the seventh floor, comprised of 15,053 square feet, here at 401 North Broad Street, Philadelphia, Pennsylvania, by January 1, 1996 (the “Lease”). To accommodate Sungard, the Lease shall become effective October 10, 1995. For the period October 10, 1995 through December 31, 1995, Sungard shall not be obligated to Broad and Noble Associates for any base rent or additional rent, including but not limited to any taxes or operating expenses, nor shall any base rent or additional rent accrue for the period October 10, 1995 through December 31, 1995. All other terms and conditions of the Lease will be in effect as of October 10, 1995.

We believe this letter may serve as an agreement between Broad and Noble Associates and Sungard for the purpose of accelerating the start date of the lease for the aforementioned 15,053 square feet of space.

If this meets with your approval, please acknowledge your acceptance in the space provided below and return one copy to us for our records. Thank you for your time and attention in this matter.

Sincerely,

Broad and Noble Associates

/s/ Barbara K. Dertouzos
Barbara K. Dertouzos

Accepted for Sungard:	/s/ William J. Flounders

Dated: 10/9/95

401 NORTH BROAD STREET

PHILADELPHIA, PENNSYLVANIA

AMENDMENT TO LEASE

AMENDMENT TO LEASE made as of this              day of December, 1996, by and between BROAD AND NOBLE ASSOCIATES, INC. having its principal office at 401 North Broad Street, Philadelphia, Pennsylvania 19108 (“Landlord”) and SUNGARD SERVICES COMPANY, having its principal office at 1285 Drummers Lane, Wayne, Pennsylvania 19087 (“Tenant”).

W I T N E S S E T H

WHEREAS, reference is made to the Agreement of Lease, dated September 1, 1986 for a certain space on the Mezzanine (the “Mezzanine”), and the Agreement of Lease, dated April 12, 1984 for certain space on the sixth (6th) floor (the “Sixth Floor”), and the Amendment to Lease, dated November 18, 1992, for certain other space on the seventh (7th) floor (the “Seventh Floor Second Expansion Space”, and “All Remaining Seventh Floor Space”), and the Amendment to Lease dated November 22, 1995 for certain space on the eighth (8th) floor (the “Suite 816”), with the respective Riders attached thereto (hereinafter collectively referred to as the “Leases”), demising certain in the building known as 401 North Broad Street, Philadelphia, Pennsylvania (the “Building”); and

WHEREAS, the extended term of the Leases expires on December 31, 1999; and

WHEREAS, Tenant finds the present space inadequate for its needs and Landlord is willing to accommodate expansion requirements of Tenant on the eighth floor of the Building; and

WHEREAS, Landlord and Tenant desire to extend the Leases through December 31, 2004 on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Expansion Spaces.

(a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord 50,000 square feet of space located on the eighth floor of 401 North Broad Street, Philadelphia, Pennsylvania (the “First Expansion Space”), as shown on the Eighth Floor plan attached hereto and made a part hereof as Exhibit “A”, for a term of eight (8) years commencing January 1, 1997 and ending December 31, 2004; and (b) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the remaining 45,786 square feet of space located on the eighth floor of 401 North Broad Street, Philadelphia, Pennsylvania (the “Second Expansion Space”) as shown on the Eighth Floor plan attached hereto and made a part hereof as Exhibit “A”, for a term of seven (7) years commencing January 1, 1998 and ending December 31, 2004, all on the same terms and conditions as are in existence for the Sixth Floor, Mezzanine, Seventh Floor, and Suite 816 Leases except as modified by and as specifically set forth in this Amendment. Landlord hereby covenants to deliver to Tenant possession of the First Expansion Space and the Second Expansion Space, free and clear of any tenancies, commencing January 1, 1997 and January 1, 1998, respectively. Tenant will be responsible for obtaining permits and approvals for all construction which will be done in the Expansion Space to conduct Tenant’s business thereon.

2. Extension of Term; Basic Rent.

(a) Extension of Term. The term of the Leases covering the Sixth Floor, Mezzanine, Seventh Floor, and Suite 816, shall be extended for an additional five (5) years (the “Second Extended Term”). The Second Extended Term for the Leases shall commence on January 1, 2000 and expire on December 31, 2004.

(i) Basic Rent. The basic rent during the balance of the current term and Second Extended Term shall be as follows:

A. Mezzanine

1) For the period commending as of the date hereof and ending December 31, 1999, Tenant shall pay the same amount as basic rent for the Mezzanine as Tenant is currently paying in accordance with the Leases except that there shall be no cost of living increase in such basic rent during the years 1997, 1998 and 1999.

2) For the period commencing January 1, 2000 and ending December 31, 2004, Tenant shall pay for the Mezzanine the sum of $214,744.00 annually, payable in equal monthly installments, in advance, of $17,895.33 each.

B) Sixth Floor

1) For the period commencing as of the date hereof and ending December 31, 1999, Tenant shall pay the same amount as basic rent for the Sixth Floor as Tenant is currently paying in accordance with the Leases except that there shall be no cost of living increase in such basic rent during the years 1997, 1998 and 1999.

2) For the period commencing January 1, 2000 and ending December 31, 2004, Tenant shall pay for the Sixth Floor the sum of $626,951.00 annually, payable in equal monthly installments, in advance, of $52,245.92 each.

C) Seventh Floor

1) For the period commencing as of the date hereof and ending December 31, 1999, Tenant shall pay the same amount as basic rent for the Seventh Floor as Tenant is currently paying in accordance with the Lease except that there shall be no cost of living increase in such basic rent during the years 1997, 1998 and 1999.

2) For the period commencing January 1, 2000 and ending December 31, 2004, Tenant shall pay for the Seventh Floor the Sum of $631,930.00 annually, payable in equal monthly installments, in advance, of $52,660.83 each.

D) First Expansion Space; Second Expansion Space.

1) For the First Expansion Space, for the period commencing January 1, 1997 and ending December 31, 2004. Tenant shall pay for the First Expansion Space the sum of $237,500 annually, payable in equal monthly installments, in advance, of $19,791.67 each.

2) For the Second Expansion Space, for the period commencing January 1, 1998 and ending December 31, 2004, Tenant shall pay for the Second Expansion Space the sum of $217,484 annually, payable in equal monthly installments, in advance, of $18,123.67 each.

E) Suite 816

1) For the period commencing as of the date hereof and ending December 31, 1999, Tenant shall pay the same amount as basic rent for Suite 816 as Tenant is currently paying in accordance with the Leases except that there shall be no cost of living increase in such basic rent during the years 1997, 1998 and 1999. Commencing January 1, 2000 and ending December 31, 2004, Tenant shall pay the sum of $6,812.00 annually, payable in monthly installments, in advance, of $567.67 each.

(b) Each monthly payment of basic rent will be made on the first day of each and every calendar month during the Second Extended Term. Tenant will pay said rent to the Landlord, at the office of Landlord as indicated above or to such other part or to such other address as Landlord may designate from time to time by written notice to Tenant.

3. Repairs and Improvements.

(a) Landlord, at Landlord’s sole cost and expense, shall be responsible for and shall perform the following repairs, replacements, construction, work and maintenance at the Building and the Leased Premises all in accordance with the following terms and conditions (collectively “Repairs and Improvements”).

(i) Within thirty (30) days of the date of this Amendment, Landlord, at Landlord’s sole cost and expense, shall prepare or cause to be prepared and submitted to Tenant for Tenant’s approval, by a reputable asbestos contractor, approved in writing by Tenant, a comprehensive plan, approved in writing as to scope of work for the removal of all asbestos in the Building. Within thirty (30) days of the date such plan for asbestos removal is delivered to and approved by Tenant, Landlord shall let such work out for bid by contractors approved by Tenant and/or Tenant’s consulting engineer. Tenant shall have final approval of all final plans, specifications and materials of such asbestos removal and such removal shall be completed by Landlord, at Landlord’s sole cost and expense, as soon as practicable but in no event later than December 31, 1997.

(ii) Within ninety (90) days of the date of this Amendment, Landlord, at Landlord’s sole cost and expense, shall prepare or cause to be prepared and submitted to Tenant for Tenant’s written approval, by a reputable smoke detection company, a comprehensive early warning smoke detection system program, compliant with NFPA, the National Electric Code and all other federal, state and local bodies having jurisdiction over the Building with respect to fire, smoke and safety systems, for all floors currently tenant occupied in the Building and for the installation of said system as and when floors not currently occupied are occupied in the future. Such system shall contain fully programmable panels installed both in the Building and the Leased Premises and such smoke detection system shall be monitored twenty-four (24) hours a day, three hundred sixty-five (365) days a year by a professional, reputable offsite security agency. All spaces in the Building which are not leased or occupied as of the date hereof (whether or not such space or spaces have previously been leased, occupied or built out) shall either be fully alarmed in accordance with the program approved by Tenant or shall be gutted, cleared and maintained in broom clean condition. Within thirty (30) days such plan is delivered to and approved in writing by Tenant, Landlord shall let such work out for bid by contractors approved by Tenant and/or

Tenant’s consulting engineer and Tenant shall have final approval of all final plans, specifications, materials and scope of such work. All work to be performed under this Paragraph shall be completed by Landlord, at Landlord’s sole cost and expense, as soon as practicable but in no event later than December 31, 1997.

(iii) Within thirty (30) days of the date of this Amendment, Landlord, at Landlord’s sole cost and expense, shall prepare or cause to be prepared and submitted to Tenant for Tenant’s written approval, by a reputable roofing company approved by Tenant, a comprehensive plan to replace the roof of the Building. The scope of the work, the contractor, materials and phasing of the work shall be approved by Tenant in writing. The roof, when completed, shall contain a full ten (10) year warranty as to materials and labor and a maintenance program shall be put into place by Landlord and approved in writing by Tenant so that the roof will be maintained free of leaks throughout the term of the Leases. The roof shall be completely replaced, at Landlord’s sole cost and expense, as soon as practicable but in no event later than December 31, 1997.

(iv) Within thirty (30) days of the date of this Amendment, Landlord shall prepare or cause to be prepared and submit to Tenant for Tenant’s prior written approval, by a reputable elevator company, a plan for the replacement of the entire elevator systems in the shaft location of SunGard’s choice not including rooftop machinery or the steel railing system, unless the railing system or parts thereof require repair or replacement, as determined by the approved elevator company. For every 100,000 square feet of space in the Building leased by Landlord after the date hereof, whether or not such leased space is contiguous, excluding the Eighth Floor, Landlord shall also replace an additional elevator system until all lobby elevator systems have been replaced in full. Tenant shall approve in writing, the plans and specifications of the work, the scope of the work, contractor, phasing of the work and all materials to be used in replacing the elevator systems as described herein. Tenant, at Tenant’s sole cost, will refurbish the interior cab of each elevator as each elevator system is replaced. The initial elevator system of SunGard’s choice to be replaced by Landlord pursuant to this Paragraph shall be completed by Landlord, at Landlord’s sole cost and expense, as soon as practicable but in no event later than December 31, 1997.

(b) Landlord shall prepare and submit for Tenant’s approval a plan to maintain all systems, items repaired and replaced pursuant to the foregoing Paragraphs. All work to be performed by Landlord or Landlord’s contractors hereunder shall be performed in a good and workmanlike manner, all contracts for the work shall be approved in writing by Tenant and Tenant and Tenant’s agents and consultants shall have the right to inspect all work as it progresses and to approve or disapprove same.

4. Financing of Repairs and Improvements.

(a) Tenant agrees to finance for Landlord an amount up to the sum of Two Million Four Hundred Thousand Dollars ($2,400,000) for the sole purposes of paying the actual costs of performing and installing the Repairs and Improvements to the Premises and Building. Tenants shall lend to Landlord such costs by paying the contractors, suppliers or consultants designated by Landlord, from time to time during the progress of the Repairs and Improvements (but not more than once per month) within thirty (30) days after receipt from Landlord of:

(i) supporting documentation thereof approved by Tenant, accompanied by a certification of the architect, contractor or other consultant supervising the work, stating that the portion of the work for which Landlord is applying for payment has been completed substantially in accordance with the plans and specifications approved by Tenant;

(ii) itemized bills for labor and materials constituting portions of the Repairs and Improvements submitted by the contractors, suppliers or consultants of the services or materials rendered, such bills shall have been marked “paid” by the contractor, supplier or consultant;

(iii) waivers of liens evidencing the payment of any prior work performed and materials supplied for which Landlord previously applied for payment, executed and acknowledged by the contractors, suppliers and consultants which are entitled by statute to file mechanics’ liens; and

(iv) with respect to the final request for payment, “as-built” plans and specifications for such Repairs and Improvements.

(b) Interest shall accrue on the outstanding principal balance advanced by Tenant to Landlord hereunder at the “prime rate” or “prime lending rate” as those terms are hereinafter defined. Interest shall be calculated on the basis of a three hundred sixty (360) day year and shall be payable monthly in arrears on the first day of each month, based on the actual number of days elapsed at the per annum rate specified above. The term “prime rate” or “prime lending rate” shall be the rate of interest announced in The Wall Street Journal on December 31 of each year. Changes in the interest rate, hereunder, shall be effective on January 1, of each year amounts advanced by Tenant to Landlord are outstanding.

(c) Landlord shall only be permitted to draw advance from Tenant from January 1, 1997 through December 31, 1997 up to a maximum amount of Two Million Four Hundred Thousand Dollars ($2,400,000).

(d) Advances made by Tenant to Landlord shall be repaid monthly commencing January 1, 1998 and thereafter through December 31, 2004 based upon a seven year amortization schedule.

(e) Commencing January 1, 1998 and monthly thereafter through December 31, 2004, Tenant shall receive and be entitled to set-off against basic rent, the monthly amount of principal and interest due from Landlord hereunder until said amount is paid in full.

5. Right of First Refusal to Purchase Building. If, during the term of this Lease, Landlord shall receive a bona fide offer acceptable to it for the purchase of the Building, Tenant shall have a continuing right to purchase the same upon the terms and conditions as are contained in the said offer, such right to be exercised in the manner provided for herein. Landlord shall notify Tenant in writing of the receipt of such offer and terms thereof, the notice to be accompanied by an agreement of sale embodying the terms of the offer, and within ten (10) business days after the receipt of such notice (such time to be of the essence) Tenant shall, if it desires to purchase the Building, deliver to Landlord Tenant’s written agreement legally binding Tenant to make such purchase on such terms, and shall further deliver to Landlord the payment, if any, on account of the sale in the amount specified in such offer. Tenant’s failure to make and deliver such agreement and payment within such ten (10) business days shall result in the termination of this Right of First Refusal and Landlord may consummate the transaction in accordance with the terms of the bona fide offer submitted to Tenant. However, if settlement under the bona fide offer is not completed within three (3) months from the date such offer is submitted to Tenant, Landlord shall be obligated to follow the procedures and provisions of this Paragraph 5 with respect to any subsequent bona fide offers to purchase the Building acceptable to Landlord.

6. Renewal Options. Provided Tenant is not in default hereunder, Tenant, upon not less than twelve (12) months prior written notice in each instance, shall have the option to renew the Leases for three (3) additional terms (the “Additional Terms”) of five (5) years each. The terms and conditions of each Additional Term shall remain unchanged except for the basic rent which shall be determined as follows:

(i) Commencing January 1, 2005 and commencing on the first day of each Additional Term thereafter, Tenant shall pay adjusted basic rent (“Adjusted Basic Rent”) for the Leased Premises in the amounts determined in accordance with the following provisions.

1) Within three hundred (300) and two hundred fifty-five (255) days prior to January 1, 2005 (or the completion of ten (10) and fifteen (15) years after the commencement of the Second Extended Term), Landlord and Tenant shall agree on a new monthly basic rent for the Leased Premises, using, as a guide, rental values for comparable buildings within a radius of one mile of 401 North Broad Street, which basic rent, if agreement is reached, shall be the new basic rent for the period following December 31, 2004, or the subheading of five (5) years of the Additional Term. If the parties are unable to agree on a basic rent within three hundred (300) and two hundred fifty-five (255) days prior to the beginning of the basic rent for the period for which rent is then being determined, the parties agree to submit this issue of basic rent to appraisal by Landlord’s and Tenant’s appraisers holding MAI designations, as follows, Landlord and Tenant shall each appoint an MAI appraiser to appraise the basic rent of the Leased Premises for the relevant period. The appraisers shall consult with each other and attempt to produce an agreed, joint written appraisal. If the appraisers determine that they are unable to agree on the basic rent of the Leased Premises, they shall render separate written appraisals and then jointly select a third appraiser who holds an MAI designation who shall be charged with rendering a final, binding written appraisal of the basic rent; provided, however, that the value established by the third appraiser shall not be less than the lower of the two prior appraisals or higher than the higher of the prior two appraisals. In the case of appraisals rendered for any Additional Term, the appraisers shall complete all appraisals no later than one hundred eighty-five (185) days before the expiration of the then current term. The appraisers shall be guided by the basic rent of “comparable buildings”, “Comparable buildings” is intended to mean those buildings similar in quality, character, age and nature to the present building containing the Leased Premises located within one mile radius of the Building, containing approximately the same space as the Leased Premises with typical truck access and loading docks, high quality but in all respects standard features such as HVAC, electric, plumbing, telephone and office area finishes. The appraisers shall not consider the value of Tenant’s over-improvements and specialized business build-out and finishes in their appraisals. The joint, agreed decision of the original appraisers or, if there is no agreed appraisal, the decision of the third appraiser, shall be final and binding upon the parties. In no event shall the basic rent for January 1, 2005, through the end of the fifth (5th) year of any five (5) year Additional Term be lower than the highest basic rent for any period. Should the appraisal process for any rental period after January 1, 2005, of the term result in a decision which comes after the beginning of a new rental period, an increase, if any, in the monthly basic rent shall be retroactive to the month in which the new period began. During the pendency of appraisal, Tenant shall continue to make monthly payments and shall make up any difference resulting from an increase in basic rent within ten (10) days of Landlord’s written request. Should the appraisal decision regarding any Additional Term basic rent be delayed because of Landlord fault to a date less than one hundred eighty-five (185) days before the expiration of the then current term or Additional Term, Tenant shall have the right to exercise its renewal options as described in this Paragraph on the then current terms and conditions, including, without limitation, the then current basic rent and the further right to rescind such election by written notice to Landlord within five (5) business days of receipt of the final appraisal decision.

7. Operating Expenses. With respect to the Eighth Floor only, Paragraphs 3(b) and 3(c) of the Leases are hereby amended to provide that the Base Real Estate Taxes and Base Operating Charges for (a) the First Expansion Space shall each be based on the calendar year 1997; and (b) the Second Expansion Space shall each be based on the calendar year 1998. The percentage of increases allocable to the First Expansion Space will be 3.87% and the percentage of increase is allocable to the Second Expansion Space will be 3.54%. The method of computation will be the same as stated in Paragraphs 3(b) and 3(c) of the Leases.

8. Captions. The captions contained herein are not a part of this Amendment and are included solely for the convenience of the parties hereto.

9. No Other Charges. Except as herein expressly modified,all of the terms, covenants and conditions of the Leases shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Lease as of the day and year first above written.

BROAD AND NOBLE ASSOCIATES, INC. a corporation

By:	/s/ Allan Stillman
Title:	Pres.

Attest:	/s/ Phyllis Docket
Title:	Comptroller
[CORPORATE SEAL]

SUNGARD SERVICES COMPANY

By:	/s/ William J. Flounders
Title:	SVP

Attest:	/s/ Debra Stehman
Title:	VP-Controller
[CORPORATE SEAL]

401 NORTH BROAD STREET

PHILADELPHIA, PENNSYLVANIA

AMENDMENT TO LEASE

AMENDMENT TO LEASE made as of this              day of March, 1997, by and between BROAD AND NOBLE ASSOCIATES, INC., having its principal office at 401 North Broad Street, Philadelphia, Pennsylvania 19108 (“Landlord”) and SUNGARD SERVICES COMPANY, having its principal office at 1285 Drummers Lane, Wayne, Pennsylvania 19087 (“Tenant”).

W I T N E S S E T H:

WHEREAS, reference is made to the Agreement of Lease, dated September 1, 1986 for certain space on the Mezzanine (the “Mezzanine”), and the Agreement of Lease, dated April 12, 1984 for certain space on the sixth (6th) floor (the “Sixth Floor”), and the Amendment to Lease, dated October 1989 for certain space on the seventh (7th) floor (the “Seventh Floor”), the Amendment to Lease dated September 30, 1991, for certain other space on the seventh (7th) floor (the “Seventh Floor First Expansion Space”), and the Amendment to Lease, dated November 19, 1992, for certain other space on the seventh (7th) floor (the “Seventh Floor Second Expansion Space”, the “Seventh Floor Third Expansion Space”, and “All Remaining Seventh Floor Space”), and the Amendment to Lease, Dated November 22, 1996, for certain space on the eighth (8th) floor (the “Suite 816”), and the Amendment to Lease, dated December 23, 1996, for certain space on the eighth (8th) floor (the “Eighth Floor First Expansion Space” and the “Eighth Floor Second Expansion Space”), with the respective Riders attached thereto (hereinafter collectively referred to as the “Leases”), demising certain premises in the building known as 401 North Broad Street, Philadelphia, Pennsylvania (the “Building”); and

WHEREAS, Tenant finds the present space inadequate for its needs; and

WHEREAS, Landlord is willing to accommodate expansion requirements of Tenant on the tenth (10th) floor of Building.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, and intending to be legally bound hereby, the parties hereto agree as follows:

1. (a) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord 7,500 square feet of space, located on the tenth floor of 401 North Broad Street, Philadelphia, Pennslyvania (the “Tenth Floor First Expansion Space”) as shown on the Tenth Floor plan, marked as area 1, attached hereto and made a part hereof as Exhibit “A”, for a term beginning March 1, 1997 and ending December 31, 2004; and (b) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord an additional 6,500 square feet of space located on the tenth floor of 401 North Broad Street, Philadelphia, Pennsylvania (the “Tenth Floor Second Expansion Space”), as shown on the Tenth Floor plan, marked as area 2, attached hereto and made a part hereof as Exhibit “A”, for a term beginning January 1, 1998 and ending December 31, 2004, all on the same terms and conditions as are in existence for the Sixth Floor, Mezzanine, Seventh Floor, Suite 816, and Eighth Floor Leases except as modified by and as specifically set forth in this Amendment. Tenant will have access to and the right to condition, improve, fixture, alter, decorate and the like, the entire space, and not just the Tenth Floor First Expansion Space, immediately.

1

2. For the period commencing March 1, 1997 and expiring December 31, 1997 Tenant shall pay, as basic rent for the Tenth Floor First Expansion Space, the sum of fifty-six thousand two hundred fifty and 00/100 dollars ($56,250.00) annually, payable in equal monthly installments, in advance, of four thousand six hundred eighty-seven and 50/100 dollars ($4,687.500) each; and, for the period commencing January 1, 1998 and expiring December 31, 2004 Tenant shall pay, as basic rent for the Tenth Floor First Expansion Space and the Tenth Floor Second Expansion Space, the sum of one hundred five thousand and 00/100 dollars ($105,000.00) annually, payable in equal monthly installments, in advance, of eight thousand seven hundred fifty and 00/100 dollars ($8,750.00) each.

3. With respect to the Tenth Floor First Expansion Space and the Tenth Floor Second Expansion Space only, Paragraphs 3(b) and 3(c) of the Leases are hereby amended to provide that the Base Real Estate Taxes and Base Operating Charges for these tenth floor expansion spaces shall each be based on the calendar year 1997. The percentage of increases in the Real Estate Taxes and increases in the Operating Costs over the base year allocable to these expansion spaces will be “one and eight one hundredths of a percent” (1.08%). The method of computation will be the same as stated in Paragraphs 3(b) and 3(c) of the Leases.

4. Landlord hereby grants Tenant the “Right of First Offer” on the adjoining 18,294 square feet of office space. If, during the term of this Lease, Landlord shall receive a bona fide letter of intent acceptable to it for the leasing of the adjoining 18,294 square feet, or any part thereof (“Right of First Offer Space”). Tenant shall have a continuing right to lease the same upon the terms and conditions as are contained in the said offer, such right to be exercised in the manner provided for herein. Landlord shall notify Tenant in writing of the receipt of such letter, together with a copy thereof. Within seven (7) business days after the receipt of such notice (such time to be of the essence) Tenant shall, if it desires to lease the space, deliver to Landlord Tenant’s letter binding Tenant to make such lease on such terms. Tenant’s failure to make and deliver such letter within such seven (7) business days shall result in the termination of this Right of First Offer and Landlord may consummate the transaction in accordance with the terms of the bona fide letter of intent submitted to Tenant. If Tenant delivers such letter, Landlord and Tenant shall thereafter negotiate in good faith a lease amendment containing, inter alia, the terms contained in the bona fide letter of intent. However, if a lease agreement is not executed under the bona fide letter of intent Landlord shall be obligated to follow the procedures and provisions of this Paragraph 4 with respect to any subsequent bona fide letter of intent to lease the Right of First Offer Space acceptable to Landlord.

5. Tenant shall have the right to the non-exclusive use, in common with other Tenants, of the transformer located on the 10th floor and Tenant shall be charged at the General Service Rate for all electricity consumed in this expansion space, and acknowledges that the transformer being used to provide electrical current to the space may be jointly used by other tenants of the Building.

6. Except as herein expressly modified, all of the terms, covenants and conditions of the Leases shall remain in full force and effect.

2

IN WITNESS WHEREOF, THE PARTIES HAVE DULY EXECUTED THIS Amendment to Lease as of the day and year first above written.

BROAD AND NOBLE ASSOCIATES, INC.

a                                                               corporation

By:	/s/ Allan Stillman
Title:
(Corporate Seal)

SUNGARD SERVICES COMPANY

By:	/s/ William J. Flounders
Title:	SR. VP Finance, Chief Financial Officer

Attest:	/s/ Paul Loveland Jr.
Title:	Assistant Controller
(Corporate Seal)

3

CONSENT

The following parties hereby acknowledge, consent and agree to all of the terms and conditions contained in the Amendment to Lease for 401 North Broad Street, Philadelphia, PA, dated as of March     , 1997 between Broad and Noble Associates, Inc., as Landlord, and SunGard Services Company, as Tenant, to which this Consent is attached, for all purposes contained in the Leases, as that term is defined in the attached Amendment to Lease, and for all purposes contained in each and every Subordination, Non-Disturbance and Attornment Agreement, and all amendments thereto, executed by any of the undersigned in favor of Tenant.

OWNER AND MASTER LESSOR

Gerald S. Kaufman, Nominee for
Nathan P. Jacobs, Samuel A.
Seaver, Philip Kessler and
Arthur S. Mandelbaum

/s/ Gerald S. Kaufman, Nominee
Gerald S. Kaufman, Nominee

FIRST MORTGAGEE:

Jacobs Family, LLC and The
Nathan P. Jacobs Foundation

By:	[SIGNATURE ILLEGIBLE]

By:

MASTER LESSEE:

440 East 62nd Street Co., a
New York limited partnership,
by its sole general partner,
Allan Stillman

/s/ Allan Stillman, Gen Partner
Allan Stillman, Gen Partner

LEASEHOLD MORTGAGEE:

401 North Associates, an
Illinois limited partnership,
by its Authorized General
Partner General S. Kaufman

/s/ Gerald S. Kaufman, Gen Partner
Gerald S. Kaufman, Gen Partner

4

SUNGARD PHILADELPHIA

10TH FLOOR

[FLOOR PLAN APPEARS HERE]

401 NORTH BROAD STREET

PHILADELPHIA, PENNSYLVANIA

AMENDMENT TO LEASE

This AMENDMENT TO LEASE is made as of 9th day of June, 1999, by and between Callowhill Management, Inc., a Pennsylvania corporation, successor in interest to BROAD AND NOBLE ASSOCIATES, INC. a Pennsylvania corporation, as managing agent for 440 East 62/nd/ Street Company, a Pennsylvania limited partnership, having its principal office at 401 North Broad Street, Philadelphia, Pennsylvania 19108 and 440 East 62/nd/ Street Company, a Pennsylvania limited partnership (collectively, “Landlord”) and SUNGARD RECOVERY SERVICES INC., successor in interest to SUNGARD SERVICES COMPANY having its principal office at 1285 Drummers Lane, Wayne, Pennsylvania 19087 (“Tenant”).

WITNESSETH:

A. WHEREAS, Landlord and Tenant have entered into that certain Agreement of Lease dated April 12, 1984 for certain space on the sixth (6/th/) floor (the “Sixth Floor Lease”) of that certain building located at and known as 401 North Broad Street, Philadelphia, Pennsylvania (the “Building”); and

B. WHEREAS, Landlord and Tenant have entered into that certain Agreement of Lease dated September 1, 1986 for certain space on the Mezzanine floor (the “Mezzanine Floor Lease”) of the Building; and

C. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated October 1989 for certain space on the seventh (7th) floor (the “Seventh Floor Lease”) of the Building; and

D. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated September 30, 1991, for certain other space on the seventh floor (7th) floor (the “Seventh Floor First Expansion Space Lease”) of the Building; and

E. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated November 19, 1992 for certain other space on the seventh (7th) floor (the “Seventh Floor Second Expansion Space, Seventh Floor Third Expansion Space and All Remaining Seventh Floor Space Lease”) of the Building; and

F. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated November 22, 1996 for certain space on the eighth (8th) floor (the “Suite 816 Lease”) of the Building; and

G. WHEREAS, Landlord and Tenant have entered into certain Amendment to Lease dated December 23, 1996 for certain other space on the eighth (8th) floor (the “Eighth Floor First Expansion Space and the Eighth Floor Second Expansion Space Lease”) of the Building;

H. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated as of March 1997 for certain space on the tenth (10th) floor (the “Tenth Floor First Expansion Space and the Tenth Floor Second Expansion Space Lease”) of the Building. (The Mezzanine Lease, the Sixth Floor Lease, the Seventh Floor Lease, the Seventh Floor First Expansion Space Lease and the Seventh Floor Second Expansion Space Lease, the Seventh Floor Third Expansion Space and All Remaining Seventh Floor Space Lease, the Suite 816 Lease, the Eighth Floor First Expansion Space and the Eighth Floor Second Expansion Space Lease, the Tenth Floor First Expansion Space and the Tenth Floor Second Expansion Space Lease, and the terms and conditions of this Amendment to Lease, together with all exhibits, riders, letter agreements, amendments and modifications thereto are hereinafter collectively called the Lease); and

I. WHEREAS, Landlord and Tenant further desire to amend the Lease to provide, inter alia, additional space for Tenant on the tenth (10/th/) floor and the mezzanine floor of the Building and the removal by Landlord of asbestos in the Building, all on the terms and conditions and as more fully set forth in this Amendment to Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord (a) 16,420 square feet of space located on the tenth (10th) floor of the Building (the “Tenth Floor Third Expansion Space”) as such space is more specifically shown on the tenth (10/th/) floor plan which plan is attached hereto and made a part hereof as Exhibit “A”, for a term commencing June 9, 1999 (the “Tenth Floor Commencement Date”) and (b) 12,360 square feet of space located on the mezzanine floor of the Building (the “Mezzanine Expansion Space”) as such space is more specifically shown on the Mezzanine floor plan which is attached hereto and made a part hereof as Exhibit “B”, for a term commencing January 1, 2000. The term of the lease for the Tenth Floor Third Expansion Space and the Mezzanine Expansion Space shall terminate at 11.59 p.m. eastern standard time on December 31, 2004 (the “Termination Date”) unless such term is sooner terminated or is extended as provided in the Lease or by agreement of the parties hereto, their successors or assigns, all on the same terms and conditions as are contained in the Lease, including, without limitation, all renewal options and rights of first refusal now or hereafter set forth in the Lease except as may be specifically modified by and as specifically set forth in this Amendment to Lease. Tenant will have access to and the right to condition, improve, alter, modify, fixture, decorate and to do all things necessary or desirable as Tenant may determine to the Tenth Floor Third Expansion Space and the Mezzanine Expansion Space.

2. (a) Commencing October 15, 1999 and thereafter until the Termination Date, Tenant shall pay to Landlord, as basic rent for the Tenth Floor Third Expansion Space, the sum of One Hundred Twenty Three Thousand One Hundred Fifty ($123,150.00) dollars annually, payable in equal monthly installments, in advance, of Ten Thousand Two Hundred Sixty Two Dollars and Fifty Cents ($10,262.50) per month.

(b) Commencing January 1, 2000 and thereafter until the Termination Date, Tenant shall pay to Landlord, as basic rent for the Mezzanine Expansion Space, the sum of Ninety Five Thousand Seven Hundred Ninety ($95,790.00) dollars annually, payable in equal monthly installments, in advance, of Seven Thousand Nine Hundred Eighty Two Dollars and Fifty Cents (7,982.50) per month.

3. (a) With respect to the Tenth Floor Third Expansion Space only, Paragraphs 3(b) and 3(c) of the Lease are hereby amended to provide that the Real Estate Taxes and Base Operating Charges for the Tenth Floor Third Expansion Space shall be based on the calendar year 1999. The percentage of increase in the Real Estate Taxes and the percentage of increase in the Operating Costs over the base year allocable to the Tenth Floor Third Expansion Space will be 1.27%. The method of computation of the increases of the Real Estate Taxes and the Operating Costs shall be the same as stated in Paragraphs 3(b) and 3(c) of the Lease.

(b) With respect to the Mezzanine Expansion Space only, Paragraphs 3(b) and 3(c) of the Lease are hereby amended to provide that the Real Estate Taxes and Base Operating Charges for the Mezzanine Expansion Space shall be based on the calendar year 2000. The percentage of increase in the Real Estate Taxes and the percentage of increase in the Operating Costs over the base year allocable to the Mezzanine Expansion Space will be 96%. The method of computation of the increases of the Real Estate Taxes and the Operating Costs shall be the same as stated in Paragraphs 3(b) and 3(c) of the Lease.

4 Notwithstanding anything contained to the contrary in any section or provision of the Lease, the Lease is hereby modified and amended for all purposes as follows:

(a) Tenant, without the necessity of any prior consent of Landlord and without any contribution or sharing of consideration received by Tenant with Landlord, may enter into such agreements as Tenant may desire with independent third parties and customers of Tenant for the purpose of permitting the use of the Tenth Floor Third Expansion Space and any and all other space now or hereafter leased to Tenant under the Lease, as the same may be amended from time to time, for computer facility and operations centers and data processing centers with networking capacity and related office use, whether operated independently by such third party or customer or by Tenant or Tenants agents and/or managed by such customers and/or third parties and all activities related thereto, including, without limitation, ingress and egress to any space now or hereafter leased to Tenant pursuant to the Lease, as the same may be amended from time to time or pursuant to this Amendment to Lease, whether by segregated entrance or general entrance to any such space leased to Tenant.

(b) Any and all rights of Landlord to recapture any space now or hereafter leased to Tenant set forth in the Lease is are hereby delete and of no further force or effect.

5. Tenant shall have the sole and exclusive right and privilege to the use of the transformer located on the tenth (10th) floor of the Building and to feed to and from, connect and reconnect and to incorporate and integrate the transformer into the power generating system of Tenant in connection with Tenant’s use and occupancy of the Premises. Tenant shall be charged at the General Service Rate for all electricity consumed through the Tenth Floor Third Expansion Space transformer. No other tenant in the Building shall have the right or privilege to use said transformer.

6. Attached hereto as Exhibit “B” and made a part hereof is that certain letter agreement dated January 12, 1999 entered into between Landlord (the “Letter Agreement”) in which, inter alia, Landlord agreed to cause the asbestos and lead in the Tenth Floor Third Expansion Space to be removed and abated (the “Tenth Floor Third Expansion Space Asbestos and Lead Removal Work”) in accordance with the terms and conditions of the Letter Agreement. Pursuant to paragraph 4 of that certain Amendment to Lease dated December, 1996 (“December 1996 Amendment”) between Tenant and Landlord, Tenant agreed to finance for Landlord an amount up to the sum of $2,400,000 (the “Loan”) for the sole purpose of paying the actual costs of performing and installing the Repairs and Improvements to the Premises and Building, as those terms are defined in the December 1996 Amendment, all in accordance with the terms and conditions contained in the December 1996 Amendment. Tenant and Landlord agree that Tenant will permit Landlord to draw down any unadvanced portion of the Loan, up to the maximum, outstanding aggregate amount, together with all other advances drawn by Landlord under the Loan, of not more than $2,4000,000, for the purpose of performing and installing the Tenth Floor Third Expansion Space Asbestos and Lead Removal Work, all in accordance with the terms and conditions set forth in paragraph 4 of the December 1996 Amendment.

7. The December 1996 Amendment is hereby modified for all purposes by adding the following paragraph:

4(f). If (i) all of any part of the Premises or the Building or any interest therein, or any interest in a corporation or partnership or any other entity owning any interest in the Premises or the Building is sold, transferred or changed (“Prohibited Change”) without the prior written consent of Tenant, which consent may be withheld in Tenant’s sole and absolute discretion, or (ii) the lease or any part thereof of this Amendment or any part hereof shall be terminated for any reason whatsoever, whether by operation of law or otherwise, Tenant, as Tenant’s option, may declare all sums outstanding, together with all interest accrued thereon, to be immediately due and payable and/or set-off against rent, base rent, additional rent and any other sum payable by Tenant under the Lease any and all sums outstanding hereunder. Such Prohibited Change shall include, without limitation:

(1) changes in the equitable title or beneficial ownership of the Premises or Building, whether or not recorded, including without limitation, entering into an installment sale agreement with respect to the Premises or the Building;

(2) voluntary or involuntary transfers of any freehold interest in the Premises or the Building, whether by operation of law or otherwise;

(3) transfer of a beneficial interest in the Premises or Building for which a straw party is acting as nominal title holder or agent;

(4) transfer by an installment purchaser purchasing the Premises or Building from an industrial development authority of such installment purchaser’s interest in the Premises or Building;

(5) transfer of any of the existing stock or issuance of new stock or the transfer or issuance of any other interest in a corporation, or transfer of any partnership interest in a partnership or transfer of any member or manager interest in any limited liability company, or the transfer of any interest in any other entity which is Landlord;

(6) transfer by lease or otherwise of the Premises or Building by or to a tenant holding a leasehold interest in the Premises or the Building with an option to purchase;

(7) transfer of any stock or of any other interest in a corporation, partnership, limited liability company or other entity which holds such leasehold interest in the Premises or the Building;

(8) transfer or termination of a leasehold interest in the Premises or Building which leasehold interest is held by an entity in which Landlord has any interest directly or indirectly, beneficially or legally.

Landlord shall immediately give written notice to Tenant of any such Prohibited Change. As used herein, the term “transfer” shall be deemed to mean and refer to any transfer, encumbrance, sale, pledge, assignment or conveyance of the interest or item in question.

8. Except as herein expressly modified, all of the terms, covenants, and conditions of the Lease shall remain in full force and affect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Lease as of the day and year first above written.

MANAGING AGENT: CALLOWHILL MANAGEMENT, INC. SUCCESSOR IN INTEREST TO BROAD AND NOBLE ASSOCIATES, A PENNSYLVANIA CORPORATION

by:	/s/ Allan Stillman
Allan Stillman, President

attest:	/s/ Barbara K. Dertaizes
title:	Secretary
(corporate seal)

LANDLORD: 440 east 62nd STREET COMPANY, A PENNSYLVANIA LIMITED PARTNERSHIP

by:	/s/ Allan Stillman
Allan Stillman, sole general partner

TENANT: SUNGARD SERVICES COMPANY, now known as SUNGARD RECOVERY SERVICES INC. a Pennsylvania corporation

by:	/s/ Paul J. Loveland Jr.
title:	Assistant Controller

attest:	/s/ Karen K. Brunsler
title:	Vice President, Human Resources
(corporate seal)

401 NORTH BROAD STREET

PHILADELPHIA, PENNSYLVANIA

AMENDMENT TO LEASE

This AMENDMENT TO LEASE is made as of the 29th day of June, 2000, by and between CALLOWHILL MANAGEMENT, INC., a Pennsylvania corporation, successor in interest to BROAD AND NOBLE ASSOCIATES, INC., a Pennsylvania corporation, as managing agent for 440 East 62nd Street Company, a Pennsylvania limited partnership, having its principal office at 401 North Broad Street, Philadelphia, Pennsylvania 19108 (collectively, “Landlord”) and SUNGARD RECOVERY SERVICES INC., successor in interest to SUNGARD SERVICES COMPANY, having its principal office at 1285 Drummers Lane, Wayne, Pennsylvania 19087 (“Tenant”).

WITNESSETH

A. WHEREAS, Landlord and Tenant have entered into that certain Agreement of Lease dated September 1, 1986 (the “Mezzanine Floor Lease”) for, inter alia, certain space on the Mezzanine floor (the “Mezzanine Floor Space”) of that certain building located at and known as 401 North Broad Street, Philadelphia, Pennsylvania (the “Building”); and

B. WHEREAS, Landlord and Tenant have entered into that certain Agreement of Lease dated April 12, 1984 (the “Sixth Floor Lease”) for, inter alia, certain space on the sixth (6th) floor (the “Sixth Floor Space”) of the Building; and

C. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated October 1989 (the “Seventh Floor Lease”) for, inter alia, certain space on the seventh (7th) floor (the “Initial Seventh Floor Space”) of the Building; and

D. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated September 30, 1991 (the “Seventh Floor First Expansion Space Lease”) for, inter alia, certain other space on the seventh floor (7th) floor (“Seventh Floor First Expansion Space”) of the Building; and

E. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated November 19, 1992 (the “Seventh Floor Second Expansion Space, Seventh Floor Third Expansion Space and All Remaining Seventh Floor Space Lease”) for, inter alia, certain other space on the seventh (7th) floor (individually, hereinafter called the “Seventh Floor Second Expansion Space” “Seventh Floor Third Expansion Space” and the “All Remaining Seventh Floor Space” and collectively, the Initial Seventh Floor Space, the Seventh Floor First Expansion Space, the Seventh Floor Second Expansion Space, the Seventh Floor Third Expansion Space and the All Remaining Seventh Floor Space are hereinafter called the “Seventh Floor Space”) of the Building; and

F. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated November 22, 1996 (the “Suite 816 Lease”) for, inter alia, certain space on the eighth (8th) floor (the “Initial Eighth Floor Space”) of the Building; and

G. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated December 23, 1996 (the “Eighth Floor First Expansion Space and the Eighth Floor Second Expansion Space Lease”) for, inter alia, certain other space on the eighth (8th) floor (individually, hereinafter called the “Eighth Floor First Expansion Space” and the “Eighth Floor Second Expansion Space” and collectively, the Initial Eighth Floor Space, the Eighth Floor First Expansion Space and the Eighth Floor Second Expansion Space are hereinafter called the “Eighth Floor Space”), of the Building; and

H. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Lease dated as of March 1997 (the “Tenth Floor First Expansion Space and the Tenth Floor Second Expansion Space Lease”) for, inter alia, certain space on the tenth (10th) floor (the “Tenth Floor First Expansion Space” and the “Tenth Floor Second Expansion Space”) of the Building; and

I. WHEREAS, Landlord and Tenant have entered into that certain Amendment to Leases dated as of June 9, 1999 (the “Tenth Floor Third Expansion Space and the Mezzanine Expansion Space Lease”) for, inter alia, certain space on the tenth (10th) floor and the mezzanine floor of the Building, the exclusive use of the transformer located on the tenth (10th) floor of the Building and the removal by Landlord of asbestos and lead (individually, hereinafter called the “Tenth Floor Third Expansion Space” and the “Mezzanine Expansion Space” and collectively, the Tenth Floor First Expansion Space, the Tenth Floor Second Expansion Space, the Tenth Floor Third Expansion Space and the Mezzanine Expansion Space are called the “Tenth Floor Space”); and

J. WHEREAS, Landlord and Tenant further desire to amend the Lease to provide, inter alia, certain space for Tenant on the eleventh (11th) floor and the ninth (9th) floor of the Building, certain rights to use certain areas of the fifth (5th) floor roof and the eleventh (11th) floor roof (collectively, the “Eleventh Floor Space and the Ninth Floor Space”), certain renewal options and certain repair, removal and maintenance obligations on the part of Landlord, all as more fully set forth in this Amendment to Lease (the “Eleventh Floor and Ninth Floor Lease”).

The Mezzanine Lease, the Sixth Floor Lease, the Seventh Floor Lease, the Seventh Floor First Expansion Space Lease and the Seventh Floor Second Expansion Space Lease, the Seventh Floor Third Expansion Space and All Remaining Seventh Floor Space Lease, the Suite 816 Lease, the Eighth Floor First Expansion Space and the Eighth Floor Second Expansion Space Lease, the Tenth Floor First Expansion Space and the Tenth Floor Second Expansion Space Lease, this Eleventh and Ninth Floor Lease and the terms and conditions of this Amendment to Lease, together with all exhibits, riders, letter agreements, amendments and modifications thereto are hereinafter collectively called the “Leases”.

The Mezzanine Floor Space, the Sixth Floor Space, the Seventh Floor Space, the Eighth Floor Space, the Tenth Floor Space, the Eleventh Floor Space and the Ninth Floor other areas used or occupied by Tenant pursuant to and under the Lease are hereinafter collectively called the “Premises”.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Expansion Space.

A. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord the entire eleventh floor of the Building consisting of approximately 96,212 square feet of space located on the eleventh (11th) floor of the Building (the “Eleventh Floor Space”) as such space is more specifically shown by the crosshatched markings on the eleventh (11th) floor plan which plan is attached hereto and made a part hereof as Exhibit “A”, for a term commencing as of the date hereof and terminating at 11:59 o’clock eastern standard time on June 30, 2010 unless such term is sooner terminated or is extended as provided in the Leases or by agreement of the parties hereto, their successors or assigns, all on the same terms and conditions as are contained in the Leases except as may be specifically modified by and as specifically set forth in this Amendment to Lease (the “Eleventh Floor Term”). As of the date hereof, Tenant will have the right to immediate occupancy, use and access to the Eleventh Floor Space and the right to condition, improve, alter, modify, fixture, decorate and to do all things necessary or desirable as Tenant may determine to the Eleventh Floor Initial Space all in accordance with the terms and conditions of the Leases and to the extent Landlord’s approval is required for same, such approval shall not be unreasonably withheld, conditioned or delayed and may not be withheld for any reason for any condition, improvement, alteration, modification, fixturing or decorating which Tenant has done or constructed or caused to be done or constructed at any time elsewhere in the Building or the Premises under the Leases.

B. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord 41,475 square feet of space located on the ninth (9th) floor of the Building (the “Ninth Floor Space”) as such space is more specifically shown by the crosshatched markings on the ninth (9th) floor plan, which plan is attached hereto and made a pan hereof as Exhibit “B”, for a term commencing January 1,2001 and terminating at 11:59 o’clock eastern standard time on June 30, 2010 unless such term is sooner terminated or is extended as provided in the Leases or by agreement of the parties hereto, their successors or assigns, all on the same terms and conditions as are contained in the Leases except as may be specifically modified by and as specifically set forth in this Amendment to Lease (the “Ninth Floor Term”). Tenant will have access to and the right to condition, improve, alter, modify, fixture, decorate and to do all things necessary or desirable as Tenant may determine to the Ninth Floor Space all in accordance with the terms and conditions of the Leases and, to the extent that Landlord’s approval is required for same, such approval shall not be unreasonably withheld, conditioned or delayed and may not be withheld for any reason for any condition, improvement, alteration, modification, fixturing or decorating which Tenant has done, constructed or caused to be done or constructed at any time elsewhere in the Building or the Premises under the Leases.

2. Extension of Term. Notwithstanding anything contained to the contrary in the Leases, the term of the Leases for all Premises leased by Landlord to Tenant pursuant to the Leases shall be renewed and extended for an additional six (6) year term (the “Extended Term”) until 11:59 p.m. eastern standard time on June 30, 2010 (the “Extended Lease Termination Date”) unless such term is sooner terminated or is extended as provided in the Leases or by agreement of the parties hereto, their successors or assigns, all on the same terms and conditions as are contained in the Lease, including, without limitation, all renewal options and rights of first refusal now or hereafter set forth in the Leases except as may be specifically modified by and as specifically set forth in this Amendment to Lease. The Eleventh Floor Team, the Ninth Floor Term and the Extended Term are hereinafter sometimes collectively called the “Term”.

3. Basic Rent.

A. Notwithstanding anything contained to the contrary in the Leases, commencing July 1, 2000 (the “Extended Term Rent Commencement Date”) Tenant shall pay to Landlord, as basic rent payable during the Extended Term under the Leases for all Premises leased pursuant to the Leases, (other than the Ninth Floor Space and the Eleventh Floor Space for which the basic rent commencement date shall be as set forth below in this Paragraph 3) the sum of Twelve Dollars ($12.00) per square foot of space leased pursuant to the Leases which space, exclusive of the Ninth Floor Space and the Eleventh Floor Space, consists of approximately 368,610 square feet. Tenant shall pay to Landlord, as and for annual basic rent, an amount equal to the sum of Four Million Four Hundred Twenty Three Thousand Three Hundred ($4,423,320.00) dollars, payable in equal monthly installments, in advance, of Three Hundred Sixty Eight Thousand Six Hundred Ten ($368,610.00) dollars per month.

B. Commencing July 1, 2000, Tenant shall pay to Landlord, as basic rent payable during the Eleventh Floor Term the sum of Twelve Dollars ($12.00) per square foot for one-half (1/2) of the Eleventh Floor Space leased during the Eleventh Floor Term, consisting of approximately 50,000 square feet. Tenant shall pay to Landlord, as and for annual basic rent, an amount equal to the sum of Six Hundred Thousand ($600,000.00) dollars, payable in equal monthly installments, in advance, of Fifty Thousand ($50,000.00) dollars per month.

C. Commencing January 1, 2001, Tenant shall pay to Landlord, as basic rent payable during the Ninth Floor Term the sum of Twelve Dollars ($12.00) per square foot for the Ninth Floor Space leased during the Ninth Floor Term which space consists of approximately 41,475 square feet. Tenant shall pay to Landlord, as and for annual basic rent, an amount equal to the sum of Four Hundred Ninety Seven Thousand Seven Hundred ($497,700.00) dollars, payable in equal monthly installments, in advance, of Forty One Thousand Four Hundred Seventy Five ($41,475.00) dollars per month.

D. Commencing January 1, 2002, Tenant shall pay to Landlord, as basic rent payable for the balance of the Eleventh Floor Space during the Eleventh Floor Term the sum of Twelve Dollars ($12.00) per square foot which space consists of approximately 46,212 square feet. Tenant shall pay to Landlord, as and for annual basic rent, an amount equal to the sum of Five Hundred Fifty Four Thousand Five Hundred Forty Four ($554,544.00) dollars, payable in equal monthly installments, in advance, of Forty Six Thousand Two Hundred Twelve ($46,2l2.00) dollars per month. It is the intention of Landlord and Tenant that no basic rent, additional rent or other charges shall accrue or be payable by Tenant with respect to the balance of the Eleventh Floor Space consisting of approximately 46,212 square feet Space until January 1, 2002, as more specifically set forth in this Paragraph 3. D.

4. Operating Expenses.

A. With respect to the Eleventh Floor Initial Space only, Paragraphs 3(b) and 3(c) of the Lease is hereby amended to provide that the Real Estate Taxes and Base Operating Charges for the Eleventh Floor Initial Space shall be based on the calendar year 2000. The percentage of increase in the Real Estate Taxes and the percentage of increase in the Operating Costs over the base year allocable to the Eleventh Floor Initial Space will be 3.87%. The method of computation of the increases of the Real Estate Taxes and the Operating Costs shall be the same as stated in Paragraphs 3(b) and 3(c) of the Lease.

B. With respect to the Ninth Floor Space only, Paragraphs 3(b) arid 3(c) of the Lease is hereby amended to provide that the Real Estate Taxes and Base Operating Charges for the Ninth Floor Space shall be based on the calendar year 2001. The percentage of increase in the Real Estate Taxes and the percentage of increase in the Operating Costs over the base year allocable to the Ninth Floor Space will be 3.21%. The method of computation of the increases of the Real Estate Taxes and the Operating Costs shall be the same as stated in Paragraphs 3(b) and 3(c) of the Lease.

C. With respect to the Eleventh Floor Expansion Space only, Paragraphs 3(b) and 3(c) of the Lease is hereby amended to provide that the Real Estate Taxes and Base Operating Charges for the Eleventh Floor Expansion Space shall be based on the calendar year 2002. The percentage of increase in the Real Estate Taxes and the percentage of increase in the Operating Costs over the base year allocable to the Eleventh Floor Expansion Space will be 3.57%. The method of computation of the increases of the Real Estate Taxes and the Operating Costs shall be the same as stated in Paragraphs 3(b) and 3(c) of the Lease.

5. Roof Areas. Tenant shall have the sole and exclusive right and privilege to use and occupy in common with Landlord such portions of the fifth (5th) floor roof area and the eleventh (11th) floor roof area as Tenant may deem reasonably necessary or desirable at no additional cost to Tenant where Tenant maintains and operates any and all of its machinery, equipment, electrical, HVAC plumbing, generator systems and the like. Landlord and Tenant are hereby granted access to the eleventh (11th) floor roof area through the eleventh (11th) floor corridor and stairwell as set forth on Exhibit “A” attached hereto and made a part hereof provided such access shall be conducted in such a manner as to cause no interference with Tenant or the conduct of Tenant’s business.

6. Repairs, Improvements and Maintenance.

A. Landlord, at Landlord’s sole cost and expense, shall be responsible for and shall perform the following repairs, replacements, construction, work and maintenance in the Building and the Premises all in accordance with the following terms and conditions (collectively, “Repairs and Improvements”).

B. Within 90 days of the date of this Amendment to Lease, Landlord at Landlord’s sole cost and expense, shall prepare or cause to be prepared and submitted to Tenant for Tenant’s approval, by a reputable, qualified contractor, approved in writing as to scope of work and contractor, for the removal of all asbestos, lead and lead paint and PCB ballast in (i) the entire Building in accordance with all applicable federal, state and local statutes, laws, ordinances, codes, rules, regulations, insurance requirements and time tables; and (ii) the Eleventh Floor

Space and the Ninth Floor Space to be completed prior to the date Landlord is required to turn over such space to Tenant under the terms and conditions of this Amendment to Lease. Within 15 days of the date such plan for asbestos, lead and lead paint and PCB ballast removal is delivered to and approved by Tenant, Landlord shall let such work for bid by contractors approved by Tenant and/or Tenant’s consulting engineer. Tenant shall have final approval of all final plans, specifications and materials, and with respect to the lead and lead paint removal from the Eleventh Floor Space and the Ninth Floor Space, the cost to remove same, for such asbestos, lead and lead paint and PCB ballast removal and such removal shall be completed by Landlord, at Landlord’s sole cost and expense, except with respect to the removal of the lead and lead paint which shall be paid for by Tenant, upon completion of such removal and approval as to the cost of same, as soon as practicable and in accordance with all applicable federal, state and local statutes, laws, ordinances, codes, rules, regulations and insurance requirements but in no event later than the date on which Landlord is required to turn over to Tenant space under the Lease, it being understood that time is of the essence. The asbestos, lead and lead paint PCB ballast removal referred to herein is hereinafter referred to as the “Asbestos, Lead and PCB Ballast Removal Work.”

C. Within 90 days of the date of the Amendment to Lease, Landlord, at Landlord’s sole cost and expense, shall prepare or cause to be prepared and submitted to Tenant for Tenants approval, by reputable, qualified contractors, comprehensive plans and time tables for (i) the installation and maintenance of a fully automatic fire pump to replace the existing manual fire pump; (ii) the installation and maintenance of a Building security system which monitors ingress, egress and access to and from the Building on a twenty-four (24) hour, seven (7) day a week basis, which system shall include continuous video camera monitoring and storage of video tapes in a safe, secure area for not less than sixty (60) days; (iii) the repair and maintenance of the facade of the entire Building, which shall be evidenced by a certification to Tenant by Landlord’s contractor that all repair and maintenance issues have been addressed and corrected; and (iv) the replacement and/or modernization of elevators numbered 1 and 2 in the Building in accordance with the plans previously prepared by Fairway Elevator Company, Inc. All Repairs and Improvements shall be performed in a good and workmanlike manner, in accordance with all applicable federal, state and local law, statutes, ordinances, codes, rules, regulations and insurance requirements. All contracts for the Repairs and Improvements shall be approved in writing by Tenant and Tenants agents and consultants shall have the right to inspect all work as it progresses and to approve and/or disapprove same.

7. Options to Renew. Tenant, upon not less than 180 days prior written notice in each instance, shall have the option to renew the Leases for three (3) additional terms (individually called the “First Option Term”, the “Second Option Term” and the “Third Option Term” and collectively called the “Option Terms”) of five years each. The terms and conditions of each Option Term shall remain unchanged except that during the Option Terms Tenant shall pay annual basic rent for the Premises as follows:

A. During the First Option Term, commencing July 1, 2010 and annually thereafter until June 30, 2015, annual basic rent shall be equal to the sum of Eighteen Dollars ($18.00) per square foot of Premises leased to Tenant by Landlord pursuant to the Leases, as such square footage may be changed, amended, modified, increased or decreased from time to time, and shall be payable, in advance, in equal, consecutive, monthly installments.

B. Within 180 days prior to the commencement of the Second Option Term and the Third Option Term, respectively, Landlord and Tenant shall agree on a new annual basic rent for the Premises, which annual basic rent, if agreement is reached, shall be the new annual basic rent for the entire term of the next succeeding Option Term; provided, however, in no event shall (1) the per square foot amount of annual basic rent during the Second Option Term exceed one hundred twenty (120%) percent of the per square foot amount of annual basic rent payable during the First Option Term; and (2) the per square foot amount of annual basic rent during the Third Option Term exceed one hundred twenty (120%) percent of the per square foot amount of annual basic rent payable during the Second Option Term.

8. This Amendment to Lease, to the extent applicable, supercedes each and every provision of the Leases which are inconsistent herewith and except as herein expressly modified herein, all of the terms, covenants, and conditions of the Lease are hereby ratified and shall remain in full force and affect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Lease as of the day and year first above written.

LANDLORD: CALLOWHILL MANAGEMENT INC. successor
in interest to BROAD AND NOBLE ASSOCIATES, INC.,
a Pennsylvania corporation

by:	/s/ Allan Stillman
title:	President

attest:
title:
(corporate seal)

TENANT: SUNGARD RECOVERY SERVICES INC., successor
in interest to SUNGARD SERVICES COMPANY,
a Pennsylvania corporation

by:	/s/ James C. Simmons
title:	President

attest:	/s/ Paul D. Loveland, Jr.
title:	Assistant Controller
(corporate seal)

401 NORTH BROAD STREET

PHILADELPHIA, PENNSYLVANIA

CONSENT TO

AMENDMENT TO LEASE

The following parties hereby acknowledge, consent and agree to all of the terms and conditions contained in that certain Amendment to Lease for 401 North Broad Street, Philadelphia, PA, dated as of                     , 2000 between Callowhill Management, Inc., successor in interest to Broad end Noble Associates, Inc., as Landlord, and SunGard Recovery Services, Inc., successor in interest to SunGard Services Company, as Tenant, to which this Consent is attached, for all purposes contained in the Leases, as that term is defined in the attached Amendment to Lease, and for all purposes contained in each and every Subordination, Non-Disturbance and Attornment Agreement, and all exhibits, riders and amendments thereto, executed by any of the undersigned in favor of Tenant.

OWNER AND MASTER LESSOR:

Gerald S Kaufman, Nominee for
Nathan P. Jacobs, Samuel A.
Seaver, Philip Kessler and
Arthur S. Mandelbaum

Gerald S. Kaufman, Nominee

FIRST MORTGAGEE:

Orix Real Estate Capital Markets

By:	Attest:
Title:		Title:

MASTER LESSEE:

440 East 62nd Street Co., a
New York limited partnership,
by its sole general partner,
Allan Stillman

Allan Stillman, General Partner

LEASEHOLD MORTGAGEE:

Wells Fargo Bank

By:	Attest:
Title:		Title: